                                                                  EXHIBIT 4.122

                                                         CONFIDENTIAL TREATMENT
                                                           REQUESTED BY MARCONI
                                                              CORPORATION PLC


                                 DATED 23 MAY 2003




                  (1)      MARCONI CORPORATION PLC

                  (2)      CSC INTERNATIONAL SYSTEMS MANAGEMENT INC.


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                          ASSET TRANSFER AGREEMENT (CSC)

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                         STRICTLY PRIVATE AND CONFIDENTIAL




                           MAYER, BROWN, ROWE & MAW LLP
                                 11 Pilgrim Street
                                  London EC4V 6RW

                                Tel: 020-7248 4282
                                Fax: 020-7248 8155
                             Ref: 965/764/30745.00009


IN THIS EXHIBIT, THE NOTATION "[***]" (OR OTHER SIMILAR NOTATION) INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE MATERIAL SO OMITTED HAS BEEN FILED SEPARATELY WITH THE SEC.

                                    CONTENTS

CLAUSE            SUBJECT MATTER                                                                      PAGE

  1.              Definitions and Interpretation                                                         1
  2.              Transfer Agreements                                                                   10
  3.              Termination                                                                           11
  4.              Conditions                                                                            13
  5.              Consideration                                                                         16
  6.              Period to Completion                                                                  16
  7.              Warranties                                                                            18
  8.              Mutual Representations                                                                19
  9.              Assignment and Third Party Rights                                                     19
  10.             Entire Agreement                                                                      21
  11.             Notices                                                                               21
  12.             Amendments and Waivers                                                                23
  13.             Severability                                                                          23
  14.             Costs                                                                                 24
  15.             Continuing Effect                                                                     24
  16.             Counterparts                                                                          24
  17.             Announcements and Confidentiality                                                     24
  18.             Dispute Resolution                                                                    26
  19.             Arbitration                                                                           28
  20.             Governing Law and Jurisdiction                                                        29
  21.             Indemnification Procedure                                                             29
  22.             Conflict                                                                              30

                                   SCHEDULES

Schedule 1A -     Transfer Agreement (Territories other than Italy)
Schedule 1B -     Transfer Agreement (Italy)
Schedule 2 -      Territories
Schedule 3 -      Internal Services
Schedule 4 -      Warranties
Schedule 5 -      Limitations on Claims
Schedule 6 -      Budget

                            ASSET TRANSFER AGREEMENT

DATE:    23 MAY 2003

PARTIES:

(1) MARCONI CORPORATION PLC, a company incorporated under the laws of England and Wales with registered number 67307, whose registered office is at New Century Park, PO Box 53, Coventry, CV3 1HJ, United Kingdom ("MARCONI"); and

(2) CSC INTERNATIONAL SYSTEMS MANAGEMENT INC., a company incorporated under the laws of Nevada, USA whose principal place of business is at 2100 East Grand Avenue, El Segundo, CA 90245, USA ("CSC").

BACKGROUND:

(A) Marconi wishes to outsource the provision of certain information technology services to CSC on the terms of an agreement (the "MASTER SERVICES AGREEMENT") of the same date as this Agreement.

(B) It has been agreed as part of this outsourcing that Marconi or its nominees shall transfer to CSC or its nominees certain equipment, personnel and contracts which are required for the provision of the Services.

(C) Accordingly Marconi and CSC have agreed to enter into this Agreement to give effect to the transactions described above.

IT IS NOW AGREED THAT:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINED TERMS

         In this Agreement the following definitions apply unless the context otherwise requires:

         "AGREED TERMS" means, in relation to any document, that document in the terms agreed between the Parties and signed or initialled for identification purposes only by or on behalf of each of them prior to execution of this Agreement;

         "AGREEMENT" means the body of this agreement together with its schedules;

         "ASSETS" means the IT Equipment and the In-Scope Contracts to be sold to and purchased by CSC or CSC's Nominee under a Transfer Agreement, and "ASSET" shall mean any one of them;

         "BT ASSET TRANSFER AGREEMENT" means the agreement between Marconi, Marconi Communications Limited, British Telecommunications plc and CSC of the same date as this Agreement providing (amongst other things) for the transfer of certain assets and staff;

         "BT SUB-CONTRACT" means the agreement between CSC and British Telecommunications plc of the same date as this Agreement, providing (amongst other things) for the sub-contracting to BT of certain of CSC's obligations under the Master Services Agreement;

         "BUDGET" means the notional costs in respect of the Internal Services set forth in Schedule 6 (Budget);

         "BUSINESS DAY" means any day when clearing banks are open for business in the City of London for the transaction of normal banking business, other than a Saturday, Sunday or bank or public holiday recognised in England;

         "COMPLETION DATE" means, in relation to a Phase 1 Territory, the Phase 1 Completion Date and, in relation to a Phase 2 Territory, the Phase 2 Completion Date for that Territory;

         "CONDITIONS" means, in relation to any Territory, the conditions defined as "Conditions" in the Transfer Agreement relating to that Territory;

         "CONTROL" means the beneficial ownership of more than fifty per cent (50%) of the issued share capital with full voting rights of, or the legal power to direct or cause the direction of, the general management of the company, partnership or other entity in question or the holding company of the company, partnership or other entity in question, and "CONTROLLED" shall be construed accordingly;

         "CSC GROUP" means all or any of the following from time to time: CSC, its subsidiaries and subsidiary undertakings and any parent undertaking of CSC and all other subsidiaries and subsidiary undertakings of any parent undertaking of CSC, and "MEMBER OF THE CSC GROUP" shall be construed accordingly;

         "CSC'S NOMINEE" means a member of the CSC Group (other than CSC) identified in Schedule 2 (Territories) or notified to Marconi following signature of this Agreement in relation to a Territory for the purpose of entering into a Transfer Agreement in that Territory;

         "CSC SERVICE DELIVERY MANAGER" means the person appointed as such by CSC and notified to Marconi from time to time;

         "CURRENT CONTRACTS" means the Equipment Contracts, the Maintenance Contracts, the Operating System Licences, the Third Party Supply Contracts and the Vehicle Leases;

         "DISCLOSURE LETTER" means the disclosure letter together with its annexures having the same date as this Agreement from Marconi to CSC, as updated by the matters notified to CSC pursuant to paragraph 1.3(a) of Schedule 2 (Employment Provisions) of each Transfer Agreement;

         "EMPLOYEES" means the persons identified in Schedule 3 (Employees) to any Transfer Agreement;

         "EQUIPMENT CONTRACTS" means all hire purchase agreements, leasing agreements, lease purchase agreements, credit sale agreements and agreements for conditional sale or sale by instalments, in each case relating to hardware and information technology assets and equipment located in a Territory and used for the purpose of the Internal Services, and entered into by members of the Marconi Group, including those agreements listed in Part 1 of Schedule 1 (Equipment Contracts) of any of the Transfer Agreements and any such agreements identified as part of a True-up Process;

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state, regional, provincial, territorial, local or other political subdivision thereof, or any supranational authority and any entity or official exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government;

         "GROUP" means in relation to any person (other than Marconi), all or any of the following from time to time: that person, its subsidiaries and subsidiary undertakings, any parent undertaking of that person, and all other subsidiaries or subsidiary undertakings of any parent undertaking of that person and, in the case of Marconi, means the Marconi Group, and "MEMBER OF THE GROUP OF" any person shall be construed accordingly;

         "ICTA" means the Income and Corporation Taxes Act 1988 and any regulations made under it;

         "IN-SCOPE CONTRACT" means any Current Contract the costs of which are included in the Budget as verified under a True-up Process or included in the Charges (as defined in the Master Services Agreement) pursuant to a True-up Process, which remains to be fully discharged immediately before the Phase 1 Completion Date to the extent the Current Contract relates either to IT Equipment located in a Phase 1 Territory or to Internal Services delivered in a Phase 1 Territory, or immediately before the relevant Phase 2 Completion Date to the extent the Current Contract relates either to IT Equipment located in a Phase 2 Territory or to Internal Services delivered in a Phase 2 Territory, and which is not a Retained Contract;

         "IN-SCOPE CONTRACT COMPLETION DATE" means, in relation to any In-Scope Contract, the date on which legal and equitable title and risk in that In-Scope Contract passes to CSC or the relevant CSC Nominee under the relevant Transfer Agreement;

         "INTERNAL SERVICES" means all or any of the services referenced in
         Part 1 of Schedule 3 (Internal Services) provided by the Marconi Group from its own resources or procured by the Marconi Group from third parties, and delivered to or used by the Marconi Group as at the Commencement Date at the sites referenced in Part 2 of Schedule 3 (Internal Services);

         "IT EQUIPMENT" means such of the hardware and information technology assets and equipment as is located in any Territory and either listed in the Marconi Asset Registers or used to provide the Internal Services, and any Leased Equipment to which a Transfer Agreement refers title to which is acquired by the Marconi Group before Equipment Completion (as defined in that Transfer Agreement), excluding (in either case) the Retained Equipment;

         "IT SERVICES" means the services referenced in Schedule 3 (Internal Services) (and for the purposes of this definition all references to "the Supplier" in the description of the services referenced in
         Schedule 3 shall be deemed to be references to CSC);

         "LEASED EQUIPMENT" means the hardware and other information technology assets and equipment that are subject to the Equipment Contracts;

         "LOSS" means any or all loss, damage, cost and expense;

         "MAINTENANCE CONTRACTS" means all agreements for, or parts of agreements relating to, the servicing, maintenance, repair or support of any of the IT Equipment or the Leased Equipment entered into by members of the Marconi Group for the purposes of the Internal Services, or of any software entered into by members of the Marconi Group for the purpose of the Internal Services, including those agreements listed in

         Part 2 of Schedule 1 (Maintenance Contracts) of any of the Transfer Agreements and any such agreements identified as part of a True-up Process;

         "MARCONI ASSET REGISTERS" means the registers of hardware and information technology assets and equipment owned by the Marconi Group in the Agreed Terms;

         "MARCONI CONTRACT MANAGER" means the person appointed as such by Marconi and notified to CSC from time to time;

         "MARCONI CONTROLLED GROUP" means Marconi, and any other person which from time to time Controls, is Controlled by, or is under common Control with Marconi and "MEMBER OF THE MARCONI CONTROLLED GROUP" shall be construed accordingly;

         "MARCONI GROUP" means all or any of the following from time to time:

         (a)      Marconi;

         (b) Marconi's wholly-owned subsidiaries and wholly-owned subsidiary undertakings;

         (c) any parent undertaking of Marconi and all other wholly-owned subsidiaries and wholly-owned subsidiary undertakings of any parent undertaking of Marconi; and

         (d)      Marconi Communications South Africa (pty) Ltd,

         and "MEMBER OF THE MARCONI GROUP" shall be construed accordingly;

         "MASTER SERVICES AGREEMENT" has the meaning given in Background (A) and any reference in this Agreement to terms as defined in the Master Services Agreement shall be a reference to the Master Services Agreement in the form in which it is signed on the date of this Agreement;

         "OPERATING SYSTEMS LICENCES" means all licences of operating system software installed or running on the IT Equipment or the Leased Equipment to which a member of the Marconi Group is a party (and which, in the case of Leased Equipment, does not form part of the relevant Equipment Contract), including those licences which are listed in Part 4 of Schedule 1 (Current Contracts) of any of the Transfer Agreements and any such licences identified during a True-up Process, excluding Maintenance Contracts;

         "PARTY" means each of Marconi and CSC;

         "PHASE 1 COMPLETION" means completion of the sale and purchase of such of the contracts listed in Schedule 1 (Current Contracts) to each Transfer Agreement relating to a Phase 1 Territory as are In Scope Contracts and the completion of the sale of the IT Equipment located in each of the Phase 1 Territories by the relevant member of the Marconi Group to CSC or the relevant CSC Nominee, in each case in accordance with Clause 7 (Completion) of the applicable Transfer Agreement;

         "PHASE 1 COMPLETION DATE" means:

         (a)      1 June 2003; or

         (b) the date of the Business Day on which the last of the Conditions to be satisfied in each of the Phase 1 Territories is satisfied or waived by the Parties,

         whichever is the later;

         "PHASE 1 LONG STOP DATE" means 1 July 2003;

         "PHASE 1 TERRITORY" means each of the United Kingdom, Ireland, the United States of America and Canada;

         "PHASE 2 COMPLETION" means, in relation to any Phase 2 Territory, the completion of the sale and purchase of such of the contracts listed in
         Schedule 1 (Current Contracts) to the Transfer Agreement(s) relating to that Phase 2 Territory as are In Scope Contracts and the sale of the IT Equipment located in that Phase 2 Territory by the relevant member of the Marconi Group to CSC or the relevant CSC Nominee, in each case in accordance with Clause 7 (Completion) of the applicable Transfer Agreement;

         "PHASE 2 COMPLETION DATE" means, in relation to all (but not some only) of the transactions required under Transfer Agreements to take place in the same Phase 2 Territory:

         (a)      27 June 2003; or

         (b) the date of the Business Day on which the last of the Conditions to be satisfied in that Phase 2 Territory is satisfied or waived by the Parties,

         whichever is the later;

         "PHASE 2 LONG STOP DATE" means the date that is twelve (12) weeks after Phase 1 Completion;

         "PHASE 2 TERRITORY" means any country in the world where Internal Services are delivered on the date of this Agreement other than a Phase 1 Territory;

         "REGULATIONS" means, in relation to a UK Transferring Employee, the regulations implementing the provisions of EC Directive No. 77/187 dated 14 February 1977 (as amended by EU Directive No. 98/50 dated 29 June 1998 and by EU Directive No. 2001/23 (to the extent that EU Directive No. 2001/23 has been implemented)) including the Transfer of Undertakings (Protection of Employment) Regulations 1981 applicable to that UK Transferring Employee's terms and conditions of employment;

         "RETAINED CONTRACT" means any Current Contract which CSC elects not to purchase under the terms of any Transfer Agreement or which, and then only to the extent it, relates to the Retained Equipment;

         "RETAINED EQUIPMENT" means all hardware and information technology assets and equipment owned by a member of the Marconi Group and either not located in any Territory or used exclusively for any purpose other than the Internal Services;

         "TERRITORY" means, individually, each of the countries identified in
         Schedule 2 (Territories) and "TERRITORIES" shall mean more than one of them;

         "THIRD PARTY SUPPLY CONTRACTS" means the contracts, engagements and orders for the sale or supply to members of the Marconi Group of goods or services entered into by members of the Marconi Group for the purpose of the Internal Services, including those agreements listed in
         Part 3 of Schedule 1 (Current Contracts) of any of the Transfer Agreements and any such agreements identified during a True-up Process, excluding Maintenance Contracts;

         "TRANSACTION TAX" means any form of value added tax, stamp duty, sales tax, registration tax, fees or surcharges or similar tax or duty levied by a Governmental Authority upon the transfer of the Assets in any Territory, and shall include any interest or penalty incurred in connection with a failure or late payment thereof;

         "TRUE-UP PROCESS" shall have the meaning given to it in the Master Services Agreement;

         "TRANSFER AGREEMENT" means an agreement in writing in relation to a Territory identified in Schedule 2 (Territories) between the parties identified in that Schedule, substantially in the form of Schedule 1A (Transfer Agreement) in the case of Territories other than Italy, or substantially in the form of Schedule 1B (Italian Transfer Agreement) in the case of Italy, with such amendments (if any) as are appropriate to reflect any Regulated Activities (as defined in the Master Services Agreement) or any applicable law or regulation relevant to that Territory;

         "VEHICLE LEASES" means all agreements entered into by members of the Marconi Group with a third party under which either vehicles are leased by the relevant member of the Marconi Group for the benefit of any Employees or the relevant member of the Marconi Group guarantees an Employee's obligations in respect of a leased vehicle, including those agreements listed in Part 5 of Schedule 1 (Current Contracts) of any Transfer Agreement and any such agreements identified as part of a True-up Process;

         "VENDOR EQUIPMENT CONSIDERATION" means in relation to any IT Equipment the consideration payable by the relevant member of the CSC Group to the relevant member of the Marconi Group in respect of that IT Equipment under the Transfer Agreement relating to the Territory in which that IT Equipment is located; and

         "WARRANTIES" means the warranties set out in Schedule 4 (Warranties).

1.2      INTERPRETATION

         In this Agreement:

         (a)      unless the context otherwise requires, all references to:

                  (i) a "CLAUSE" or a "SCHEDULE" is to a clause of or a schedule to this Agreement and to a "PART" or a "PARAGRAPH" of a Schedule is to a part or a paragraph of that Schedule;

                  (ii) the word "INCLUDES" or "INCLUDING" shall be construed without limitation to the generality of the preceding words;

                  (iii) this "AGREEMENT" includes its Schedules, and references to this Agreement as amended from time to time in accordance with its terms (as amended accordingly);

                  (iv) the "RIGHTS" of any person (including of any Party) shall mean the rights and remedies available to that person under this Agreement or otherwise;

                  (v) "INDEMNIFY" means to indemnify and keep indemnified in respect of the Loss in question and, where any tax or other duty is chargeable on or in relation to the Loss or its payment, then such indemnity shall be on an after tax basis;

                  (vi) a "PERSON" include any individual, firm, corporation, unincorporated association, government, state or agency of state, association, partnership or joint venture (whether or not having a separate legal personality);

                  (vii) a "COMPANY" include any company, corporation or other body corporate wherever and however incorporated or established;

                  (viii) a "DOCUMENT" are to that document as varied, supplemented or replaced from time to time;

                  (ix) "WRITING" shall include any modes of reproducing words in a legible and non-transitory form;

                  (x) "DOLLARS" or "$" is to the lawful currency of the United States of America as of the Commencement Date;

                  (xi) "EUROS" or "(EURO)" is to the lawful currency of participating member states of the European Monetary Union as of the Commencement Date;

                  (xii) "STERLING" or "(POUND)" or "POUNDS" is to the lawful currency of the United Kingdom; and

                  (xiii) a TIME OF THE DAY is to London time and references to a "DAY" are to a period of 24 hours running from midnight to midnight;

         (b)      the headings shall be ignored in construing this Agreement;

         (c) unless the context otherwise requires, words or phrases importing the singular shall be interpreted to include the plural and vice versa; and

         (d) unless the context otherwise requires, a statute or statutory provision is a reference to the statute or statutory provision in force in England and Wales and includes any consolidation or re-enactment, modification or replacement of it, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any sub-ordinate legislation in force under any of the same from time to time, but without in any case increasing the liability of any Party under or in connection with this Agreement.

1.3      COMPANIES ACT DEFINITIONS

         In this Agreement, unless the context otherwise requires, words and expressions defined in the Companies Act 1985 shall bear the meaning ascribed to them in that Act to the exclusion of any definition of the same words or expression in any other Legislation (as defined in the Master Services Agreement).

1.4      NO LIABILITY

         No Party shall be liable for a breach of this Agreement by any other Party save as expressly provided to the contrary in this Agreement.

2.       TRANSFER AGREEMENTS

2.1 On or as soon as reasonably practicable after the date of this Agreement, each Party shall or (as the case may be) shall procure that the members of its Group identified in Schedule 2 (Territories) in relation to a Territory shall enter into a Transfer Agreement with the members of each of the other Party's Group identified in Schedule 2 (Territories) in relation to the same Territory.

2.2      A Transfer Agreement shall be entered into for the purposes of Clause
         2.1 (as between the parties thereto) when it is executed by the parties to it.

2.3 Marconi and CSC shall each procure that each member of its Group that is a party to a Transfer Agreement shall comply with the terms of that Transfer Agreement. Where a party to a Transfer Agreement leaves the Marconi Group or CSC Group (as the case may be) (the "DEPARTING MEMBER"), then Marconi or CSC (as the case may be) undertakes either to:

         (a) procure compliance by the Departing Member with the Departing Member's outstanding obligations under the Transfer Agreement;

         (b) comply with the outstanding obligations of the Departing Member under the Transfer Agreement, in place of the Departing Member; or

         (c) procure that another member of the Marconi Group or the CSC Group (as the case may be) complies with the outstanding obligations of the Departing Member under the Transfer Agreement, in place of the Departing Member.

2.4 Where any member of any of the Marconi Group or the CSC Group (as the case may be) which is a party to a Transfer Agreement (the "PROCURING MEMBER") is subject to an obligation under a Transfer Agreement to procure that another member of its

         Group undertakes any action but the Procuring Member is unable to comply with such obligation to procure, then Marconi or CSC (as the case may be) shall comply with such obligation to procure in place of the relevant Procuring Member.

2.5      Each Party warrants to the other that the parties identified in
         Schedule 2 (Territories) as members of its Group are members of its Group. Marconi warrants to CSC that Marconi Communications South Africa (pty) Ltd is a member of the Marconi Controlled Group and undertakes to inform CSC promptly in the event that Marconi Communications South Africa (pty) Ltd ceases for any reason to be a member of the Marconi Controlled Group.

3.       TERMINATION

3.1      TERMINATION OF WHOLE AGREEMENT

         This Agreement shall terminate with immediate effect on the earlier of the following:

         (a) if all of the Conditions to be satisfied in (or otherwise in respect of) the Phase 1 Territories have not been satisfied or waived by Marconi and CSC on or before the Phase 1 Long Stop Date, on the Phase 1 Long Stop Date;

         (b) if notice is given by any party to the Master Services Agreement at any time before Phase 1 Completion to terminate the Master Services Agreement, on the date such notice is given in accordance with the Master Services Agreement (or, where the Master Services Agreement terminates under the first sentence of clause 2.1(2) of the Master Services Agreement, on the date of such termination); or

         (c) if notice is given by either party to the BT Sub-Contract at any time before Phase 1 Completion to terminate the BT Sub-Contract, on the date such notice is given in accordance with the BT Sub-Contract; or

         (d) if the BT Asset Transfer Agreement terminates at any time before Phase 1 Completion, on the termination of the BT Asset Transfer Agreement.

3.2      TERMINATION IN RELATION TO PHASE 2 TERRITORIES

(1) This Agreement shall terminate in relation to a Phase 2 Territory (the "TERMINATED TERRITORY") with immediate effect on the earlier of the following:

         (a) if all of the Conditions to be satisfied in (or otherwise in respect of) that Terminated Territory have not been satisfied or waived by Marconi and CSC on or before the Phase 2 Long Stop Date, on the Phase 2 Long Stop Date; or

         (b) if notice is given by either party to the Master Services Agreement at any time before the Phase 2 Long Stop Date to terminate the Master Services Agreement or such part thereof as applies to the provision or delivery of services in the Terminated Territory, on the date such notice is given in accordance with the Master Services Agreement (or where the Master Services Agreement or the relevant part of it as applies to the provision of delivery of services in the Terminated Territory terminates under clause 2.1(2) of the Master Services Agreement, on the date of such termination); or

         (c) if notice is given by either party to the BT Sub-Contract at any time before the Phase 2 Long Stop Date to terminate the BT Sub-Contract or such part thereof as applies to the provision or delivery of services in the Terminated Territory, on the date such notice is given in accordance with the BT Sub-Contract (or where the BT Sub-Contract terminates automatically before the Phase 2 Long Stop Date, on the date of such termination); or

         (d) if the BT Asset Transfer Agreement terminates in relation to the Terminated Territory, on the termination of the BT Asset Transfer Agreement in relation to that Terminated Territory,

         except that this Agreement shall not so terminate where Completion (as defined in the applicable Territory Transfer Agreement) in relation to the Terminated Territory has already occurred.

(2) Termination of this Agreement under Clause 3.2(1) in relation to one or more Phase 2 Territories shall not affect the application of this Agreement in relation to any other Territories.

3.3      CONSEQUENCES OF TERMINATION

(1) Subject to Clauses 3.3(2) to (5), termination of this Agreement (in whole or part) shall not affect the rights of the Parties which have accrued before termination.

(2) Where this Agreement terminates under Clause 3.1 (Termination of Whole Agreement), subject to Clauses 3.3(4) and 3.3(5), Marconi shall pay CSC such proportion of the Charges for such of the Transition Services (as defined in the Master Services Agreement) as relates to the provision of the IT Services as fairly and reasonably reflects the proportion of those Transition Services carried out by CSC in accordance with the Master Services Agreement as at the date of termination of this Agreement (full account being taken of services falling within those Transition Services provided by the Supplier's Authorised Sub-Contractors).

(3) Where this Agreement terminates in relation to any Terminated Territory under Clause 3.2(1) (Termination in relation to Phase 2 Territories), subject to Clause 3.3(4) and 3.3(5), Marconi shall pay CSC such proportion of the Charges for such of the Transition Services (as defined in the Master Services Agreement) as relates to the provision of the IT Services in the relevant Terminated Territory as fairly and reasonably reflects the proportion of those Transition Services carried out by CSC in accordance with the Master Services Agreement as at the date of termination of this Agreement (full account being taken of services falling within those Transition Services provided by the Supplier's Authorised Sub-Contractors).

(4) Where this Agreement terminates under Clauses 3.1(b) or 3.2(1)(b) and such termination has arisen as a result of notice having been given to terminate the Master Services Agreement by Marconi for CSC's breach, then Marconi shall not be liable to pay any amount under Clauses 3.3(2) or 3.3(3).

(5) Where this Agreement terminates under Clauses 3.1(c) or 3.2(1)(c) then Marconi shall not be liable to pay any amounts under Clauses 3.3(2) or 3.3(3).

(6) For the avoidance of doubt, nothing in this Clause 3.3 shall preclude the Marconi Group from including in any claims for damages (on the grounds of wasted expenditure or otherwise) amounts in respect of Charges for Transition Services paid by the Marconi Group on or before the date of termination of this Agreement and the rights contained in this Clause 3.3 are cumulative and are not exclusive of any rights provided by law or otherwise.

4.       CONDITIONS

4.1      SATISFACTION OF THE CONDITIONS

(1) Each Party undertakes to use its reasonable endeavours to procure the satisfaction of the Conditions applicable to the Phase 1 Territories as soon as possible and in any event by the Phase 1 Long Stop Date.

(2) Each Party undertakes to use its reasonable endeavours to procure the satisfaction of the Conditions applicable to each Phase 2 Territory as soon as possible and in any event by the Phase 2 Long Stop Date.

(3) Each Party shall keep the other regularly advised of its progress towards the satisfaction of its obligations under this Clause 4.1.

(4) For the avoidance of doubt and without limitation to the other provisions of this Clause 4.1, the Parties acknowledge and agree that the transactions contemplated in this Agreement and in each Transfer Agreement are subject to the undertaking and completion of all necessary consultations with any works council, trade union, employee or staff representative or any other form of staff representative as may be required by the law of any relevant Territory and that, accordingly, where as a result of the outcome of any such consultation any amendment is required to the Master Services Agreement, such amendments (and the impact of such amendments on the Charges (as defined in the Master Services Agreement) shall be subject to Change Control (as defined in the Master Services Agreement) pursuant to the Master Services Agreement.

4.2 APPLICATION TO THE BUNDESKARTELLAMT IN GERMANY AND OTHER COMPETITION AUTHORITIES

(1) Without affecting the general nature of Clause 4.1 (Satisfaction of the Conditions), CSC shall, or shall procure that the relevant member of its Group shall, make all necessary filings with the Bundeskartellamt for granting such consents which are required to satisfy paragraph (1) of the definition of Conditions in the Transfer Agreement relating to Germany in relation to merger control requirements, and shall use their reasonable endeavours to prosecute such filing until the approval is granted.

(2) Without affecting the general nature of Clause 4.1 (Satisfaction of the Conditions), CSC shall, or shall procure that the relevant member of its Group shall, make all necessary filings for granting such consents which are required to satisfy paragraph (1) of the definition of Conditions in each Transfer Agreement respect of any other relevant merger control rules, in addition to any merger control approvals or clearances which CSC considers to be required under any relevant merger control laws providing for voluntary notification and shall use their reasonable endeavours to prosecute such filings until the approval is granted.

(3) Marconi shall, or shall procure that relevant member(s) of the Marconi Controlled Group shall provide all assistance and information as may be reasonably necessary to prosecute such filings as set out in Clauses 4.2(1) and (2).

(4) Marconi and CSC shall, or shall procure that the relevant member(s) of its Group shall execute all deeds and other documents as may be reasonably necessary to prosecute such filings as set out in Clauses 4.2(1) and (2).

(5) If any of the transactions envisaged by this Agreement (or any of the Transfer Agreements) are referred by the UK Secretary of State to the Competition Commission, then (to the extent of that referral) those transactions will not proceed further until the resolution of the procedure. The Parties shall cooperate with each other to satisfy the Competition Commission with regard to such transactions, and in taking any reasonable steps to allow either the IT Services (as defined in the Master Services Agreement) to continue or to enable Marconi to continue the Internal Services.

(6) Where, following Phase 1 Completion (in respect of any Phase 1 Territory) or Phase 2 Completion (in respect of any Phase 2 Territory), a Governmental Authority orders in relation to that Phase 1 Territory or Phase 2 Territory (as the case may be) the unwinding of any of the transactions envisaged by, or the divesture of any Assets purchased or Employees transferred under, this Agreement or any Transfer Agreement, then the Parties shall take all steps as may be lawfully required by that Governmental Authority in connection with such unwinding or divestiture and (except to the extent the following would conflict with such requirements of the Governmental Authority):

         (a) CSC shall and shall procure that the relevant CSC Nominee shall sell, and Marconi shall and shall procure that the relevant members of the Marconi Group shall purchase the IT Equipment at a price which is equal to the Vendor Equipment Consideration less a sum equal to the amount by which the IT Equipment has been depreciated in the books of the CSC Group between Completion and the date of such sale and purchase ; and

         (b) the Parties shall use reasonable endeavours to agree and implement such other arrangements as may be required to put them back in the position in relation to that Phase 1 Territory or Phase 2 Territory (as the case may be) which they were in prior to the signature of this Agreement and the relevant Transfer Agreement.

(7) The Parties' reasonable costs of complying with this Clause 4.2 (including payments relating to filing fees payable to any national authorities in respect of any merger control filings as set out in Clauses 4.2(1), (2) and (3)) shall be aggregated, and the resultant aggregate amount shared in equal amounts between all of the Parties.

5.       CONSIDERATION

5.1      TAXATION

         The Parties undertake to consult and to co-operate with each other to take, so far as is reasonable, such actions as may be required to optimise their taxation position and their position as regards legal and regulatory compliance, arising from this Agreement and the Transfer Agreements.

5.2      METHOD OF PAYMENT

(1) Each payment to be made under any Transfer Agreement to the Marconi Group in respect of the Vendor Equipment Consideration and the Vendor Contracts Consideration (as defined in any such Transfer Agreement) shall (except as otherwise required by applicable law) be made by means of a single payment in sterling to Marconi to the account specified in Clause 5.2(2), for itself and as agent for any member of the Marconi Group which is a party to a Transfer Agreement and to whom a payment is to be made, and any such payment to be made to the Marconi Group shall (except as otherwise required by applicable law) be made by CSC for itself and as agent for any member of the CSC Group which is a party to a Transfer Agreement and by whom a payment is to be made.

(2)      The account details for the purpose of Clause 5.2(1) are:

         Bank:             HSBC Bank plc
         Sort code:        40-05-30
         Account no:       42074451
         Ref:              Marconi Corporation plc Treasury

6.       PERIOD TO COMPLETION

6.1      MAINTENANCE OF IT EQUIPMENT DURING PERIOD TO COMPLETION

(1) Marconi undertakes to CSC and the CSC Nominees to procure that during the Period to Completion (as defined in Clause 6.1(2)), the IT Equipment shall only be used for the purpose for which it was used before the date of this Agreement, and in particular (but without limitation), Marconi shall ensure that all reasonable steps are taken to preserve and protect the IT Equipment and that the IT Equipment is not charged, encumbered, leased or disposed of, and that no agreement is entered into to do any of the same.

(2)      For the purposes of Clause 6.1(1), "PERIOD TO COMPLETION" means:

         (a) in respect of any IT Equipment located in a Phase 1 Territory, the period commencing on the date of this Agreement and ending on Phase 1 Completion; and

         (b) in respect of any IT Equipment located in a Phase 2 Territory, the period commencing on the date of this Agreement and ending on the Phase 2 Completion relating to that Phase 2 Territory.

6.2      CURRENT CONTRACTS

(1) Marconi undertakes to CSC and the CSC Nominees to procure that between the date of this Agreement and, in relation to any particular In-Scope Contract, the relevant In-Scope Contract Completion Date:

         (a) it shall and shall procure that each member of the Marconi Group shall observe and comply with all the terms of the In-Scope Contract; and

         (b) neither Marconi nor any member of the Marconi Group shall amend, renew or terminate any In-Scope Contract.

(2) Marconi undertakes to CSC and the CSC Nominees to procure that no member of the Marconi Group enters into any new contract or arrangement relating to any Internal Services whilst those Internal Services are being provided by the Marconi Group, without obtaining CSC's prior written consent, which consent shall not be unreasonably withheld or delayed.

(3) Marconi shall, and shall procure that the relevant members of the Marconi Group shall as soon as reasonably practicable:

         (a) subject to the consent of any party required to disclose the terms of any individual Current Contract, disclose to CSC or the relevant CSC Nominee copies of the Current Contracts; or

         (b) where the requisite consent has not been obtained, provide to CSC or the relevant CSC Nominee such information concerning the contents of the Current Contract as may otherwise be disclosed without placing Marconi or the relevant member of the Marconi Group in breach of the terms of that Current Contract or any other obligations owed to any counter-party to the relevant Current Contract.

(4) Any Current Contract shall cease to be subject to this Clause 6.2 (Current Contracts) if CSC or CSC's Nominee elects not to purchase it under the terms of the relevant Transfer Agreement.

7.       WARRANTIES

7.1      WARRANTIES

         Marconi warrants to CSC that the Warranties are true, accurate and not misleading as at the date of this Agreement.

7.2      LIMITATIONS ON CLAIMS

         The liability of Marconi under the Warranties [***]shall (except in the case of fraud) be limited as set out in Schedule 5 (Limitations on Claims). The rights and remedies of CSC in respect of any breach of Warranty by Marconi shall not be affected by:

         (a)      completion of the purchase of the Assets; or

         (b) any investigation or inquiry made or to be made by or on behalf of CSC following the date of this Agreement.

7.3      STATUS OF WARRANTIES

         CSC acknowledges that in entering into this Agreement and each of the other documents referred to herein it has not relied on any other statement, representation, act, fact, circumstance or warranty save and except for the Warranties and neither CSC nor any member of the CSC Group shall, save in the case of fraud or fraudulent misrepresentation, have any right of recovery or remedy in respect of a breach of the Warranties or of Clause 8 (Mutual Representations) save as expressly provided in this Agreement or any Transfer Agreement.

7.4      NO RIGHT OF A PARTY TO RESCIND

         The sole remedy of CSC for breach by Marconi of the Warranties and/or a breach by Marconi of Clause 8 (Mutual Representations) and the sole remedy of Marconi for a breach by CSC of Clause 8 (Mutual Representations) shall (in each case) be damages and each Party acknowledges that it shall have no right to rescind this Agreement in any circumstances and irrevocably waives any other remedies it may have in relation to a breach by the other of the Warranties or Clause 8 (Mutual Representations) provided that nothing in this Clause 7.4 shall operate to exclude any Party's liability for fraudulent misrepresentation.

7.5      MEANING OF "SO FAR AS MARCONI IS AWARE"

         If any of the Warranties are expressed to be given "so far as Marconi is aware" or "to the best of the knowledge information and belief of Marconi", or words to that effect, then such expression shall be deemed to include an additional statement to the effect that the relevant Warranty has been made after reasonable enquiries.

7.6      WAIVER OF RIGHTS

         Marconi agrees with CSC to waive any rights or claims which it may have in respect of any misrepresentation, inaccuracy or omission in, or from, any information or advice supplied or given by any of the Employees on which Marconi may have relied in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

7.7      EXCLUSION OF IMPLIED TERMS

         All warranties, conditions, or terms not set out in this Agreement and which would otherwise be implied or incorporated into this Agreement by reason of statute, common law or otherwise (other than as to the title to goods) are hereby excluded, except to the extent they may not be excluded or limited by law.

8.       MUTUAL REPRESENTATIONS

         Each Party represents to each other Party that it has full power and authority to execute, deliver and perform its obligations under this Agreement and that there are no existing agreements or arrangements with third parties, the terms of which prevent such Party from entering into or performing its obligations under this Agreement.

9.       ASSIGNMENT AND THIRD PARTY RIGHTS

9.1      ASSIGNMENT

(1) Either CSC or Marconi may assign all or any of its rights or transfer all or any of its rights, obligations and liabilities under this Agreement to any member of its Group (provided that if any such assignee or transferee ceases at any time to be a member of the relevant Group it shall, at the request of the Marconi (in the case of an assignment or transfer by CSC) or CSC (in the case of an assignment or transfer by Marconi), immediately reassign and re-transfer all such rights, obligations and liabilities to a remaining member of the Group), and Marconi (in the case of an assignment or transfer by CSC) or CSC (in the case of an assignment or transfer by Marconi) consents to such an assignment or transfer and will execute all deeds or other documents, and do all such acts as the assigning Party may reasonably require in order to give effect to such assignment or transfer. Any such assignment or transfer shall not affect the assigning or transferring Party's outstanding obligations or liabilities under this Agreement for which it shall continue to remain liable in the event the Party receiving the assignment or transfer of the relevant rights, obligations and liabilities should fail to meet their obligations or liabilities in relation thereto.

(2) Except as permitted under Clause 9.1(1), neither CSC nor Marconi may assign or transfer any of its rights, obligations or liabilities under this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld.

(3) Following any permitted assignment or transfer under Clause 9.1(1), any reference in this Agreement to Marconi or CSC (as the case may be) shall, where the context allows, include a reference to the assignee or transferee (as the case may be). Any permitted assignee or transferee shall be treated for all purposes as if it had been an original Party to (and been granted the relevant rights under) this Agreement.

9.2      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

         The Parties do not intend any provision of this Agreement to be enforceable by any third party pursuant to the Contracts (Rights of Third Parties) Act 1999.

9.3      THIRD PARTY BENEFICIARIES

(1) Subject to Clause 9.3(2), Marconi shall from time to time indemnify CSC in respect of an amount equal to any and all agreed or proven Loss incurred or sustained by any CSC Nominee which arises in respect of a breach by Marconi of any of the provisions contained in Clauses 6.1 (Maintenance of IT Equipment during Period to Completion), 6.2 (2) or 6.2(3) (Current Contracts) and 7.1 (Warranties) (subject to the specific limitations set out in Schedule 5 (Limitations on Claims)), provided that the Loss would have been recoverable by the relevant CSC Nominee if it had been a party to this Agreement assuming all obligations and undertakings contained in such Clauses were also owed to the relevant CSC Nominee.

(2) In no circumstances shall Marconi be liable both to CSC and to a CSC Nominee for Loss incurred or sustained by that CSC Nominee, and the amount of such Loss for which a claim may be made shall not exceed the amount which CSC would have been entitled to claim under this Agreement assuming that the Loss is question had in fact been incurred by CSC.

9.4      NO DIRECT CLAIMS BY CSC NOMINEES

         CSC shall procure that no CSC Nominee shall bring a claim against Marconi under or relating to this Agreement.

9.5      GUARANTEES

         If at any time Marconi ceases to own directly or indirectly (whether through shareholdings or otherwise) at least sixty five per cent (65%) by value of the net assets of the Marconi Group (excluding any member of the Marconi Group which was not a member of the Marconi Group as at the date of this Agreement), Marconi shall (as soon as reasonably practicable thereafter) procure that such member(s) of its Group (other than Marconi's parent undertaking) that, together with Marconi, do own such assets to that value, execute and deliver to CSC a guarantee in favour of CSC substantially in form set forth in Part 1 of Schedule 23 (Form of Guarantees) of the Master Services Agreement.

10.      ENTIRE AGREEMENT

10.1     ENTIRE AGREEMENT

         This Agreement, the Transfer Agreements and the Master Services Agreement together represent the entire agreement between the Parties in relation to the sale and purchase of the Assets and supersede any previous agreement, whether written or oral, between the Parties in relation to that subject matter.

10.2     NO LIABILITY UNLESS STATEMENT MADE FRAUDULENTLY

         No Party shall have any liability in respect of any misrepresentation or other statement (apart from the Warranties and the representation contained in Clause 8 (Mutual Representations)) being false, inaccurate and/or incomplete unless it was made fraudulently.

11.      NOTICES

11.1     NOTICES

         All notices and other communications relating to this Agreement:

         (a)      shall be in English and in writing;

         (b)      shall be delivered by hand or sent by post or facsimile;

         (c) shall be delivered or sent to the Party concerned at the relevant address or number, as appropriate, and marked all as shown in Clause 11.2 (Initial details) (subject to such amendments as may be notified from time to time in accordance with this Clause by the relevant Party to the other Parties);

         (d) may in the case of any claim form, judgment or other notice of process on any Party be delivered or sent to their respective registered offices from time to time; and

         (e)      shall take effect:

                  (i)      if delivered, upon delivery;

                  (ii) if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class registered post) 10 am on the second Business Day after posting; or

                  (iii) if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address, provided that if any communication would otherwise become effective on a non-Business Day or after 5 pm on a Business Day, it shall instead become effective at 10 am on the next Business Day.

11.2     INITIAL DETAILS

         The initial details for the purposes of Clause 11.1 (Notices) are:

         PARTY:                     MARCONI

         Address:                   Marconi Corporation Plc
                                    New Century Park,
                                    PO Box 53,
                                    Coventry
                                    CV3 1HJ,
                                    United Kingdom
         Facsimile No:              +44 (0)24 7656 3377
         Marked for
         the Attention of:          The Company Secretary

         With a copy to:

         Party:                     Marconi Corporation plc
         Address:                   1000 Marconi Drive,
                                    Warrendale,
                                    Pennsylvania USA  15086
         Facsimile no:              +1 724 742 7055
         For the attention of:      Senior Vice President -
                                    Information Technology

         PARTY:                     CSC

         Address:                   CSC International Systems Management Inc.
                                    2100 East Grand Avenue,
                                    El Segundo, CA 90245, USA
         Facsimile No:              + 1 310 322 9767
         Marked for
         the Attention of:          Vice President and General Counsel

12.      AMENDMENTS AND WAIVERS

12.1     AMENDMENTS TO BE IN WRITING

         No amendment or variation of the terms of this Agreement shall be effective unless it is made or confirmed in a written document signed by all the Parties.

12.2     WAIVERS

         No delay in exercising or non-exercise by any Party of any of its rights under or in connection with this Agreement shall operate as a waiver or release of that right. Rather, any such waiver or release must be specifically granted in writing signed by the Party granting it.

13.      SEVERABILITY

         If any part of any provision of this Agreement shall be illegal, invalid or unenforceable in any respect, then the remainder of such provision and all other provisions of this Agreement shall remain valid and enforceable, and the remaining rights, obligations and liability of the Parties under this Agreement shall not be affected or impaired.

14.      COSTS

         Except where this Agreement provides otherwise, each Party shall be responsible for all the costs, charges and expenses incurred by it in connection with and incidental to the preparation and completion of this Agreement, the other documents referred to in this Agreement and the sale and purchase under this Agreement.

15.      CONTINUING EFFECT

         Each provision of this Agreement shall continue in full force and effect after the Phase 1 Completion Date and the Phase 2 Completion Date, except to the extent that a provision has been fully performed on or before the Phase 1 Completion Date or the Phase 2 Completion Date (as the case may be).

16.      COUNTERPARTS

16.1     ANY NUMBER OF COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until both Parties have executed at least one counterpart.

16.2     EACH COUNTERPART AN ORIGINAL

         Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

17.      ANNOUNCEMENTS AND CONFIDENTIALITY

17.1     NO ANNOUNCEMENTS WITHOUT PRIOR APPROVAL

         Subject to Clause 17.2 (Announcement Exceptions), the Parties mutually agree that no press or other public announcements (whether to shareholders, employees, customers, suppliers or otherwise) shall be made or sent out by them in respect of the subject matter of this Agreement or any ancillary matter without the text of the announcement receiving the prior written approval of all of the Parties (that approval not to be unreasonably withheld or delayed).

17.2     ANNOUNCEMENT EXCEPTIONS

         Any Party may make or send out any press or public announcement to the extent the announcement is:

         (a)      required by the law of any relevant jurisdiction;

         (b) required by any securities exchange or regulatory or Governmental Authority to which any Party is subject or submits, wherever situated, including NASDAQ, the Securities and Exchange Commission of the United States of America, the London Stock Exchange, the UK Listing Authority or the Takeovers and Mergers Panel, whether or not the requirement for information has the force of law, in which case, the announcement shall only be made or sent out after consultation with (and after taking into account the reasonable requirements of) the other Parties as to the content of the announcement.

17.3     CONFIDENTIALITY

         Subject to Clause 17.1 (No announcements without prior approval), each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

         (a) the provisions of this Agreement or the other documents referred to in this Agreement;

         (b)      the negotiations relating to this Agreement; or

         (c)      the other Party.

17.4     CONFIDENTIALITY EXCEPTIONS

         Either Party may disclose information referred to in Clause 17.3 (Confidentiality) which would otherwise be confidential if and to the extent the disclosure is:

         (a)      required by the law of any relevant jurisdiction;

         (b) required by any securities exchange or regulatory or Governmental Authority to which any Party is subject or submits, wherever situated, including NASDAQ, the Securities and Exchange Commission of the United States of America, the London Stock Exchange, the UK Listing Authority or the Takeovers and Mergers Panel, whether or not the requirement for disclosure has the force of law;

         (c) required to vest in that Party the full benefit of this Agreement;

         (d) disclosed to the professional advisers, auditors or bankers of that Party or any other member of its Group;

         (e) disclosed to the officers or employees of that Party or any other member of its Group who need to know the information for the purposes of the transactions effected or contemplated by this Agreement subject to the condition that the Party making the disclosure shall procure that those persons comply with Clause 17.3 (Confidentiality) as if they were parties to this Agreement;

         (f) of information that has already come into the public domain through no fault of that Party;

         (g) of information of the kind referred to in Clause 17.3(b) (Confidentiality) which is already lawfully in the possession of that Party (and not subject to any obligation of confidentiality owed to the other Party) as evidenced by its or its professional advisers' written records; or

         (h) approved by the Parties having given prior written approval to the disclosure,

         provided that any information disclosed pursuant to Clause 17.4 (a) or
         (b) shall be disclosed only after notice to the other Party and the disclosing Party shall take reasonable steps to co-operate with the other Party regarding the manner of that disclosure.

17.5     NO LIMIT IN TIME

         The restrictions contained in this Clause 17 (Announcements and Confidentiality) shall continue to apply without limit in time.

18.      DISPUTE RESOLUTION

18.1 Any question or difference which may arise concerning the construction, meaning, effect or operation of this Agreement or any Transfer Agreement or any matter arising out of or in connection with this Agreement or any Transfer Agreement shall in the first instance be referred to the Marconi Contract Manager and the CSC Service Delivery Manager.

18.2 If the matter is not resolved within ten (10) Business Days of it being referred to the managers referred to in Clause 18.1 the matter shall be referred to the next level of Marconi's and CSC's management in accordance with the hierarchy set forth in Clause 18.3 who must meet within ten (10) Business Days or such other period as the Parties may agree to attempt to resolve the matter. If the matter is not resolved at that meeting, the escalation shall continue with the same maximum time interval through one more level of management. If the unresolved matter is having a serious effect on the IT Services, the Parties shall use every reasonable endeavour to reduce the elapsed time in completing the process.

18.3     The levels of escalation are:

                                   CSC                                   MARCONI

         First Level               CSC Service Delivery Manager          Marconi Contract Manager
         Second Level              Account Executive                     Senior Vice President - IT
         Third Level               President UK Division                 Chief Operating Officer

         If any of the above are unable to attend a meeting, a substitute may attend provided that such substitute has at least the same seniority and is authorised to settle the unresolved matter.

18.4 If the matter is not resolved at or before the Third Level then the matter shall be submitted to mediation by CEDR within fourteen (14) days of either Party giving written notice to the other of that Party's wish to refer the matter to mediation by CEDR provided that such notice shall only be given while the matter remains unresolved by the escalation process and shall be given no later than the date fourteen (14) days after the date of the meeting of the Third Level of management. The representative of the Party giving such notice, at the escalation level at which such notice is given, shall (except where such notice is given at the Third Level) promptly notify that Party's representative at the next level, in order of ascent, that such notice has been given. The costs of the mediator shall be shared equally between the Parties (each Party bearing its own other costs). Where a matter is submitted to mediation as envisaged by this Clause 18.4, the provisions or requirements of this Clause 18 (Dispute Resolution) shall not be considered to have been applied or met until six (6) months after such submission.

18.5 No Party shall seek to initiate any proceedings in respect of, any unresolved matter until either escalation to and including the Third Level has been completed, unless such Party has reasonable cause to do so to avoid damage to its business or to protect or preserve any right of action it may have.

18.6 Notwithstanding anything in Clauses 17 (Announcements and Confidentiality) or 18 (Dispute Resolution), nothing in those Clauses shall operate to restrict any Party's or any member of their Group's rights to apply for or obtain emergency or interlocutory relief.

19.      ARBITRATION

19.1 Subject to Clause 18.6, any dispute arising out of or in connection with this Agreement shall be resolved in accordance with the provisions of this Clause 19 (Arbitration).

19.2 Before referring a dispute to arbitration in accordance with Clause 19.4, the dispute shall in the first instance be dealt with in accordance with Clause 18 (Dispute Resolution).

19.3 Where pursuant to this Clause 19 (Arbitration) any dispute is to be referred to arbitration, compliance with Clause 19.2 shall be a condition precedent to the making of an award, unless the Party referring the dispute to arbitration has reasonable cause to do so to protect or preserve any right of action it may have.

19.4 All disputes arising out of or in connection with this Agreement which cannot be resolved in accordance with Clauses 19.1 to 19.2 shall be finally settled under the Rules of the London Court of International Arbitration by three arbitrators appointed in accordance with the said Rules. Furthermore:

         (a) the place and the seat of the arbitration shall be London, England; the tribunal shall have the power to conduct hearings elsewhere if appropriate;

         (b) the language of the arbitration, including all documents, shall be English;

         (c) the law governing this agreement to arbitrate shall be the law of England and Wales.

19.5     CSC irrevocably appoints the person named against it in this Clause
         19.5 to be its agent for the receipt of service of process in England. CSC agrees that any service document in relation to the subject matter of this Agreement may be effectively served on it in connection with proceedings in England and Wales by service on its agent. CSC's respective appointee is:

                  Address:                  CSC Computer Sciences Limited
                                            Royal Pavilion,
                                            Wellesley Road

                                            Aldershot
                                            Hampshire, GU11 1PZ,
                                            United Kingdom
                  For the attention of:     The Company Secretary (or his
                                            successor from time to time)
                  Facsimile no:             +44 (0)1252 534 222

                  with a copy to:           CSC International Systems
                                            Management Inc.

                  Address:                  2100 East Grand Avenue,
                                            El Segundo, CA 90245, USA
                  Facsimile no:             +1 310 322 9767

                  Marked for the
                  Attention of:             Vice President and General Counsel

20.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and interpreted in accordance with English law.

21.      INDEMNIFICATION PROCEDURE

21.1 A Party entitled to indemnification under this Agreement (the "INDEMNIFIED PARTY") shall give written notice as soon as reasonably practicable upon becoming aware of circumstances giving rise to a right of indemnity under this Agreement to the Party that is obligated to provide indemnification (the "INDEMNIFYING PARTY"). Within ten Business Days after such notice, the Indemnifying Party may notify, in writing, the Indemnified Party of its decision to take control of the defence of any claim made by any third party and which is the subject of the indemnity and, in such circumstances, the Indemnifying Party shall be entitled to take control of the defence and investigation of such claim and to employ and engage lawyers of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall co-operate in all respects with the Indemnifying Party in the investigation and defence of such claim and shall not prejudice any defence to any such claim or attempt to settle or compromise such claim. No settlement of a claim which involves a remedy other than the payment of money by the Indemnifying Party shall:

         (a) be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; or

         (b) not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim.

         If the Indemnifying Party does not assume full control over the defence of a claim the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

21.2 The Indemnified Party under this Clause 21 (Indemnification Procedure) shall use its reasonable endeavours to mitigate the Loss to which the relevant indemnity relates.

22.      CONFLICT

         In the event of any conflict or inconsistency between any provisions of this Agreement and the provisions of any Transfer Agreement, the provisions of the Transfer Agreement shall prevail to the extent required to resolve the conflict or inconsistency.

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules.

                                  SCHEDULE 1A

                 FORM OF TRANSFER AGREEMENT (OTHER THAN ITALY)

SCHEDULE 1A - FORM OF TRANSFER AGREEMENT                  CONFIDENTIAL TREATMENT
                                                            REQUESTED BY MARCONI
                                                                 CORPORATION PLC

                                   SCHEDULE 1A

                           FORM OF TRANSFER AGREEMENT

                         (TERRITORIES OTHER THAN ITALY)

                              DATED         2003

(1)      [MARCONI AFFILIATE]

(2)      [CSC AFFILIATE]

--------------------------------------------------------------------------------

                             TRANSFER AGREEMENT (CSC)

--------------------------------------------------------------------------------

                         STRICTLY PRIVATE AND CONFIDENTIAL

                          MAYER, BROWN, ROWE & MAW LLP
                                11 Pilgrim Street
                                 London EC4V 6RW

                               Tel: 020-7248 4282
                               Fax: 020-7248 8155
                            Ref: 965/764/30745.00009

                                    CONTENTS

CLAUSE            SUBJECT MATTER                                             PAGE
------            --------------                                             ----
  1.              Definitions                                                  1
  2.              Sale of IT Equipment to CSC                                 12
  3.              Sale of In-Scope Contracts to CSC                           12
  4.              Termination                                                 14
  5.              Conditions                                                  15
  6.              Consideration                                               15
  7.              Completion                                                  18
  8.              Period to Completion                                        18
  9.              In-Scope Contracts                                          20
  10.             [Employees                                                  23
  11.             Pensions and Related Benefits                               24
  12.             Warranties                                                  24
  13.             Assignment and Third Party Rights                           25
  14.             Entire Agreement                                            25
  15.             Notices                                                     25
  16.             Amendments and Waivers                                      25
  17.             Severability                                                25
  18.             Costs                                                       25
  19.             Continuing Effect                                           25
  20.             Counterparts                                                25
  21.             Announcements and Confidentiality                           25
  22.             Dispute Resolution                                          25
  23.             Arbitration                                                 25
  24.             Governing Law                                               25
  25.             Regulatory Matters                                          25
  26.             Further Assurance                                           25
  27.             Language                                                    25
  28.             Indemnification Procedure                                   25

                                    SCHEDULES

Schedule 1-   Current Contracts

                  Part 1:       Equipment Contracts
                  Part 2:       Maintenance Contracts
                  Part 3:       Third Party Supply Contracts
                  Part 4:       Vehicle Leases
                  Part 5:       Operating Systems Licences

Schedule 2 -  Employment Provisions

Schedule 3 -  The Employees

Schedule 4 -  Apportionment of Consideration

Schedule 5 -  Completion Arrangements

Schedule 6 -  Warranties

Schedule 7 -  Limitations on Claims

Schedule 8 -  Pensions and Related Benefits

Schedule 9 -  Budget

Schedule 10-  Internal Services

                  Part 1:       Internal Services
                  Part 2:       Sites

                               TRANSFER AGREEMENT

DATE:

PARTIES:

(1) [MARCONI AFFILIATE], a company incorporated under the laws of [local territory][, with company number -], whose [registered office] [principal place of business] is at - (the "VENDOR"); and(1)

(2) [CSC AFFILIATE], a company incorporated under the laws of [local territory] [, with company number -], whose [registered office][principal place of business] is at - ("CSC").

BACKGROUND:

(A) Marconi Corporation plc wishes to outsource the provision of certain information technology services to CSC International Systems Management Inc. on the terms of an agreement (the "MASTER SERVICES AGREEMENT") dated 23 May 2003.

(B) Accordingly, the Vendor and CSC have agreed for [the sale and purchase of certain assets] [and] [the transfer of certain employees and their pensions](2), subject to the terms of this Transfer Agreement.

IT IS AGREED as follows:

1.       DEFINITIONS

1.1 In this Transfer Agreement the following definitions apply, unless the context otherwise requires:

         "AGREED RATE" means a percentage rate of interest equal to [***] per cent per annum above the Barclays Bank PLC base lending rate in effect from time to time;

         "AGREED TERMS" means, in relation to any document, that document in the terms agreed between the Parties and signed or initialled for identification purposes only by or on behalf of each of them prior to execution of this Transfer Agreement;


(1)      NB: There will be more than one Marconi Vendors for some Territories.
(2)      Include/remove as appropriate.

         "APPLICABLE LEGISLATION" means any Legislation at any time relating or applicable to the Services or any lawful requirement or demand of any Competent Authority in respect of which compliance is legally obligatory;

         "ASSETS" means the IT Equipment and the In-Scope Contracts to be sold to and purchased by CSC under this Transfer Agreement, and "ASSET" shall mean any one of them;

         "ASSET TRANSFER AGREEMENT" means the agreement between Marconi Corporation plc and CSC International Systems Management Inc. of 23 May 2003 providing (amongst other things) for the making of this Transfer Agreement;

         "BT ASSET TRANSFER AGREEMENT" means the agreement between Marconi Corporation plc, Marconi Communications Limited, CSC International Systems Management Inc. and British Telecommunications plc. of 23 May 2003 providing (amongst other things) for the transfer of certain assets and staff;

         "BT GROUP" means all or any of the following from time to time: British Telecommunications plc, its subsidiaries and subsidiary undertakings and any parent undertaking of British Telecommunications plc and all other subsidiaries and subsidiary undertakings of any parent undertaking of British Telecommunications plc, and "member of the BT Group" shall be construed accordingly;

         "BT LOCAL TRANSFER AGREEMENT" means an agreement entered into (or to be entered into) under the BT Asset Transfer Agreement for the sale and purchase of certain assets and/or the transfer of certain employees by one or more members of the Vendor Group to one or more members of the BT Group;

         "BT SUB-CONTRACT means the agreement between CSC and British Telecommunications plc of the same date as this Agreement, providing (amongst other things) for the sub-contracting to BT of certain of CSC's obligations under the Master Services Agreement;

         "BUDGET" means the notional costs in respect of the services referred to in Schedule 10 (Internal Services), as set forth in Schedule 9 (Budget);

         "BUSINESS DAY" means any day when clearing banks are open for business in the City of London for the transaction of normal banking business, other than a Saturday, Sunday or bank or public holiday recognised in England;

         "COMPLETION" means completion of the sale and purchase of such of the Current Contracts identified in Schedule 1 (Current Contracts) as are In-Scope Contracts and the sale and purchase of the IT Equipment from the Vendor to BT, each in accordance with Clause 7 (Completion);

         "COMPLETION DATE" means:

         [FOR PHASE 1 TERRITORIES - ]

         (a)      1 June 2003; or

         (b) the date of the Business Day on which the last of the Conditions is satisfied or waived by Marconi Corporation plc and CSC International Systems Management Inc.,

         whichever is the later;

         [FOR PHASE 2 TERRITORIES - ]

         (a)      27 June 2003; or

         (b) the date of the Business Day on which the last of the Conditions is satisfied or waived by Marconi Corporation plc and CSC International Systems Management Inc.,

         whichever is the later;

         "CONDITIONS" means:

         [FOR PHASE 1 TERRITORIES - ] (1) the filing of any notifications and the granting of any consents or approvals from any Governmental Authority which is required to authorise within (or otherwise in respect of) any Phase 1 Territory the actions contemplated by this Transfer Agreement, the Asset Transfer Agreement, any Phase 1 Territory Transfer Agreement, and the Master Services Agreement (any such agreement or contract being a "RELEVANT AGREEMENT"), (2) the undertaking and completion of all necessary consultation required either by the laws of any country or by any agreement in force on the date of this Transfer Agreement with the employees of the Vendor or any member of the Vendor Group or their representatives in any country in relation to the proposed engagement or transfer of those employees by or to a member of the CSC Group, and/or any associated measures to be taken in relation to those employees, in either case within (or otherwise in respect of) any Phase 1 Territory, as contemplated by any Relevant Agreement; and (3) each BT Local

         Transfer Agreement for any Phase 1 Territory having become unconditional (save for any condition that this Transfer Agreement shall have become unconditional); [OR - ]

         [FOR PHASE 2 TERRITORIES - ] (1) the filing of any notifications and the granting of any consents or approvals from any Governmental Authority which is required to authorise within (or otherwise in respect of) the Territory the actions contemplated by this Transfer Agreement, the Asset Transfer Agreement, and the Master Services Agreement (any such agreement or contract being a "RELEVANT AGREEMENT"), (2) the undertaking and completion of all necessary consultation required either by the laws of any country or by any agreement in force on the date of this Transfer Agreement with the employees of the Vendor or any member of the Vendor Group or their representatives in any country in relation to the proposed engagement or transfer of those employees by or to CSC, and/or any associated measures to be taken in relation to those employees, in either case within (or otherwise in respect of) the Territory, as contemplated by any Relevant Agreement, (3) each BT Local Transfer Agreement for the Territory having become unconditional (save for any condition that this Transfer Agreement shall have become unconditional); and (4) Phase 1 Completion having previously occurred in all of the Phase 1 Territories;

         "CONSIDERATION" means the Vendor Equipment Consideration and/or the Vendor Contracts Consideration;

         "CONTROL" means the beneficial ownership of more than fifty per cent (50%) of the issued share capital with full voting rights of, or the legal power to direct or cause the direction of, the general management of the company, partnership or other entity in question or the holding company of the company, partnership or other entity in question, and "CONTROLLED" shall be construed accordingly;

         "CSC GROUP" means all or any of the following from time to time: CSC International Systems Management Inc., its subsidiaries and subsidiary undertakings and any parent undertaking of CSC International Systems Management Inc. and all other subsidiaries and subsidiary undertakings of any parent undertaking of CSC International Systems Management Inc, and "MEMBER OF THE CSC GROUP" shall be construed accordingly;

         "CSC SERVICE DELIVERY MANAGER" means the person appointed as such by CSC International Systems Management Inc. from time to time;

         "CURRENT CONTRACTS" means the Equipment Contracts, the Maintenance Contracts, the Operating System Licences, the Third Party Supply Contracts and the Vehicle Leases;

         "DISCLOSURE LETTER" means the disclosure letter together with its annexures having the same date as the Asset Transfer Agreement from Marconi Corporation plc to CSC International Systems Management Inc., as updated by the matters notified to CSC prior pursuant to paragraph 1.3(a) of Schedule 2 (Employment Provisions);

         "EMPLOYEES" means the persons identified in Schedule 3 (Employees);

         "ENCUMBRANCE" means any encumbrance, pledge, charge, mortgage, security interest, lien, option, restriction on power of sale, retention of title arrangement or hypothecation of any kind;

         "EQUIPMENT COMPLETION" means the completion of the sale by the Vendor to CSC of the IT Equipment as described in Clause 7.1(1);

         "EQUIPMENT COMPLETION DATE" means the date on which Equipment Completion occurs;

         "EQUIPMENT CONTRACTS" means all hire purchase agreements, leasing agreements, lease purchase agreements, credit sale agreements and agreements for conditional sale or sale by instalments, in each case relating to hardware and information technology assets and equipment located in the Territory and used for the purposes of the Internal Services and entered into by a member of the Vendor Group, including those agreements listed in Part 1 of Schedule 1 (Current Contracts) and such agreements identified as part of a True-up Process;

         ["EUROPEAN COUNTRY" means any member state of the European Union at the date of this Transfer Agreement;](3)

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state, regional, provincial, territorial, local or other political subdivision thereof, or any supranational authority and any entity or official exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government;

         "GROUP" means in relation to any person (other than the Vendor), all or any of the following from time to time: that person, its subsidiaries and subsidiary undertakings,


(3)      Only include in Italian & German TA's.

         any parent undertaking of that person, and all other subsidiaries or subsidiary undertakings of any parent undertaking of that person and, in the case of Marconi, means the Marconi Group, and "MEMBER OF THE GROUP OF" any person shall mean any of those entities;

         "ICTA" means the Income and Corporation Taxes Act 1988 and any regulations made under it;

         "IN-SCOPE CONTRACT" means any Current Contract the costs of which are included in the Budget as verified under a True-up Process or included in the Charges (as defined in the Master Services Agreement) pursuant to a True-up Process, which remains to be fully discharged immediately before the Completion Date, and which is not a Retained Contract;

         "IN-SCOPE CONTRACT COMPLETION DATE" has the meaning given to it in Clause 3.2 (Transfer of Title);

         "INTELLECTUAL PROPERTY" means any intellectual property rights, including patents, utility models, copyrights, moral rights, topography rights, database rights, trade secrets and rights of confidence, and all embodiments thereof, whether tangible or intangible in all cases whether or not registered or registrable in any country, for the full term of such rights including any extension to or renewal of the terms of such rights and including registrations and applications for registration of any of these and rights to apply for the same and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world;

         "INTERNAL SERVICES" means all or any of the services referenced in Part 1 of Schedule 10 (Internal Services) provided by the Vendor Group from its own resources or procured by the Vendor Group from third parties and delivered to or used by the Vendor Group as at the date of this Transfer Agreement at the sites referenced in Part 2 of Schedule 10 (Internal Services), and which are delivered in or from the Territory as of the date of this Transfer Agreement;

         "IT EQUIPMENT" means such of the hardware and information technology assets and equipment as are located in the Territory and either listed in the Vendor Asset Registers or used to provide the Internal Services, and any Leased Equipment title to which is acquired by the Vendor (or another member of the Vendor Group) before Equipment Completion, excluding (in either such case) the Retained Equipment;

         "IT SERVICES" means the services referenced in Schedule 10 (Internal Services) (and for the purposes of this definition all references to "the Supplier" in the description of the services referenced in
         Schedule 10 shall be deemed to be references to "CSC");

         "LEASED EQUIPMENT" means the hardware and information technology assets and equipment that are subject to the Equipment Contracts;

         "LOSS" means any or all loss, damage, cost and expense;

         "MAINTENANCE CONTRACTS" means all agreements for, or parts of agreements relating to, the servicing, maintenance, repair or support of any of the IT Equipment or the Leased Equipment, or of any software, entered into by the Vendor (or another member of the Vendor Group) for the purpose of the Internal Services, including those agreements listed in Part 2 of Schedule 1 (Current Contracts), and any such agreements identified as part of a True-up Process;

         "MARCONI CONTRACT MANAGER" means the person appointed as such by Marconi Corporation plc from time to time;

         "MASTER SERVICES AGREEMENT" has the meaning given in Background (A) and any reference in this Transfer Agreement to terms as defined in the Master Services Agreement shall be a reference to the Master Services Agreement in the form in which it is signed on the date of this Transfer Agreement;

         "OPERATING SYSTEMS LICENCES" means all licences of operating system software installed or running on the IT Equipment or the Leased Equipment to which the Vendor (or another member of the Vendor Group) is a party (and which in the case of Leased Equipment does not form part of the relevant Equipment Contract), including those licences which are listed in Part 5 of Schedule 1 (Current Contracts) and any such licences identified during a True-up Process, excluding Maintenance Contracts;

         "PARTY" means each of the Vendor and CSC;

         "PHASE 1 COMPLETION" means completion of the sale and purchase of such of the contracts listed in Schedule 1 (Current Contracts) to each of the Phase 1 Territory Transfer Agreements as are In Scope Contracts (as defined in the relevant Phase 1 Territory Transfer Agreement) and of the IT Equipment (as defined in the relevant Phase 1 Territory Transfer Agreement) located in each of the Phase 1 Territories by the relevant member of the Vendor Group to the relevant member of the CSC Group, in each case in accordance with Clause 7 (Completion) of the applicable Phase 1 Transfer Agreement;

         "PHASE 1 LONG STOP DATE" means 1 July 2003;

         "PHASE 1 TERRITORY" means each of the United Kingdom, Ireland and the United States of America and Canada;

         "PHASE 1 TERRITORY TRANSFER AGREEMENT" means an agreement entered into (or to be entered into) under the Asset Transfer Agreement for the sale and purchase of certain assets and/or the transfer of certain employees, in (or otherwise relating to) a Phase 1 Territory by one or more members of the Vendor Group to one or more members of the CSC Group;

         "PHASE 2 LONG STOP DATE" means the date that is twelve (12) weeks after Phase 1 Completion;

         "REGULATED ACTIVITIES" shall have the meaning given to it in the Master Services Agreement;

         "RETAINED CONTRACT" means any Current Contract which CSC elects not to purchase under Clause 8.2(2) (Current Contracts) or which, and then only to the extent it, relates to the Retained Equipment;

         "RETAINED EQUIPMENT" means all hardware and information technology assets and equipment owned by the Vendor and located outside the Territory or used exclusively for any purpose other than the Internal Services;

         "SERVICES" means the IT Services required to be performed under the Master Services Agreement, excluding the Network Services;

         "SOFTWARE LICENCES" means all software licences entered into by the Vendor (whether or not for the purposes of the Internal Services), excluding Operating Systems Licences and Maintenance Contracts;

         "TERRITORY" means [-](4);

         "TERRITORY TRANSFER AGREEMENT" means an agreement entered into (or to be entered into) under the Asset Transfer Agreement for the sale and purchase of certain assets and/or the transfer of certain employees, by one or more members of the Vendor Group to one or more members of the CSC Group;


(4)      Insert relevant Territory.

         "THIRD PARTY SUPPLY CONTRACTS" means the contracts, engagements and orders for the sale or supply to the Vendor Group of goods or services entered into by the Vendor (or another member of the Vendor Group) for the purpose of the Internal Services, including those agreements listed in Part 3 of Schedule 1 (Current Contracts) and any such agreements identified during a True-up Process, excluding Maintenance Contracts;

         "TRANSACTION TAX" means any form of value added tax, stamp duty, sales tax, registration tax, fees or surcharges or similar tax or duty levied by a Governmental Authority upon the transfer of the Assets in the Territory, and shall include any interest or penalty incurred in connection with a failure or late payment thereof;

         "TRUE-UP PROCESS" shall have the meaning given to it in the Master Services Agreement;

         "VEHICLE LEASES" means all agreements entered into by the Vendor (or another member of the Vendor Group) with a third party under which either vehicles are leased by the Vendor (or such other member of the Vendor Group) for the benefit of any Employees or the Vendor (or such other member of the Vendor Group) guarantees an Employee's obligations in respect of a leased vehicle, including those agreements listed in
         Part 4 of Schedule 1 (Current Contracts), and any such agreements identified as part of a True-up Process;

         "VENDOR ASSET REGISTERS" means the registers of hardware and other information technology assets and equipment owned by the Vendor in the Agreed Terms;

         "VENDOR CONTRACTS CONSIDERATION" means the consideration specified in Clause 6.2 (Amount of Vendor Contracts Consideration) payable by CSC to the Vendor;

         "VENDOR CONTROLLED GROUP" means Marconi Corporation plc and any other person which from time to time Controls, is Controlled by, or is under common Control with Marconi Corporation plc;

         "VENDOR EQUIPMENT CONSIDERATION" means the consideration specified in Clause 6.1 (Amount of Vendor Equipment Consideration) payable by CSC to the Vendor;

         "VENDOR GROUP" means all or any of the following from time to time:

         (a)      Marconi Corporation plc;

         (b) Marconi Corporation plc's wholly-owned subsidiaries and wholly-owned subsidiary undertakings;

         (c) any parent undertaking of Marconi Corporation plc and all other wholly-owned subsidiaries and wholly-owned subsidiary undertakings of any parent undertaking of Marconi Corporation plc; and

         (d)      Marconi Communications South Africa (pty) Ltd,

         and "MEMBER OF THE VENDOR GROUP" shall be construed accordingly;

         "VENDOR PENSION SCHEME(S)" means the existing Vendor pension scheme(s) identified in Schedule 8 (Pensions and Related Benefits); and

         "WARRANTIES" means the warranties set out in Schedule 6 (Warranties).

1.2      INTERPRETATION

         In this Transfer Agreement:

         (a)      unless the context otherwise requires, all references to:

                  (i) a "CLAUSE" or a "SCHEDULE" or an "APPENDIX" is to a clause of or a schedule to this Transfer Agreement and to a "PART" or a "PARAGRAPH" of a Schedule is to a part or a paragraph of that Schedule;

                  (ii) the word "INCLUDES" or "INCLUDING" shall be construed without limitation to the generality of the preceding words;

                  (iii) this "TRANSFER AGREEMENT" includes its Schedules and Appendices and references to this Transfer Agreement as amended from time to time in accordance with its terms (as amended accordingly);

                  (iv) the "RIGHTS" of any person (including of any Party) shall mean the rights and remedies available to that person under this Transfer Agreement or otherwise;

                  (v) "INDEMNIFY" means to indemnify and keep indemnified in respect of the Loss in question and, where any tax or other duty is chargeable on or in relation to the Loss or its payment, then such indemnity shall be on an after tax basis;

                  (vi) a "PERSON" include any individual, firm, corporation, unincorporated association, government, state or agency of state, association, partnership or joint venture (whether or not having a separate legal personality);

                  (vii) a "COMPANY" include any company, corporation or other body corporate wherever and however incorporated or established;

                  (viii) a "DOCUMENT" are to that document as varied, supplemented or replaced from time to time;

                  (ix) "WRITING" shall include any modes of reproducing words in a legible and non-transitory form;

                  (x) "DOLLARS" or "$" is to the lawful currency of the United States of America as of the Commencement Date;

                  (xi) "EUROS" or "(EURO)" is to the lawful currency of participating member states of the European Monetary Union as of the Commencement Date;

                  (xii) "STERLING" or "(POUND)" or "POUNDS" is to the lawful currency of the United Kingdom; and

                  (xiii) a TIME OF THE DAY is to London time and references to a "DAY" are to a period of 24 hours running from midnight to midnight;

         (b)      the headings shall be ignored in construing this Transfer
                  Agreement;

         (c) unless the context otherwise requires, words or phrases importing the singular shall be interpreted to include the plural and vice versa; and

         (d) unless the context otherwise requires, a statute or statutory provision is a reference to the statute or statutory provision in force in England and Wales and includes any consolidation or re-enactment, modification or replacement of it, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any sub-ordinate legislation in force under any of the same from time to time, but without in any case increasing the liability of any Party under or in connection with this Transfer Agreement.

1.3      COMPANIES ACT DEFINITIONS

         In this Transfer Agreement, unless the context otherwise requires, words and expressions defined in the Companies Act 1985 shall bear the meaning ascribed to them in that Act to the exclusion of any definition of the same words or expression in any other Legislation (as defined in the Master Services Agreement).

1.4      DELIVERY OF INTERNAL SERVICES

         Where it falls to be determined where any Internal Services are delivered, no account shall be taken of any Internal Services delivered to any person by reason only of that person being temporarily located in a particular country.

1.5      NO LIABILITY

         No Party shall be liable for a breach of this Transfer Agreement by any other Party save as expressly provided to the contrary in this Transfer Agreement.

2.       SALE OF IT EQUIPMENT TO CSC

2.1      IT EQUIPMENT BEING SOLD TO CSC

(1) Subject to the terms of this Transfer Agreement, the Vendor shall (or shall procure that another member of the Vendor Group shall) sell and CSC shall purchase the IT Equipment.

(2) The Retained Equipment is excluded from the sale and purchase to which Clause 2.1(1) refers.

2.2      TRANSFER OF TITLE OF IT EQUIPMENT TO CSC

         Legal and equitable title to, and risk in, the IT Equipment shall pass by delivery to CSC on Equipment Completion.

3.       SALE OF IN-SCOPE CONTRACTS TO CSC

3.1      IN-SCOPE CONTRACTS BEING SOLD

(1) Subject to the terms of this Transfer Agreement, the Vendor shall (or shall procure that another member of the Vendor group shall) sell and CSC shall (or shall procure that another member of the CSC Group shall) purchase, subject to any necessary consent of a third party, the benefit (subject to the burden) of the In-Scope Contracts.

(2) The following shall be excluded from the sale and purchase to which Clause 3.1(1) refers:

         (a)      the Retained Contracts; and

         (b)      all Software Licences.

3.2      TRANSFER OF TITLE

(1) Subject to Clause 3.2(2) and to obtaining any necessary consent of a third party, legal and equitable title to, and risk in the In-Scope
         Contracts:

         (a) identified in Schedule 1 (Current Contracts) shall pass to CSC (or to such other member of the CSC Group as CSC may nominate) on the Completion Date; and

         (b) identified during any True-up Process shall pass to CSC (or to such other member of the CSC Group as CSC may nominate) on the later of the Completion Date or the date falling five (5) Business Days after the relevant contract is so identified.

(2) Where any In-Scope Contract under this Transfer Agreement also comprises an In-Scope Contract under any other Territory Transfer Agreement, subject to obtaining any necessary consent of a third party, legal and equitable title to and risk in such In-Scope Contract:

         (a) identified in Schedule 1 (Current Contracts) shall pass to CSC (or such other member of the CSC Group as CSC may nominate) on the date (the "FINAL COMPLETION DATE") on which the last Completion occurs under this Transfer Agreement and any other Territory Transfer Agreement under which the In-Scope Contract in question is also an In-Scope Contract (and for these purposes, such reference "Completion" shall have the meaning given to it in the relevant Transfer Agreement or other Territory Transfer Agreement); and

         (b) identified during any True-up Process shall pass to CSC (or such other member of the CSC Group as CSC may nominate) on the occurrence of the Final Completion Date or the date falling five (5) Business Days after the relevant contract is so identified, whichever is the later.

(3) The relevant date on which title to a particular In-Scope Contract passes (or would pass as set out in Clauses 3.2(1) or 3.2(2), but for the need to obtain any necessary consent of a third party) in each case being the "IN-SCOPE CONTRACT COMPLETION DATE" in relation to that In-Scope Contract.

4.       TERMINATION

4.1      TERMINATION

         This Transfer Agreement shall terminate with immediate effect on the earlier of the following:

         [FOR PHASE 1 TERRITORY TA'S -]

         (a)      termination of the Asset Transfer Agreement; or

         (b) if all of the Conditions have not been satisfied or waived by Marconi Corporation plc and CSC International Systems Management Inc. on or before the Phase 1 Long Stop Date, on the Phase 1 Long Stop Date.

         [OR FOR PHASE 2 TERRITORY TA'S -]

         (a) termination of the Asset Transfer Agreement either in its entirety or in relation to the Territory; or

         (b) if all of the Conditions have not been satisfied or waived by Marconi Corporation plc and CSC International Systems Management Inc. on or before the Phase 2 Long Stop Date, on the Phase 2 Long Stop Date,

         except that this Transfer Agreement shall not so terminate where Completion has already occurred.

4.2      CONSEQUENCES OF TERMINATION

(1) Subject to Clauses 4.2(2) to (4), termination of this Transfer Agreement shall not affect the rights of the Parties which have accrued before termination.

(2) Where this Transfer Agreement terminates under Clause 4.1 (Termination), CSC shall not have any claim for breach of any of the Warranties and all (if any) liability of the Vendor in respect of any such breach shall be entirely discharged.

(3) Where this Transfer Agreement terminates on or after Completion, the provisions of the Master Services Agreement shall apply in relation to any disposition of the IT Equipment by CSC to the Vendor.

(4) For the avoidance of doubt, nothing in this Clause 4.2 shall preclude the Vendor from including in any claims for damages (on the grounds of wasted expenditure or otherwise) amounts in respect of Charges for Transition Services paid by the Vendor on or before the date of termination of this Transfer Agreement and the rights and remedies contained in this Clause 4.2 are cumulative and are not exclusive of any rights or remedies provided by law or otherwise.

5.       CONDITIONS

5.1      CONDITIONS

(1) Until all of the Conditions to be satisfied in the Territory are satisfied or are waived by Marconi Corporation plc and CSC International Management Systems Inc.:

         (a) neither the Vendor nor CSC shall be obliged to sell, purchase or pay for, or to procure the sale, purchase of or payment for, the IT Equipment in accordance with Clause 2 (Sale of IT Equipment to CSC); and

         (b) neither the Vendor nor CSC shall be obliged to sell, purchase or pay for, or to procure the sale, purchase of or payment for, the In-Scope Contracts in accordance with Clause 3 (Sale of In-Scope Contracts to CSC).

5.2      WARRANTIES

(1) Until Completion has occurred, CSC shall not have any claim for breach of any of the Warranties.

(2) Once Completion has occurred, nothing in Clause 5.2(1) shall thereafter affect any claim of CSC for breach of any of the Warranties (which it would otherwise have), including with respect to any Loss otherwise recoverable under this Transfer Agreement which may have been incurred before Completion.

6.       CONSIDERATION

6.1      AMOUNT OF VENDOR EQUIPMENT CONSIDERATION

         The consideration payable to the Vendor for the sale of the IT Equipment under this Transfer Agreement (the "VENDOR EQUIPMENT CONSIDERATION") shall be the sum of (pound)[-] ([-] pounds), which shall be satisfied by CSC in cash on Equipment Completion.

6.2      AMOUNT OF THE VENDOR CONTRACT CONSIDERATION

         The consideration payable to the Vendor for the sale of the In-Scope Contracts under this Transfer Agreement (the "VENDOR CONTRACTS CONSIDERATION") shall be the sum of (pound)1 (one pound), which shall be satisfied by CSC in cash on CompletiON.

6.3      APPORTIONMENT

         The Consideration shall be apportioned between the various classes of Assets as set out in Schedule 4 (Apportionment of Consideration) and as so apportioned shall be adopted by the Parties for all purposes including tax and stamp duty.

6.4      TRANSACTION TAXES

(1) [Subject to Clause 6.4(2),](5) the Vendor Equipment Consideration and the Vendor Contracts Consideration are expressed (as between the Parties) to be exclusive of any Transaction Taxes, which shall be for the account of the payer of the Consideration in question.

[(2) [Notwithstanding Clause 6.4(1), to the extent that CSC incurs sale and/or use tax on (or otherwise in respect thereof) the Vendor Contracts Consideration or the Vendor Equipment Consideration, that tax shall be for the account of the Vendor.](6)

[(2) [Notwithstanding Clause 6.4(1), to the extent that CSC incurs registration tax on (or otherwise in respect thereof) the Vendor Contracts Consideration or the Vendor Equipment Consideration, that tax shall be for the account of the Vendor.](7)

(3) Where a Party is liable to another in respect of Transaction Taxes (or required to bear such taxes for which another Party is liable to the relevant Governmental Authority) pursuant to this Clause 6.4 or Clause 4.2(4), it shall pay those Transaction Taxes not less than three (3) Business Days before the date on which the relevant other Party is required to account to a Governmental Authority or to another Party for the Transaction Taxes in question or, if later, once it has received a valid VAT, sales tax or comparable invoice for them from the relevant other Party.

(4) The Parties undertake to consult and to co-operate with each other to take, so far as is reasonable, such actions as may be required to optimise their taxation position and


(5)      Only include in US and Italian TA's.
(6)      Only include in US TA.
(7)      Only include in Italian TA.

         their position as regards legal and regulatory compliance, arising from this Transfer Agreement.

(5)      Each of the Vendor and CSC warrants and undertakes to each other that:

         (a) it is and shall continue to be for all purposes under this Transfer Agreement tax resident [and registered for VAT](8) in the Territory; and

         (b) subject to Clause 6.6 (Invoicing and Method of Payment), all sales and payments to be made by it (or which it is obliged to procure) pursuant to this Transfer Agreement shall be made from the Territory.

6.5      (9)[TAX AUDITS & FILINGS

(1) Prior to lodging any tax filing that could reasonably be expected to give rise to [sales or use tax](10)[registration tax](11) payable by the Vendor under Clause 6.4(2) ("RELEVANT TAX FILING"), CSC shall consult with the Vendor and consider any reasonable position proposed by the Vendor with respect to that part of the Relevant Tax Filing which relates to or could reasonably be expected to affect the Vendor's liability under Clause 6.4(2), with a view to optimising the taxation position of both of the Parties.

(2) CSC shall promptly notify the Vendor upon becoming aware that a tax audit, examination, contest or other tax proceeding is or may be carried out by any Governmental Authority which relates to or could reasonably be expected to affect the Vendor's liability under Clause 6.4(2) ("RELEVANT TAX PROCEEDINGS"). The Vendor shall have the right to participate at its own expense in any Relevant Tax Proceedings (including without limitation by participating in any discussions or negotiations between CSC and the Governmental Authority) and CSC agrees to consult with the Vendor and keep the Vendor fully informed of all material matters relating to the conduct thereof and to promptly provide the Vendor with all material correspondence relating thereto. CSC shall not make any settlement of any Relevant Tax Proceedings which could affect the Vendor's liability under Clause 6.4(2) without the consent of the Vendor, such consent not to be unreasonably withheld or delayed.]


(8)      Only include in European, Mexican and Brazilian TA's.
(9)      Only include in US and Italian TA's.
(10)     Only include in US TA.
(11)     Only include in Italian TA.

6.6      INVOICING AND METHOD OF PAYMENT

(1) Each Party which is to receive a payment under this Transfer Agreement shall, before such payment is made or (where this is not practicable) as soon as practicable thereafter, deliver to the payer a valid VAT, sales tax or comparable invoice therefor.

(2) The Parties acknowledge that each payment of Vendor Equipment Consideration and Vendor Contracts Consideration to be made under this Transfer Agreement shall be made on its behalf in accordance with the Asset Transfer Agreement.

7.       COMPLETION

7.1      COMPLETION

(1)      Equipment Completion shall take place on the Completion Date.

(2) Subject to obtaining any necessary consent of a third party, completion of the sale and purchase of the In-Scope Contracts identified in
         Schedule 1 (Current Contracts) shall occur on the Completion Date.

7.2      COMPLETION ARRANGEMENTS

         At Equipment Completion and on each In-Scope Contract Completion Date, each Party shall do those things for which it has responsibility in relation to the Asset in question as are listed in Schedule 5 (Completion Arrangements).

8.       PERIOD TO COMPLETION

8.1      VENDOR OBLIGATIONS IN RESPECT OF THE IT EQUIPMENT AND THE LEASED
         EQUIPMENT

         The Vendor undertakes to CSC to procure that during the period commencing on the date of this Transfer Agreement and ending on
         Completion:

         (a) so far as is necessary for the provision of the Services, the IT Equipment and the Leased Equipment is maintained, repaired and serviced so as to ensure it is maintained in the same condition as the IT Equipment is in at the date of this Transfer Agreement, fair wear and tear excepted;

         (b) so far as is necessary for the provision of the Services, (subject to CSC's consent, not to be unreasonably withheld) items of IT Equipment and Leased Equipment are replaced where those items have been lost or damaged beyond economic repair, and in these circumstances the replacement item, if owned by the Vendor or a member of the Vendor Group, shall be entered in the Marconi

                  Asset Register and in any other case the agreement relevant to the replacement item shall be included in Part 1 of Schedule 1 (Current Contracts), both of which shall be amended accordingly; and

         (c) the IT Equipment and the Leased Equipment is insured against all the usual risks with a reputable insurance company for the full replacement value of the IT Equipment and the Leased Equipment and that the interest of CSC is noted upon any policy of insurance and a copy thereof supplied to CSC.

8.2      CURRENT CONTRACTS

(1) Where any In-Scope Contract is renewed or any new contract or arrangement relating to any Internal Services is entered into by any member of the Vendor Group whilst those Internal Services are being provided by the Vendor Group, the relevant Part of Schedule 1 (Current Contracts) shall be amended by including reference to any such renewed or new contract or arrangement, as the case may be.

(2) If once the terms of any Current Contract (which but for the exercise of CSC's rights under this Clause 8.2(2) would constitute an In-Scope Contract) have been disclosed to CSC, CSC is of the reasonable opinion that either:

         (a) any of the non-financial terms of that Current Contract are other than reasonably consistent with conventional practice for agreements of the kind in question (including, without limitation, by virtue of that Current Contract containing any limitation of liability which is unreasonably low or containing a provision which materially restricts the conduct of the business of any member of the CSC Group other than directly in respect of the provision of services under the Master Services Agreement); or

         (b) to comply with any of the terms of that Current Contract would place CSC in breach of any Applicable Legislation, any third party rights or any contract it may have with a third party,

         then CSC may within five (5) Business Days of such disclosure elect by notice in writing to the Vendor not to purchase that Current Contract.

(3) Notwithstanding Clause 9 (In Scope Contracts), CSC shall not be liable to perform any obligations under any In-Scope Contract unless and until the terms of such obligations have been disclosed to CSC in all material respects.

(4) Any Current Contract shall cease to be subject to this Clause 8.2 if CSC elects not to purchase it under Clause 8.2(2).

9.       IN-SCOPE CONTRACTS

9.1      SEEKING CONSENTS TO SUBSTITUTION

         The Vendor shall after execution of this Transfer Agreement use reasonable endeavours to procure that the other parties to the In-Scope Contracts shall, where that consent is necessary, consent in the Agreed
         Terms:

         (a) to the substitution of CSC (or such member of the CSC Group as CSC may nominate) in the place of the relevant member of the Vendor Group as a party to the relevant In-Scope Contract; and

         (b) to any continuing use of the subject matter of the In-Scope Contracts where the use is required (after the substitution) to enable the Vendor Group effectively to receive the benefit of the Services, in each case with effect from the relevant In-Scope Contract Completion Date. CSC shall provide such assistance as the Vendor may reasonably require in procuring those consents.

9.2      PERFORMANCE AND ENJOYMENT OF IN-SCOPE CONTRACTS

(1) In any case where the consent referred to in Clause 9.1 (Seeking consents to substitution) is required but shall be refused or otherwise not obtained, then, the following shall apply in respect of the relevant In-Scope Contract with effect from the In-Scope Contract Completion Date applicable to the In-Scope Contract in question until such consent shall be obtained and subject to Clause 9.2(2):

         (a) the Vendor shall hold the In-Scope Contract and any monies, goods or other benefits received under the In-Scope Contracts on trust for CSC (or for such member of the CSC Group as CSC may nominate) and shall, immediately upon receipt of the same, account for and pay to CSC (or its nominee) all those monies, goods and other benefits;

         (b) CSC (or such member of the CSC Group as CSC may nominate) shall (if sub-contracting or agency is not precluded under the relevant In-Scope Contract) as sub-contractor or agent for the Vendor perform on behalf of the Vendor (but at CSC's or its nominee's expense) all the obligations of the Vendor arising under the relevant In-Scope Contract after the In-Scope Contract Completion Date applicable to that In-Scope Contract;

         (c) where sub-contracting and agency are precluded under the In-Scope Contract, the Vendor shall continue to be the Party responsible to perform and discharge the In-Scope Contract but in so doing shall act only in accordance with the directions of CSC (or for such member of the CSC Group as CSC may nominate) and CSC shall procure that the Vendor is provided with all reasonable facilities and assistance to enable the Vendor to perform, operate, monitor and discharge the In-Scope Contract.

(2)      [***]

9.3      SET-OFFS AND COUNTERCLAIMS

         If any person making payment of any sum pursuant to an In-Scope Contract after the In-Scope Contract Completion Date (the benefit of which payment in each case is in accordance with the terms of this Transfer Agreement to accrue to CSC or its nominee), shall claim any right of set-off or counterclaim in respect of any act or thing done or omitted to be done by the Vendor or a member of the Vendor Group prior to the In-Scope Contract Completion Date, the Vendor shall immediately account to CSC or as it may direct, for an amount equal to the difference between the payment which would have been received had no such right of set-off or counterclaim been exercised or claimed and the payment actually received.

9.4      PERFORMANCE OF IN-SCOPE CONTRACTS

(1) CSC undertakes that it will (or shall procure that another member of the CSC Group will), at its own cost, carry out and complete for its own account the In-Scope Contracts to the extent that they have not been fully performed before the In-Scope Contract Completion Date.

(2) CSC shall indemnify (or, as appropriate, shall procure that CSC's nominee under Clause 9.2(1)(b) shall indemnify) the Vendor against or reimburse the Vendor for any payment required to be made or other liability incurred by the Vendor under or in relation to each In-Scope Contract in respect of the period after the In-Scope Contract Completion Date applicable to that In-Scope Contract, except to the extent that the payment or liability shall arise wholly or partly as a result of the failure by the Vendor duly to perform and comply with the terms of the In-Scope Contract on or prior to the applicable In-Scope Contract Completion Date.

(3)      The Vendor shall:

         (a) continue to be responsible for, and shall duly and promptly pay and discharge all debts, liabilities and obligations outstanding under or in relation to the In-Scope Contracts as at the applicable In-Scope Contract Completion Date and which relate to the period ending on the applicable In-Scope Contract Completion Date or arising by reason of any act or omission by the Vendor or any other member of the Vendor Group on or prior to the applicable In-Scope Contract Completion Date; and

         (b) indemnify CSC against any payment required to be made and any and all other liability CSC or any members of the CSC Group may incur under in connection with the In-Scope Contract on or in respect of the period prior to the applicable In-Scope Contract Completion Date.

9.5      NO ASSIGNMENT OF NON-ASSIGNABLE CONTRACTS

         Neither this Transfer Agreement nor any action carried out in pursuance of it shall constitute an assignment or attempted assignment or declaration of trust of any In-Scope Contract or the benefit thereof which is not assignable or which cannot be made without the consent of another person if that assignment or attempted assignment or declaration would constitute a breach of that In-Scope Contract or an infringement of Intellectual Property, except to the extent that the consent is obtained.

10.      [EMPLOYEES

         The provisions of Schedule 2 (Employment Provisions) shall apply with regard to the Employees.

11.      PENSIONS AND RELATED BENEFITS

         The provisions of Schedule 8 (Pensions and Related Benefits) shall apply with regard to the pensions and related benefits of the Employees.](12)


(12) Only include Clauses 11 and 12 for TA's where employees are transferring. Once these are removed, relevant cross-referencing will need to be checked and updated.

12.      WARRANTIES

12.1     WARRANTIES

         The Vendor warrants to CSC that the Warranties are true, accurate and not misleading as at the date of this Transfer Agreement.

12.2     LIMITATIONS ON CLAIMS

         The liability of the Vendor under the Warranties or any other provision of this Transfer Agreement shall (except in the case of fraud) be limited as set out in Schedule 7 (Limitations on Claims). The rights and remedies of CSC in respect of any breach of Warranty by the Vendor shall not be affected by (i) completion of the purchase of the Assets; or (ii) by any investigation or inquiry made or to be made by or on behalf of CSC following the date of this Transfer Agreement.

12.3     STATUS OF WARRANTIES

         CSC acknowledges that in entering into this Transfer Agreement and each of the other documents referred to herein it has not relied on any other statement, representation, act, fact, circumstance or warranty save and except for the Warranties and neither CSC nor any member of the CSC Group shall, save in the case of fraud or fraudulent misrepresentation, have any right of recovery or remedy in respect of a breach of the Warranties or of Clause 12.6 (Mutual Representations) save as expressly provided in this Transfer Agreement or the Asset Transfer Agreement.

12.4     NO RIGHT OF A PARTY TO RESCIND

         The sole remedy of CSC for breach by the Vendor of the Warranties and the sole remedy of each Party for a breach by any other Party of Clause
         12.6 (Mutual Representations) shall be damages and each Party acknowledges that it shall have no right to rescind this Transfer Agreement in any circumstances and irrevocably waives any other remedies it may have in relation to a breach by any other Party of the Warranties or Clause 12.6 (Mutual Representations) provided that nothing in this Clause shall operate to exclude any Party's liability for fraudulent misrepresentation.

12.5     MEANING OF "SO FAR AS THE VENDOR IS AWARE"

         If any of the Warranties are expressed to be given "so far as the Vendor is aware" or "to the best of the knowledge information and belief of the Vendor", or words to that effect, then such expression shall be deemed to include an additional statement to the effect that the relevant Warranty has been made after reasonable enquiries.

12.6     MUTUAL REPRESENTATIONS

         Each Party represents to each other Party that it has full power and authority to execute, deliver and perform its obligations under this Transfer Agreement and that there are no existing agreements or arrangements with third parties, the terms of which prevent such Party from entering into or performing its obligations under this Transfer Agreement.

12.7     WAIVER OF RIGHTS

         The Vendor agrees with CSC to waive any rights or claims which it may have in respect of any misrepresentation, inaccuracy or omission in, or from, any information or advice supplied or given by any of the Employees on which the Vendor or a member of the Vendor Group may have relied in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

12.8     EXCLUSION OF IMPLIED TERMS

         All warranties, conditions, or terms not set out in this Agreement and which would otherwise be implied or incorporated into this Agreement by reason of statute, common law or otherwise (other than as to the title to goods) are hereby excluded, except to the extent they may not be excluded or limited by law.

13.      ASSIGNMENT AND THIRD PARTY RIGHTS

13.1     ASSIGNMENT

         (a) Either CSC or the Vendor may assign all or any of its rights or transfer all or any of its rights, obligations and liabilities under this Transfer Agreement to any member of its Group which is, for all purposes under this Transfer Agreement, tax resident [and registered for VAT](13) in the Territory (provided that if any such assignee or transferee ceases at any time to be a member of the relevant Group or so resident [or so registered for VAT](14) it shall, at the request of the Vendor (in the case of an assignment by CSC) or CSC (in the case of an assignment by the Vendor), immediately reassign and re-transfer all such rights, obligations and liabilities to a remaining member of the Group which is so resident [and so registered for VAT](15)), and the Vendor (in the case of an assignment by CSC) or CSC (in the case of an assignment by the


(13)     Only include in European, Mexican and Brazilian TA's.
(14)     Only include in European, Mexican and Brazilian TA's.
(15)     Only include in European, Mexican and Brazilian TA's.

                  Vendor) consents to such an assignment or transfer and will execute all deeds or other documents, and do all such acts as the assigning Party may reasonably require in order to give effect to such assignment or transfer. Any such assignment or transfer shall not affect the assigning or transferring Party's outstanding obligations or liabilities under this Transfer Agreement for which it shall continue to remain liable in the event the Party receiving the assignment of the relevant rights, obligations and liabilities should fail to meet their obligations or liabilities in relation thereto.

         (b) Except as permitted under Clause 13.1(a), neither CSC nor the Vendor may assign or transfer any of its rights, obligations or liabilities under this Transfer Agreement without the prior written consent of the other, such consent not to be unreasonably withheld.

         (c) Following any permitted assignment or transfer under Clause 13.1(a), any reference in this Transfer Agreement to the Vendor or CSC (as the case may be) shall, where the context allows, include a reference to the assignee or transferee (as the case may be). Any permitted assignee or transferee shall be treated for all purposes as if it had been an original Party to (and been granted the relevant rights under) this Transfer Agreement.

13.2     NO RIGHTS OF THIRD PARTIES

         The Parties do not intend any provision of this Transfer Agreement to be enforceable by any third party pursuant to the Contracts (Rights of Third Parties) Act 1999.

14.      ENTIRE AGREEMENT

14.1     ENTIRE AGREEMENT

         This Transfer Agreement, the Asset Transfer Agreement and the Master Services Agreement, together represent the entire agreement between the Parties in relation to the sale and purchase of the Assets and supersede any previous agreement, whether written or oral, between the Parties in relation to that subject matter.

14.2     NO LIABILITY UNLESS STATEMENT MADE FRAUDULENTLY

         No Party shall have any liability in respect of any misrepresentation or other statement (apart from the Warranties and the representation and warranty contained in Clause 12.6 (Mutual Representations)) being false, inaccurate and/or incomplete unless it was made fraudulently.

15.      NOTICES

15.1     NOTICES

         All notices and other communications relating to this Transfer
         Agreement:

         (a)      shall be in English and in writing;

         (b)      shall be delivered by hand or sent by post or facsimile;

         (c) shall be delivered or sent to the Party concerned at the relevant address or number, as appropriate, and marked all as shown in Clause 15.2 (Initial details) (subject to such amendments as may be notified from time to time in accordance with this Clause by the relevant Party to the other Parties);

         (d) may in the case of any claim form, judgment or other notice of process on any Party be delivered or sent to their respective registered offices from time to time; and

         (e)      shall take effect:

                  (i)      if delivered, upon delivery;

                  (ii) if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class registered post) 10 am on the second Business Day after posting; or

                  (iii) if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address, provided that if any communication would otherwise become effective on a non-Business Day or after 5 pm on a Business Day, it shall instead become effective at 10 am on the next Business Day.

15.2     INITIAL DETAILS

         The initial details for the purposes of Clause 15.1 (Notices) are:

         PARTY:                     THE VENDOR
         -----------------          ----------
         Address:                   [        ]
         Facsimile No:              [        ]
         Marked for
         the Attention of:          [        ]

         PARTY:                         CSC
         ----------------           ----------
         Address:                   [        ]
         Facsimile No:              [        ]
         Marked for
         the Attention of:          [        ]

16.      AMENDMENTS AND WAIVERS

16.1     AMENDMENTS TO BE IN WRITING

         No amendment or variation of the terms of this Transfer Agreement shall be effective unless it is made or confirmed in a written document signed by all the Parties provided that the agreement of CSC to any such amendment or variation shall not be unreasonably withheld or delayed.

16.2     WAIVERS

         No delay in exercising or non-exercise by any Party of any of its rights under or in connection with this Transfer Agreement shall operate as a waiver or release of that right. Rather, any such waiver or release must be specifically granted in writing signed by the Party granting it.

17.      SEVERABILITY

         If any part of any provision of this Transfer Agreement shall be illegal, invalid or unenforceable in any respect, then the remainder of such provision and all other provisions of this Transfer Agreement shall remain valid and enforceable, and the remaining rights, obligations and liability of the parts under this Transfer Agreement shall not be affected or impaired.

18.      COSTS

         Except where this Transfer Agreement provides otherwise, each Party shall be responsible for all the costs, charges and expenses incurred by it in connection with and incidental to the preparation and completion of this Transfer Agreement, the other documents referred to in this Transfer Agreement and the sale and purchase under this Transfer Agreement.

19.      CONTINUING EFFECT

         Each provision of this Transfer Agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

20.      COUNTERPARTS

20.1     ANY NUMBER OF COUNTERPARTS

         This Transfer Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until both Parties has executed at least one counterpart.

20.2     EACH COUNTERPART AN ORIGINAL

         Each counterpart shall constitute an original of this Transfer Agreement, but all the counterparts shall together constitute but one and the same instrument.

21.      ANNOUNCEMENTS AND CONFIDENTIALITY

21.1     NO ANNOUNCEMENTS WITHOUT PRIOR APPROVAL

         The Parties mutually agree that no press or other public announcements (whether to shareholders, employees, customers, suppliers or otherwise) shall be made or sent out by them in respect of the subject matter of this Transfer Agreement or any ancillary matter without the text of the announcement receiving the prior written approval of all of the Parties (that approval not to be unreasonably withheld or delayed).

21.2     ANNOUNCEMENT EXCEPTIONS

         Any Party may make or send out any press or public announcement to the extent the announcement is:

         (a)      required by the law of any relevant jurisdiction;

         (b) required by any securities exchange or regulatory or Governmental Authority to which any Party is subject or submits, wherever situated, including NASDAQ, the Securities and Exchange Commission of the United States of America, the London Stock Exchange, the UK Listing Authority or the Takeovers and Mergers Panel, whether or not the requirement for information has the force of law, in which case, the announcement shall only be made or sent out after consultation with (and after taking into account the reasonable requirements of) the other Parties as to the content of the announcement.

21.3     CONFIDENTIALITY

         Subject to Clause 21.1 (No announcements without prior approval), each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Transfer Agreement which relates to:

         (a) the provisions of this Transfer Agreement or the other documents referred to in this Transfer Agreement;

         (b)      the negotiations relating to this Transfer Agreement; or

         (c)      the other Parties.

21.4     CONFIDENTIALITY EXCEPTIONS

         Any of the Parties may disclose information referred to in Clause 21.3 (Confidentiality) which would otherwise be confidential if and to the extent the disclosure is:

         (a)      required by the law of any relevant jurisdiction;

         (b) required by any securities exchange or regulatory or Governmental Authority to which any Party is subject or submits, wherever situated, including NASDAQ, the Securities and Exchange Commission of the United States of America, the London Stock Exchange, the UK Listing Authority or the Takeovers and Mergers Panel, whether or not the requirement for disclosure has the force of law;

         (c) required to vest in that Party the full benefit of this Transfer Agreement in any of the Parties;

         (d) disclosed to the professional advisers, auditors or bankers of that Party or any other member of its Group;

         (e) disclosed to the officers or employees of that Party or any other member of its Group who need to know the information for the purposes of the transactions effected or contemplated by this Transfer Agreement subject to the condition that the Party making the disclosure shall procure that those persons comply with Clause 21.3 (Confidentiality) as if they were parties to this Transfer Agreement;

         (f) of information that has already come into the public domain through no fault of that Party;

         (g) of information of the kind referred to in Clause 21.2(b) (Confidentiality) which is already lawfully in the possession of that Party (and not subject to any obligation of confidentiality owed to any other Party) as evidenced by its or its professional advisers' written records; or

         (h) approved by the Parties having given prior written approval to the disclosure,

         provided that any information disclosed pursuant to paragraph (a) or
         (b) of this Clause 21.4 shall be disclosed only after notice to the other Parties and the disclosing Party shall take reasonable steps to co-operate with the other Parties regarding the manner of that disclosure.

21.5     NO LIMIT IN TIME

         The restrictions contained in this Clause 21 (Announcements and Confidentiality) shall continue to apply without limit in time.

22.      DISPUTE RESOLUTION

22.1 Any question or difference which may arise concerning the construction, meaning, effect or operation of this Transfer Agreement or any matter arising out of or in connection with this Transfer Agreement shall in the first instance be referred to the CSC Service Delivery Manager and the Marconi Contract Manager.

22.2 If the matter is not resolved within ten (10) Business Days of it being referred to the managers referred to in Clause 22.1 the matter shall be referred to the next level of the Vendor's and CSC's management in accordance with the hierarchy set forth in Clause 22.3 who must meet within ten (10) Business Days or such other period as the Parties may agree to attempt to resolve the matter. If the matter is not resolved at that meeting, the escalation shall continue with the same maximum time interval through one more level of management. If the unresolved matter is having a serious effect on the Services, the Parties shall use every reasonable endeavour to reduce the elapsed time in completing the process.

22.3     The levels of escalation are:

                                   CSC                                   THE VENDOR
                                   ----------------------------          ------------------------------------
         First Level               CSC Service Delivery Manager          Marconi Contract Manager
         Second Level              Account Executive                     Senior Vice  President - Information
                                                                         Technology
         Third Level               President - UK Division               Chief Operating Officer

         If any of the above are unable to attend a meeting, a substitute may attend provided that such substitute has at least the same seniority and is authorised to settle the unresolved matter.

22.4 If the matter is not resolved at or before the Third Level then the matter shall be submitted to mediation by CEDR within 14 days of any Party giving written notice to the others of that Party's wish to refer the matter to mediation by CEDR provided that such notice shall only be given while the matter remains unresolved by the escalation process and shall be given no later than the date 14 days after the date of the meeting of the Third Level of management. The representative of the Party giving such notice, at the escalation level at which such notice is given, shall (except where such notice is given at the Third Level) promptly notify that Party's representative at the next level, in order of ascent, that such notice has been given. The costs of the mediator shall be shared equally between the Parties (each Party bearing its own other costs). Where a matter is submitted to mediation as envisaged by this Clause 23.4, the provisions or requirements of this Clause 22 (Dispute Resolution) shall not be considered to have been applied or met until six (6) months after such submission.

22.5 No Party shall seek to initiate any proceedings in respect of, any unresolved matter until either escalation to and including the Third Level has been completed, unless such Party has reasonable cause to do so to avoid damage to its business or to protect or preserve any right of action it may have.

22.6 Notwithstanding anything in Clauses 22 (Dispute Resolution) or 23 (Arbitration), nothing in those Clauses shall operate to restrict any Party's or any member of their Group's rights to apply for or obtain emergency or interlocutory relief.

23.      ARBITRATION

23.1 Subject to Clause 22.6 (Dispute Resolution), any dispute arising out of or in connection with this Transfer Agreement shall be resolved in accordance with the provisions of this Clause 23.

23.2 Before referring a dispute to arbitration in accordance with Clause 23.4, the dispute shall in the first instance be dealt with in accordance with Clause 22 (Dispute Resolution).

23.3 Where pursuant to this Clause 23 any dispute is to be referred to arbitration, compliance with Clause 23.2 shall be a condition precedent to the making of an award, unless the Party referring the dispute to arbitration has reasonable cause to do so to protect or preserve any right of action it may have.

23.4 All disputes arising out of or in connection with this Transfer Agreement which cannot be resolved in accordance with Clauses 23.1 to
         23.2 shall be finally settled under the Rules of the London Court of International Arbitration by three arbitrators appointed in accordance with the said Rules. Furthermore:

         (a) the place and the seat of the arbitration shall be London, England; the tribunal shall have the power to conduct hearings elsewhere if appropriate;

         (b) the language of the arbitration, including all documents, shall be English;

         (c) the law governing this agreement to arbitrate shall be the law of England and Wales.

24.      GOVERNING LAW

         The construction, interpretation and performance of this Transfer Agreement and all transactions under this Transfer Agreement shall be governed by the laws of England and Wales without reference to the UNCITRAL Conventions on Contracts for the International Sale of Goods and without giving effect to any provision of such law relating to conflict of laws; provided that, if any provision of this Transfer Agreement is required by the mandatorily applicable laws of the Territory to be subject to the laws of the Territory, the construction, interpretation and performance of such provision shall be governed by the internal laws of the Territory without reference to the UNCITRAL Conventions on Contracts for the International Sale of Goods. To the extent permitted by such applicable law, the Parties hereby waive any provision of law that renders any provision of this Transfer Agreement unenforceable in any respect.

25.      REGULATORY MATTERS

25.1 The Vendor shall continue to be responsible for, and shall duly and promptly pay and discharge all fines and penalties payable to any Governmental Authority which relate to the Internal Services and shall (subject to Clause 25.2) indemnify CSC against all liability CSC may incur arising out of, or in connection with any such fines or penalties.

25.2 The indemnity in Clause 25.1 shall not apply to any liability CSC may incur arising out of or in connection with the Internal Services to the extent attributable to any act or omission of CSC, any member of the CSC Group or its or their employees, agents or contractors.

26.      FURTHER ASSURANCE

         Each Party shall, whether before, on or after termination of this Transfer Agreement, do, execute and perform and shall procure to be done, executed and performed, all such further acts, deeds, documents and things as the other Party may reasonably require from time to time effectively to give effect to this Transfer Agreement.

27.      LANGUAGE

         The Parties have requested that this Transfer Agreement and all documents contemplated by this Transfer Agreement or relating to it be drawn up in the English language.

28.      INDEMNIFICATION PROCEDURE

28.1 A Party entitled to indemnification under this Transfer Agreement (the "INDEMNIFIED PARTY") shall give written notice as soon as reasonably practicable upon becoming aware of circumstances giving rise to a right of indemnity under this Transfer Agreement to the Party that is obligated to provide indemnification (the "INDEMNIFYING PARTY"). Within ten Business Days after such notice, the Indemnifying Party may notify, in writing, the Indemnified Party of its decision to take control of the defence of any claim made by any third party and which is the subject of the indemnity and, in such circumstances, the Indemnifying Party shall be entitled to take control of the defence and investigation of such claim and to employ and engage lawyers of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall co-operate in all respects with the Indemnifying Party in the investigation and defence of such claim and shall not prejudice any defence to any such claim or attempt to settle or compromise such claim. No settlement of a claim which involves a remedy other than the payment of money by the Indemnifying Party shall:

         (a) be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; or

         (b) not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim.

         If the Indemnifying Party does not assume full control over the defence of a claim the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

28.2 The Indemnified Party under this Clause 28 (Indemnification Procedure) shall use its reasonable endeavours to mitigate the Loss to which the relevant indemnity relates.

                                   SCHEDULE 1

                             CURRENT CONTRACTS(16)


Note: This schedule relates directly to the baseline costs. Some `contracts' are in-fact just `contributions' to a contract in another country, eg Lotus, NAI, Siebel, Microsoft & Oracle.

PART 1: EQUIPMENT CONTRACTS

GERMANY

None

UK

None

USA

[***]

PART 2: MAINTENANCE CONTRACTS

[***]

PART 3: THIRD PARTY SUPPLY CONTRACTS

[***].


PART 4: VEHICLE LEASES

[***].


PART 5: OPERATING SYSTEM LICENCES

[***].




[16] Delete references to contracts in Territories which are not relevant to individual TA.

                                   SCHEDULE 2

                             EMPLOYMENT PROVISIONS

                                  CSC VERSION


[FOR INCLUSION IN UK & IRISH TA ONLY:


         DEFINED TERMS

         "APPROVED SUB-CONTRACTOR" has the meaning defined in the Master Services Agreement.

         "EUROPEAN REGULATIONS" means, in relation to a European Transferring Employee, the regulations implementing the provisions of EU Directive No. 77/187 dated 14 February 1977 (as amended by EU Directive No. 98/50 dated 29 June 1998 and by EU Directive No. 2001/23 (to the extent that EU Directive No. 2001/23 has been implemented)) applicable to that European Transferring Employee's terms and conditions of employment.

         "EUROPEAN TRANSFERRING EMPLOYEES" means the persons identified in
         Schedule 3 (The Employees) as the European transferring employees.

         "REGULATIONS" means, in relation to a UK Transferring Employee, the regulations implementing the provisions of EC Directive No. 77/187 dated 14 February 1977 (as amended by EU Directive No. 98/50 dated 29 June 1998) and as amended by EU Directive No. 2001/23 dated 12 March 2001 (to the extent that EU Directive No. 2001/23 has been implemented) including the Transfer of Undertakings (Protection of Employment) Regulations 1981 applicable to that UK Transferring Employee's terms and conditions of employment.

         "TAX" means and includes all forms of taxation and statutory, governmental, supra governmental, state, local governmental or municipal impositions, duties, contributions, deductions, withholdings and levies whether of the United Kingdom or elsewhere whenever imposed and all penalties, charges, costs and interest relating to any of them.

         "UK TRANSFERRING EMPLOYEES" means the persons identified in Schedule 3 (The Employees) as being the UK transferring employees.

1.       UK EMPLOYEES

1.1 The Vendor and the Supplier acknowledge and agree that the Regulations shall apply to the UK Transferring Employees.

1.2 All salaries and other emoluments of the UK Transferring Employees shall be discharged and all Pay As You Earn, tax income deduction and National Insurance Contribution requirements ("TAX Deductions") shall be complied with by the Vendor for itself and as agent for any member of the Vendor Group who are the employers of the UK Transferring Employees in respect of all periods up to Completion and in respect of all share options granted or exercised prior to Completion and the salaries, other emoluments and Tax Deductions of the UK Transferring Employees in respect of the period after Completion shall be for the account of the Supplier.

1.3      (a)      The Vendor will upon the date two (2) weeks after the date of signature of this Agreement and periodically two (2) weeks thereafter up to Completion promptly notify the Supplier of the following:

                  (i) subject to Paragraph 1.3(b) of this Schedule 2, any changes to the list of UK Transferring Employees before Completion, in which case their name or names will be deemed to have been deleted from the list in
                           Schedule 3 (The Employees);

                  (ii) subject to Paragraph 1.3(b) of this Schedule 2, if any UK Transferring Employee ceases to be primarily engaged by the Vendor Group in performing services which are the same or similar to the Services (the "BUSINESS");

                  (iii) if any UK Transferring Employee obtains a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise);

                  (iv) if any UK Transferring Employee is given notice of termination of his employment (or had his employment terminated without notice);

                  (v) if any offers of employment are made to any person by the Vendor Group in relation to the Business and if there is any person who has accepted such an offer of employment made by the Vendor Group but whose employment has not yet started;

                  (vi) if any order that has not yet been complied with has been made for the reinstatement or re-engagement of any of the UK Transferring Employees or any person formerly employed or engaged in the Business;

                  (vii) if there is any industrial action (other than insignificant unofficial action) or trade dispute (or related proceedings) by any UK Transferring Employees affecting the Business; and

                  (viii) if the Vendor Group becomes engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the UK Transferring Employees or with any other person employed by the Vendor Group in respect of whom liability is deemed to pass to the Supplier or its Approved Sub-Contractors by virtue of the Regulations and if the relevant member of the Vendor Group becomes aware of any likelihood of any such dispute, claim or proceedings arising at any time.

         (b) the Vendor undertakes from the date of signature of this Agreement up to Completion without the prior written consent of the Supplier not to:

                  (i) add or remove any Key Employee (as defined in the Master Services Agreement) to or from the list of UK Transferring Employees; or

                  (ii) change the names of more than [***] percent ([***]%) of any other persons (not being Key Employees) from the list of UK Transferring Employees provided that:

                           (aa) the aggregate number of UK Transferring Employees will not change;

                           (bb) any replacement personnel will have skills and experience which are substantially similar to those of the employees being replaced;

                           (cc) the terms of employment of replacement personnel will not be materially better than those of the employees being replaced;

                           (dd)     the severance costs of replacement
                                    personnel will not be materially higher
                                    than those of the employees being replaced;
                                    and

                           (ee) the Supplier is promptly advised of such changes; or

                  (iii) make any material changes to the terms of employment of the UK Transferring Employees. After Completion the Vendor shall at Supplier's request and cost make those employees who before Completion were used to perform the services which are the same or similar to the Services and who are working their notice period, available to Supplier for the provision of the Services until their actual termination dates.

1.4 The Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the UK Transferring Employees shall indemnify the Supplier against:

         (a) any act or omission or obligation or liability of the Vendor Group arising out of or relating to the employment of any of the UK Transferring Employees or any other employee or former employee of the Vendor Group prior to Completion, unless such act or omission or obligation or liability was caused by or on behalf of the Supplier Group; and

         (b) against all Loss arising out of any claim by any trade union, works council, staff association, worker representative (whether or not recognised by the Vendor Group) or employee in respect of all or any of the employees working in the provision of the Services, arising out of a failure or alleged failure by the Vendor Group to comply with its legal obligations to consult under any applicable law or regulation.

1.5 The Supplier shall indemnify the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the UK Transferring Employees against:

         (a) any act or omission or obligation or liability of the Supplier before or after Completion arising out of or relating to the employment or termination of employment of any of the UK Transferring Employees, unless such act or omission or obligation or liability was caused by or on behalf of the Vendor Group; and

         (b) any substantial changes to the terms of the employment of any of the UK Transferring Employees to their detriment which are made, proposed or anticipated to take effect after Completion and any change in the identity of their employer which is a significant change and to their detriment; and

         (c) any breach by the Supplier of Regulation 10(3) of the Regulations.

1.6 If any contract of employment of any UK Transferring Employee is found or alleged to continue with the Vendor Group after Completion, the Supplier agrees that:

         (a) in consultation with the Vendor, it will within [***] Business Days of being requested by the Vendor make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b)      that offer of employment will be

                  (i) on terms and conditions which, when taken as a whole, do not materially differ from those for the UK Transferring Employees who do transfer to the Supplier on Completion; and

                  (ii) fully compliant with the undertakings given by the Supplier in Paragraph 1.11.

1.7 As soon as possible after the offer made by the Supplier has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.6, the Supplier shall advise the Vendor which of those offers have been accepted or rejected. The Vendor shall or shall procure that the relevant employer of the UK Transferring Employee shall waive applicable notice periods for any such person who wishes to accept the Supplier's offer of employment. If the Supplier's offer of employment is rejected by that person, the Vendor shall or shall procure that the relevant employer of the UK Transferring Employee shall make that person available to the Supplier for the performance of the Services for so long as the Supplier may request, and shall not terminate, other than for cause or where the Supplier no longer requires the service of such employee, the employment of the person concerned. The Supplier shall be responsible for and shall indemnify the Vendor for itself and as agent for the member of the Vendor Group who is the employer of the UK Transferring Employee against all Loss arising directly or indirectly from the employment of that UK Transferring Employee from Completion of, if later, the date on which the relevant employment starts, until the termination of that employment unless such Loss was caused by or on behalf of the Vendor Group but not compensation for unfair or wrongful dismissal or breach of contract or any redundancy pay. The Supplier shall notify the Vendor if the Supplier no longer requires the service of such employee (a "CESSATION NOTICE") and the Vendor shall commence the legal termination process of the employment of the person concerned. In such a case the Supplier's indemnity in Paragraph
         1.7 shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from the date of its Cessation Notice and shall not include any period when such employee is providing services for the benefit of a member of the Vendor Group (other than the Services).

1.8 If any contract of employment of any person other than a UK Transferring Employee is found or alleged to continue with any member of the Supplier Group after Completion, the Vendor agrees that:

         (a) in consultation with the Supplier, it will or will procure that a member of the Vendor Group will within [***] Business Days of being requested by the Supplier make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b) that offer of employment will be on terms and conditions which, when taken as a whole, do not materially differ from the terms and conditions of employment of that person immediately before Completion.

1.9 As soon as possible after the offer made by the Vendor has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.6, the Vendor shall advise the Supplier which of those offers have been accepted or rejected. The Supplier shall or shall procure that the relevant employers of such employees shall waive applicable notice periods for any such person who wishes to accept the Vendor's offer of employment. If the Vendor's offer of employment is accepted by that person, the Supplier shall or shall procure that the relevant employer of such person shall commence the legal termination process of the employment of the person concerned and the Vendor shall be responsible for and indemnify the Supplier against all Loss arising directly or indirectly from (i) the employment of that person from Completion or, if later, the date on which the relevant employment starts, until the termination of that employment and (ii) that termination (including any redundancy pay (which shall consist of a redundancy package equivalent to that which would have been made available to him or her immediately prior to Completion (which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter)) but not compensation for unfair or wrongful dismissal or breach of contract). Provided that the Supplier should not be required to commence the termination of employment process where any such termination would, in the reasonable opinion of the Supplier, be likely to give rise to an award of compensation to the employee in addition to redundancy pay or a payment in lieu of notice. The Vendor's indemnity in Paragraph 1.9(i) shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from Completion or, if later, the date on which the relevant employment starts, and shall not include any period when such employee is providing services for the benefit of a member of the Supplier Group (other than the Services).

1.10 The Vendor and the Supplier shall give each other such assistance as either may reasonably require to comply with the Regulations in relation to any such employee of a member of the Vendor Group whose contract of employment is found or alleged to transfer to any member of the Supplier Group and in contesting any claim by any such person at or before Completion resulting from or in connection with this Agreement.

1.11 The Supplier undertakes to the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the UK Transferring Employees, in addition to the Regulations and any applicable laws, rules and regulations and any applicable collective bargaining agreements:

         (a) that the terms and conditions of employment and other contractual benefits (other than in respect of pensions, to which the provisions of Schedule 8 shall apply) enjoyed by the UK Transferring Employees (details of which are set out in the Disclosure Letter) in the period of [***] months from Completion will be no less favourable than those enjoyed by them prior to Completion (but without prejudice to any improvements to salaries, wages or conditions agreed in accordance with normal review procedures) save where individual UK Transferring Employees in their absolute discretion choose to agree to join the Supplier's flexible benefits scheme generally offered to the Supplier's employees;

         (b) to maintain, following Completion, a medical insurance scheme for the UK Transferring Employees which is the same or substantially equivalent to the scheme provided for them prior to Completion, details of which are set out in the Disclosure Letter; and

         (c) in the event of the Supplier effecting enforced redundancy of any of the UK Transferring Employees in the period of [***] months from Completion, to make available or procure that there is available to each UK Transferring Employee a package equivalent to that which would have been made available to him had he or she still been an employee of the Vendor Group at the date of that redundancy but which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter.

1.12 Immediately following Completion, the Vendor and the Supplier shall send to each of the UK Transferring Employees a joint letter in agreed terms.

1.13 The Vendor and the Supplier shall respectively consult and keep each other fully informed regarding any information they propose to give to the UK Transferring Employees and their representatives or any consultation they have with the UK Transferring Employees and their representatives regarding the subject matter of this Agreement prior to Completion, and each will offer the other the opportunity to attend and participate in any meetings prior to Completion at which information is given to or there is consultation with UK Transferring Employees and their representatives.

1.14 Immediately after Completion, the Vendor shall deliver promptly or procure the delivery to the Supplier copies of all reasonably available personnel and employment records and full particulars of:

         (a) each UK Transferring Employee, including name, ID number, sex, and the date on which continuity of employment began for each UK Transferring Employee for statutory purposes;

         (b) standard terms and conditions of employment of each category of UK Transferring Employee;

         (c) all payments, benefits or changes to terms and conditions of employment promised to any UK Transferring Employee;

         (d) dismissals (other than voluntary redundancies) of those employees primarily engaged in providing the Services effected within the [***] months prior to Completion and disciplinary records (if any) relating to those employees primarily engaged in providing the Services;

         (e) all agreements or arrangements entered into in relation to the UK Transferring Employees between the Vendor or relevant employer and any trade union or association of trade unions or organisation or body of employees including elected representatives; and

         (f) all strikes or other industrial action (other than insignificant unofficial action) taken by any UK Transferring Employee within the [***] months prior to Completion.

         This Paragraph shall be subject to compliance with any applicable law or regulation. If the provisions of that law or regulation prohibit full compliance with this Paragraph then the Vendor shall take all such steps as it can lawfully undertake to ensure as full compliance as possible with this Paragraph.

2.       EUROPEAN EMPLOYEES

2.1 The Vendor and the Supplier acknowledge that the European Regulations shall apply to the European Transferring Employees.

2.2 All salaries and other emoluments of the European Transferring Employees shall be discharged and all Tax deductions shall be complied with by the Vendor for itself and as agent for any member of the Vendor Group who is the employer of the European Transferring Employees in respect of all periods up to and including Completion and in respect of all share options granted or exercised prior to Completion and the salaries, other emoluments and Tax deductions of the European Transferring Employees in respect of the period after Completion shall be for the account of the Supplier.

2.3      (a)      The Vendor will upon the date two (2) weeks after the date of signature of this Agreement and periodically two (2) weeks thereafter up to Completion promptly notify the Supplier of the following:

                  (i) subject to Paragraph 2.3 (b) of this Schedule 2, any changes to the list of European Transferring Employees before Completion, in which case their name or names will be deemed to have been deleted from the list in Schedule 3;

                  (ii) subject to Paragraph 2.3 (b) of this Schedule 2, if any European Transferring Employee ceases to be primarily engaged by the Vendor Group in performing services which are the same or similar to the Services (the "Business");

                  (iii) if any European Transferring Employee obtains a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise);

                  (iv) if any European Transferring Employee is given notice of termination of his employment (or had his employment terminated without notice);

                  (v) if any offers of employment are made to any person by the Vendor Group in relation to the Business and if there is any person who has accepted such an offer of employment made by the Vendor Group but whose employment has not yet started;

                  (vi) if any order that has not been complied with has been made for the reinstatement or re-engagement of any of the European Transferring Employees or any person formerly employed or engaged in the Business;

                  (vii) if there is any industrial action (other than insignificant unofficial action) or trade dispute (or related proceedings) by any European Transferring Employees affecting the Business; and

                  (viii) if the Vendor Group becomes engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the European Transferring Employees or with any other person employed by the Vendor Group in respect of whom liability is deemed to pass to the Supplier or its Approved Sub-Contractors by virtue of the European Regulations and if the relevant member of the Vendor Group becomes aware of any likelihood of any such dispute, claim or proceedings arising at any time.

         (b) the Vendor undertakes from the date of signature of this Agreement up to Completion without the prior written consent of the Supplier not to:

                  (i) add or remove any Key Employee to or from the list of European Transferring Employees; or

                  (ii) change the names of more than [***] of any other persons (not being Key Employees) from the list of European Transferring Employees provided that:

                           (aa)     the aggregate number of European
                                    Transferring Employees will not change;

                           (bb) any replacement personnel will have skills and experience which are substantially similar to those of the employees being replaced;

                           (cc) the terms of employment of replacement personnel will not be materially better than those of the employees being replaced;

                           (dd)     the severance costs of replacement
                                    personnel will not be materially higher
                                    than those of the employees being replaced, and

                           (ee) the Supplier is promptly advised of such changes; or

                  (iii) make any material changes to the terms of employment of the European Transferring Employees. After Completion the Vendor shall at Supplier's request and cost make those employees who before Completion were used to perform the services which are the same or similar to the Services and who are working their notice period, available to Supplier for the provision of the Services until their actual termination dates.

2.4 The Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the European Transferring Employees shall indemnify the Supplier against:

         (a) any act or omission or obligation or liability of the Vendor Group, arising out of or relating to the employment of any of the European Transferring Employees or any other employee or former employee of the Vendor Group prior to Completion, unless such act or omission or obligation or liability was caused by or on behalf of the Supplier Group; and

         (b) all Loss arising out of any claim by any trade union, works council, staff association, worker representative (whether or not recognised by the Vendor Group) or employee in respect of all or any of the employees working in the provision of the Services, arising out of a failure or alleged failure by the Vendor Group to comply with its legal obligations to consult under any applicable law or regulation.

2.5 The Supplier shall indemnify the Vendor for itself and as agent for each member of the Vendor Group who are employers of the European Transferring Employees against:

         (a) any act or omission or obligation or liability of the Supplier before or after Completion arising out of or relating to the employment or termination of employment of any of the European Transferring Employees unless such act or omission or obligation or liability was caused by or on behalf of the Vendor Group; and

         (b) any substantial changes to the terms of the employment of any of the European Transferring Employees to their detriment which are made, proposed or anticipated to take effect after Completion and any change in the identity of their employer which is a significant change and to their detriment; and

         (c) any breach by the Supplier of its obligations to inform and consult with trade unions, works councils or employee representatives to the extent required by the European Regulations or national laws.

2.6 If any contract of employment of any European Transferring Employee is found or alleged to continue with the Vendor Group after Completion, the Supplier agrees that:

         (a) in consultation with the Vendor, it will within [***] Business Days of being requested by the Vendor make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b)      that offer of employment will be:

                  (i) on terms and conditions which, when taken as a whole, do not materially differ from those for the European Transferring Employees who do transfer to the Supplier on Completion; and

                  (ii) fully compliant with the undertakings given by the Supplier in Paragraph 2.11.

2.7 As soon as possible after the offer made by the Supplier has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 2.6, the Supplier shall advise the Vendor which of those offers have been accepted or rejected. The Vendor shall or shall procure that the relevant employer of the European Transferring Employee shall waive applicable notice periods for any such person who wishes to accept the Supplier's offer of employment. If the Supplier's offer of employment is rejected by that person, the Vendor shall or shall procure that the relevant employer of the European Transferring Employee shall make that person available to the Supplier for the performance of the Services for so long as the Supplier may request, and shall not terminate, other than for cause or where the Supplier no longer requires the service of such employee, the employment of the person concerned. The Supplier shall be responsible for and shall indemnify the Vendor for itself and as agent for the member of the Vendor Group who is the employer of the European Transferring Employee against all Loss arising directly or indirectly from the employment of that European Transferring Employee from Completion or, if later, the date on which the relevant employment starts until the termination of that employment unless such Loss was caused by or on behalf of the Vendor Group but not compensation for unfair or wrongful dismissal or breach of contract or any redundancy pay). The Supplier shall notify the Vendor if the Supplier no longer requires the service of such employee (a "CESSATION NOTICE") and the Vendor shall commence the legal termination process of the employment of the person concerned. In such a case the Supplier's indemnity in Paragraph 2.7 shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from the date of its Cessation Notice and shall not include any period when such employee is providing services for the benefit of a member of the Vendor Group (other than the Services).

2.8 If any contract of employment of any person other than a European Transferring Employee is found or alleged to continue with any member of the Supplier Group after Completion, the Vendor agrees that:

         (a) in consultation with the Supplier, it will or will procure that a member of the Vendor Group will within [***] Business Days of being requested by the Supplier to make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below: and

         (b) that offer of employment will be on terms and conditions which, when taken as a whole, do not materially differ from the terms and conditions of employment of that person immediately before Completion.

2.9 As soon as possible after the offer made by the Vendor has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.6, the Vendor shall advise the Supplier which of those offers have been accepted or rejected. The Supplier shall or shall procure that the relevant employers of such employees shall waive applicable notice periods for any such person who wishes to accept the Vendor's offer of employment. If the Vendor's offer of employment is rejected by that person, the Supplier shall or shall procure that the relevant employer of such person shall commence the legal termination process of the employment of the person concerned and the Vendor shall be responsible for and indemnify the Supplier against all Loss arising directly or indirectly from (i) the employment of that person from Completion or, if later, the date on which the relevant employment starts, until the termination of that employment and (ii) that termination (including any redundancy pay (which shall consist of a redundancy package equivalent to that which would have been made available to him or her immediately prior to Completion (which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter)) but not compensation for unfair or wrongful dismissal or breach of contract). Provided that the Supplier should not be required to commence the termination of employment process where any such termination would, in the reasonable opinion of the Supplier, be likely to give rise to an award of compensation to the employee in addition to redundancy pay or a payment in lieu of notice. The Vendor's indemnity in Paragraph 2.9(i) shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with the relevant law for the commencement and completion of the termination process, such longer period) from Completion or, if later, the date on which the relevant employment starts and shall not include any period when such employee is providing services for the benefit of a member of the Supplier Group (other than the Services).

2.10 The Vendor and the Supplier shall give each other such assistance as either may reasonably require to comply with the European Regulations in relation to any such employee of a member of the Vendor Group whose contract of employment is found or alleged to transfer to any member of the Supplier Group and in contesting any claim by any such person at or before Completion resulting from or in connection with this Agreement.

2.11 The Supplier undertakes to the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the European Transferring Employees, in addition to the European Regulations and any applicable laws, rules and regulations of the relevant European Country and any applicable collective bargaining agreements:

         (a) that the terms and conditions of employment and other contractual benefits (other than in respect of pensions, to which the provisions of Schedule 8 shall apply) enjoyed by the European Transferring Employees (details of which are set out in the Disclosure Letter) in the period of [***] ([***]) months from Completion will be no less favourable than those enjoyed by them prior to Completion (but without prejudice to any improvements to salaries, wages or conditions agreed in accordance with normal review procedures) save where individual European Transferring Employees in their absolute discretion choose to agree to join the Supplier's flexible benefits scheme generally offered to the Supplier's employees;

         (b) to maintain, following Completion, a medical insurance scheme for the European Transferring Employees which is the same or substantially equivalent to the scheme provided for them prior to Completion, details of which are set out in the Disclosure Letter; and

         (c) in the event of the Supplier effecting enforced redundancy of any of the European Transferring Employees in the period of [***] months from Completion, to make available or procure that there is available to each European Transferring Employee a package equivalent to that which would have been made available to him had he or she still been an employee of the Vendor Group at the date of that redundancy but which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter.

2.12 Immediately following Completion, the Vendor and the Supplier shall send to each of the European Transferring Employees a joint letter in agreed terms.

2.13 The Vendor and the Supplier shall respectively consult and keep each other fully informed regarding any information they propose to give to the European Transferring Employees and their representatives or any consultation they have with the European Transferring Employees and their representatives regarding the subject matter of this Agreement prior to Completion, and each will offer the other the opportunity to attend and participate in any meetings prior to Completion at which information is given to or there is consultation with European Transferring Employees and their representatives.

2.14 Immediately after Completion, the Vendor shall deliver promptly or procure the delivery to the Supplier copies of all reasonably available personnel and employment records and full particulars of:

         (a) each European Transferring Employee, including name, ID number, sex, and the date on which continuity of employment began for each European Transferring Employee for statutory purposes;

         (b) standard terms and conditions of employment of each category of European Transferring Employee;

         (c) all payments, benefits or changes to terms and conditions of employment promised to any European Transferring Employee;

         (d) dismissals (other than voluntary redundancies) of those employees primarily engaged in providing the Services effected within the [***] months prior to Completion and disciplinary records (if any) relating to those employees primarily engaged in providing the Services;

         (e) all agreements or arrangements entered into in relation to the European Transferring Employees between the Vendor or relevant employer and any trade union or association of trade unions or organisation or body of employees including elected representatives; and

         (f) all strikes or other industrial action (other than insignificant unofficial action) taken by any European Transferring Employee within the [***] ([***]) months prior to Completion.

         This Paragraph shall be subject to compliance with any applicable law or regulation. If the provisions of that law or regulation prohibit full compliance with this Paragraph then the Vendor shall take all such steps as it can lawfully undertake to ensure as full compliance as possible with this Paragraph.

3.       LONG TERM SICKNESS

3.1 The Parties acknowledge that individuals who are absent from work at Completion by reason of long term sickness as identified in Schedule 3C (Long Term Sick Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the Regulations or the European Regulations or otherwise. If within [***] months of the date of signature of this Agreement such an individual returns to work for the Marconi Group Paragraphs 1.6 and
         1.7 of this Schedule shall apply save that:

         (a) the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and
                  (ii); and

         (b) Paragraph 1.7 shall only apply to the extent that the individual is providing services for the benefit of a member of the Supplier Group.

4.       LEGAL RIGHT TO WORK

4.1 The Parties acknowledge that individuals who are not nationals of the country in which they work may have the right to work for the Marconi Group but may not be legally permitted to transfer to the Supplier Group or may lose the benefit of any current application for residency or similar rights. Such individuals are identified in Schedule 3D (Non-National Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the Regulations, European Regulations or otherwise. Marconi or the relevant employer of the people listed in Schedule 3D shall make those people available to the Supplier for the performance of the Services. When such individual is granted the necessary status to enable him to legally transfer to CSC without loss of legal status Paragraphs 1.6 and 1.7 of this Schedule shall apply providing that the individual is providing services to the Supplier save that the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and (ii).]


[FOR INCLUSION IN EU (NOT UK AND IRELAND) TA ONLY:

         DEFINED TERMS

         "APPROVED SUB-CONTRACTOR" has the meaning defined in the Master Services Agreement.

         "EUROPEAN REGULATIONS" means, in relation to a European Transferring Employee, the regulations implementing the provisions of EC Directive No. 77/187 dated 14 February 1977 as amended by EU Directive No. 98/50 dated 29 June 1998 and as amended by EU Directive No. 2001/23 dated 12 March 2001 (to the extent that EU Directive No. 2001/23 has been implemented) applicable to that European Transferring Employee's terms and conditions of employment.

         "EUROPEAN TRANSFERRING EMPLOYEES" means the persons identified in
         Schedule 3 (The Employees) as the European transferring employees.

         "TAX" means and includes all forms of taxation and statutory, governmental, supra governmental, state, local governmental or municipal impositions, duties, contributions, deductions, withholdings and levies whether of the United Kingdom or elsewhere whenever imposed and all penalties, charges, costs and interest relating to any of them.

1.       EUROPEAN EMPLOYEES

1.1 The Vendor and the Supplier acknowledge that the European Regulations shall apply to the European Transferring Employees.

1.2 All salaries and other emoluments of the European Transferring Employees shall be discharged and all Tax deductions shall be complied with by the Vendor for itself and as agent for any member of the Vendor Group who is the employer of the European Transferring Employees in respect of all periods up to and including Completion and in respect of all share options granted or exercised prior to Completion and the salaries, other emoluments and Tax deductions of the European Transferring Employees in respect of the period after Completion shall be for the account of the Supplier.

1.3      (a)      The Vendor will upon the date two (2) weeks after the date of signature of this Agreement and periodically two (2) weeks thereafter up to Completion promptly notify the Supplier of the following:

                  (i) subject to Paragraph 1.3 (b) of this Schedule 2, any changes to the list of European Transferring Employees before Completion, in which case their name or names will be deemed to have been deleted from the list in Schedule 3;

                  (ii) subject to Paragraph 1.3 (b) of this Schedule 2, if any European Transferring Employee ceases to be primarily engaged by the Vendor Group in performing services which are the same or similar to the Services (the "BUSINESS");

                  (iii) if any European Transferring Employee obtains a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise);

                  (iv) if any European Transferring Employee is given notice of termination of his employment (or had his employment terminated without notice);

                  (v) if any offers of employment are made to any person by the Vendor Group in relation to the Business and if there is any person who has accepted such an offer of employment made by the Vendor Group but whose employment has not yet started;

                  (vi) if any order that has not been complied with has been made for the reinstatement or re-engagement of any of the European Transferring Employees or any person formerly employed or engaged in the Business;

                  (vii) if there is any industrial action (other than insignificant unofficial action) or trade dispute (or related proceedings) by any European Transferring Employees affecting the Business; and

                  (viii) if the Vendor Group becomes engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the European Transferring Employees or with any other person employed by the Vendor Group in respect of whom liability is deemed to pass to the Supplier or its Approved Sub-Contractors by virtue of the European Regulations and if the Vendor Group becomes aware of any likelihood of any such dispute, claim or proceedings arising at any time.

         (b) the Vendor undertakes from the date of signature of this Agreement up to Completion without the prior written consent of the Supplier not to:

                  (i) add or remove any Key Employee to or from the list of European Transferring Employees; or

                  (ii) change the names of more than [***] percent ([***]%) of any other persons (not being Key Employees) from the list of European Transferring Employees provided that:

                           (aa)     the aggregate number of European
                                    Transferring Employees will not change;

                           (bb) any replacement personnel will have skills and experience which are substantially similar to those of the employees being replaced;

                           (cc) the terms of employment of replacement personnel will not be materially better than those of the employees being replaced;

                           (dd)     the severance costs of replacement
                                    personnel will not be materially higher
                                    than those of the employees being replaced, and

                           (ee) the Supplier is promptly advised of such changes; or

                  (iii) make any material changes to the terms of employment of the European Transferring Employees. After Completion the Vendor shall at Supplier's request and cost make those employees who before Completion were used to perform the services which are the same or similar to the Services and who are working their notice periods, available to Supplier for the provision of the Services until their actual termination dates.

1.4 The Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the European Transferring Employees shall indemnify the Supplier against:

         (a) any act or omission or obligation or liability of the Vendor Group, arising out of or relating to the employment of any of the European Transferring Employees or any other employee or former employee of the Vendor Group prior to Completion, unless such act or omission or obligation or liability was caused by or on behalf of the Supplier Group; and

         (b) against all Loss arising out of any claim by any trade union, works council, staff association, worker representative (whether or not recognised by the Vendor Group) or employee in respect of all or any of the employees working in the provision of the Services, arising out of a failure or alleged failure by the Vendor Group to comply with its legal obligations to consult under any applicable law or regulation.

1.5 The Supplier shall indemnify the Vendor for itself and as agent for each member of the Vendor Group who are employers of the European Transferring Employees against:

         (a) any act or omission or obligation or liability of the Supplier before or after Completion arising out of or relating to the employment or termination of employment of any of the European Transferring Employees unless such act or omission or obligation or liability was caused by or on behalf of the Vendor Group; and

         (b) any substantial changes to the terms of the employment of any of the European Transferring Employees to their detriment which are made, proposed or anticipated to take effect after Completion and any change in the identity of their employer which is a significant change and to their detriment; and

         (c) any breach by the Supplier of its obligations to inform and consult with trade unions, works councils or employee representatives to the extent required by the European Regulations or national laws.

1.6 If any contract of employment of any European Transferring Employee is found or alleged to continue with the Vendor Group after Completion, the Supplier agrees that:

         (a) in consultation with the Vendor, it will within [***] Business Days of being requested by the Vendor make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b)      that offer of employment will be:

                  (i) on terms and conditions which, when taken as a whole, do not materially differ from those for the European Transferring Employees who do transfer to the Supplier on Completion; and

                  (ii) fully compliant with the undertakings given by the Supplier in Paragraph 1.11.

1.7 As soon as possible after the offer made by the Supplier has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.6, the Supplier shall advise the Vendor which of those offers have been accepted or rejected. The Vendor shall or shall procure that the relevant employer of the European Transferring Employee shall waive applicable notice periods for any such person who wishes to accept the Supplier's offer of employment. If the Supplier's offer of employment is rejected by that person, the Vendor shall or shall procure that the relevant employer of the European Transferring Employee shall make that person available to the Supplier for the performance of the Services for so long as the Supplier may request, and shall not terminate, other than for cause or where the Supplier no longer requires the service of such employee, the employment of the person concerned. The Supplier shall be responsible for and shall indemnify the Vendor for itself and as agent for the member of the Vendor Group who is the employer of the European Transferring Employee against all Loss arising directly or indirectly from the employment of that European Transferring Employee from Completion of, if later, the date on which the relevant employment starts, until the termination of that employment unless such Loss was caused by or on behalf of the Vendor Group but not compensation for unfair or wrongful dismissal or breach of contract or any redundancy pay). The Supplier shall notify the Vendor if the Supplier no longer requires the service of such employee (a "CESSATION NOTICE") and the Vendor shall commence the legal termination process of the employment of the person concerned. In such a case the Supplier's indemnity in Paragraph 1.7 shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for commencement and completion of the termination process, such longer period) from the date of its Cessation Notice and shall not include any period when such employee is providing services for the benefit of a member of the Vendor Group (other than the Services).

1.8 If any contract of employment of any person other than a European Transferring Employee is found or alleged to continue with any member of the Supplier Group after Completion, the Vendor agrees that:

         (a) in consultation with the Supplier, it will or will procure that a member of the Vendor Group will within [***] Business Days of being requested by the Supplier to make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b) that offer of employment will be on terms and conditions which, when taken as a whole, do not materially differ from the terms and conditions of employment of that person immediately before Completion.

1.9 As soon as possible after the offer made by the Vendor has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.6, the Vendor shall advise the Supplier which of those offers have been accepted or rejected. The Supplier shall or shall procure that the relevant employers of such employees shall waive applicable notice periods for any such person who wishes to accept the Vendor's offer of employment. If the Vendor's offer of employment is rejected by that person, the Supplier shall or shall procure that the relevant employer of such person shall commence the legal termination process of the employment of the person concerned and the Vendor shall be responsible for and indemnify the Supplier against all Loss arising directly or indirectly from (i) the employment of that person from Completion or, if later, the date on which the relevant employment starts until the termination of that employment and (ii) that termination (including any redundancy pay (which shall consist of a redundancy package equivalent to that which would have been made available to him or her immediately prior to Completion (which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter)) but not compensation for unfair or wrongful dismissal or breach of contract). Provided that the Supplier should not be required to commence the termination of employment process where any such termination would, in the reasonable opinion of the Supplier, be likely to give rise to an award of compensation to the employee in addition to redundancy pay or a payment in lieu of notice. The Vendor's indemnity in Paragraph 1.9(i) shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from Completion or, if later, the date on which the relevant employment starts and shall not include any period when such employee is providing services for the benefit of a member of the Supplier Group (other than the Services).

1.10 The Vendor and the Supplier shall give each other such assistance as either may reasonably require to comply with the European Regulations in relation to any such employee of a member of the Vendor Group whose contract of employment is found or alleged to transfer to any member of the Supplier Group and in contesting any claim by any such person at or before Completion resulting from or in connection with this Agreement.

1.11 The Supplier undertakes to the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the European Transferring Employees, in addition to the European Regulations and any applicable laws, rules and regulations of the relevant European Country and any applicable collective bargaining agreements:

         (a) that the terms and conditions of employment and other contractual benefits (other than in respect of pensions, to which the provisions of Schedule 8 shall apply) enjoyed by the European Transferring Employees (details of which are set out in the Disclosure Letter) in the period of [***] months from Completion will be no less favourable than those enjoyed by them prior to Completion (but without prejudice to any improvements to salaries, wages or conditions agreed in accordance with normal review procedures) save where individual European Transferring Employees in their absolute discretion choose to agree to join the Supplier's flexible benefits scheme generally offered to the Supplier's employees;

         (b) to maintain, following Completion, a medical insurance scheme for the European Transferring Employees which is the same or substantially equivalent to the scheme provided for them prior to Completion, details of which are set out in the Disclosure Letter; and

         (c) in the event of the Supplier effecting enforced redundancy of any of the European Transferring Employees in the period of [***] months from Completion, to make available or procure that there is available to each European Transferring Employee a package equivalent to that which would have been made available to him had he or she still been an employee of the Vendor Group at the date of that redundancy but which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter.

1.12 Immediately following Completion, the Vendor and the Supplier shall send to each of the European Transferring Employees a joint letter in agreed terms.

1.13 The Vendor and the Supplier shall respectively consult and keep each other fully informed regarding any information they propose to give to the European Transferring Employees and their representatives or any consultation they have with the European Transferring Employees and their representatives regarding the subject matter of this Agreement prior to Completion, and each will offer the other the opportunity to attend and participate in any meetings prior to Completion at which information is given to or there is consultation with European Transferring Employees and their representatives.

1.14 Immediately after Completion, the Vendor shall deliver promptly or procure the delivery to the Supplier copies of all reasonably available personnel and employment records and full particulars of:

         (a) each European Transferring Employee, including name, ID number, sex, and the date on which continuity of employment began for each European Transferring Employee for statutory purposes;

         (b) standard terms and conditions of employment of each category of European Transferring Employee;

         (c) all payments, benefits or changes to terms and conditions of employment promised to any European Transferring Employee;


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
         (d) dismissals (other than voluntary redundancies) of those employees primarily engaged in providing the Services effected within the [***] months prior to Completion and disciplinary records (if any) relating to those employees primarily engaged in providing the Services;

         (e) all agreements or arrangements entered into in relation to the European Transferring Employees between the Vendor or relevant employer and any trade union or association of trade unions or organisation or body of employees including elected representatives; and

         (f) all strikes or other industrial action (other than insignificant unofficial action) taken by any European Transferring Employee within the [***] months prior to Completion.

         This Paragraph shall be subject to compliance with any applicable law or regulation. If the provisions of that law or regulation prohibit full compliance with this Paragraph then the Vendor shall take all such steps as it can lawfully undertake to ensure as full compliance as possible with this Paragraph.

2.       LONG TERM SICKNESS

2.1 The Parties acknowledge that individuals who are absent from work at Completion by reason of long term sickness as identified in Schedule 3C (Long Term Sick Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the European Regulations or otherwise. If within [***] months of the date of signature of this Agreement such an individual returns to work for the Marconi Group Paragraphs 1.6 and 1.7 of this Schedule shall apply save that:

         (a) the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and
                  (ii); and

         (b) Paragraph 1.7 shall only apply to the extent that the individual is providing services for the benefit of a member of the Supplier Group.

3.       LEGAL RIGHT TO WORK

3.1 The Parties acknowledge that individuals who are not nationals of the country in which they work may have the right to work for the Marconi Group but may not be legally permitted to transfer to the Supplier Group or may lose the benefit of any current application for residency or similar rights. Such individuals are identified in Schedule 3D (Non-National Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the European Regulations or otherwise. Marconi or the relevant employer of the people listed in Schedule 3D shall make those people available to the Supplier for the performance of the Services. When such individual is granted the necessary status to enable him to legally transfer to CSC without loss of legal status Paragraphs 1.6 and 1.7 of this Schedule shall apply providing that the individual is providing services to the Supplier save that the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and
         (ii).]

[FOR INCLUSION IN NON EU TA ONLY:

         DEFINED TERMS

         "APPROVED SUB-CONTRACTOR" has the meaning defined in the Master Services Agreement.

         "NON-EUROPEAN TRANSFERRING EMPLOYEES" means the persons identified in
         Schedule 3 (The Employees) as the Non-European transferring employees.

1.       NON-EUROPEAN EMPLOYEES

1.1 In sufficient time to allow proper contractual or statutory notice of termination of employment to be given by the Vendor or the employer of any of the Non-European Transferring Employees and such notice to have expired on or before Completion or in such timescale as the Parties may agree but in any event prior to Completion, the Supplier shall make an offer to each Non-European Transferring Employee (other than those under notice of termination of employment (for reasons not connected with the transfer of the Services) at the time the Supplier makes its offer) to employ him or her under a new employment relationship to commence immediately after Completion. The offer to be made will be conditional upon Completion occurring and such that:

         (a) the provisions of the new employment relationship as to the capacity and place in which the person will be employed and as to the other terms and conditions of his employment, will, when considered overall, be no less favourable than the corresponding provisions of his or her employment relationship as existing immediately prior to Completion, save as to the identity of the employer ; and

         (b) it complies with the undertakings given by the Supplier in Paragraph 1.3.

1.2 If the Non-European Transferring Employee wishes to accept the offer then the Vendor shall or shall procure that the relevant member of the Vendor Group who is the employer of the Non-European Transferring Employee shall waive the requirement on the Non-European Transferring Employee concerned to give any period of notice of termination of his or her employment under the terms of his or her employment so as to allow the employee to commence employment with the Supplier at Completion.

1.3 The Supplier hereby undertakes to the Vendor for itself and as agent for the employer of the Non-European Transferring Employees, in addition to any applicable laws, rules or regulations or agreements:

         (a) that the terms and conditions of employment and other benefits (other than in respect of pensions (to which the provisions of Schedule 8 shall apply) enjoyed by the Non-European Transferring Employees (details of which are set out in the Disclosure Letter) in the period of [***] months from Completion will, be no less favourable than those enjoyed by them prior to Completion (but without prejudice to any improvements to salaries, wages or conditions agreed in accordance with the Supplier's normal review procedures) save where individual Non-European Transferring Employees in their absolute discretion choose to agree to join the Supplier's flexible benefits scheme generally offered to the Supplier's employees;

         (b) to maintain, following Completion, a medical insurance scheme for the Non-European Transferring Employees which is the same or substantially equivalent to the scheme provided for them prior to Completion, details of which are set out in the Disclosure Letter; and

         (c) in the event of the Supplier effecting enforced redundancy of any of the Non-European Transferring Employees or terminating any of the Non-European Transferring Employees' employment relationships without good cause in the period of [***] months from Completion, to make available or procure that there is available to each Non-European Transferring Employee a package which is equivalent to that which would have been made available to him or her had he or she still been an employee of the relevant member of the Vendor Group at the date of such redundancy or termination without good cause which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter.

1.4 The Vendor or the relevant member of the Vendor Group and the Supplier shall where required by the relevant local law or custom inform and consult with recognised trade unions or employee representatives about this Agreement and/or about the offers of employment to be made pursuant to this Paragraph 1 and/or shall fulfil any obligations to notify any statutory or other authority whatsoever about this Agreement.

1.5 The Vendor for itself and as agent for the relevant member of the Vendor Group who is the employer of any of the Non-European Transferring Employees and the Supplier shall indemnify each other against any Loss they may incur as a result of their respective failures to consult and/or notify in accordance with Paragraph 1.4.

1.6 The Vendor shall be responsible for and shall fully indemnify and keep indemnified the Supplier from and against all and any Loss arising, directly or indirectly, from any act or omission or obligation or liability of the Vendor or the relevant member of the Vendor Group in relation to the Non-European Transferring Employees prior to Completion, except those which are an act or omission or obligation or liability of any member of the Supplier Group.

1.7 If any employment relationship of any person other than a Non-European Transferring Employee is found or alleged to continue with any member of the Supplier Group after Completion, the Vendor agrees that:

         (a) in consultation with the Supplier, it will or will procure that a member of the Vendor Group will within [***] Business Days of being requested by the Supplier make to that person an offer in writing to employ him or her under a new employment relationship to take effect upon the termination referred to below; and

         (b) that offer of employment will be on terms and conditions which, when taken as a whole, do not materially differ from the terms and conditions of employment of that person immediately before Completion.

1.8 As soon as possible after the offer made by the Vendor or the relevant member of the Vendor Group has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.7, the Vendor shall advise the Supplier which of those offers have been accepted or rejected. The Supplier shall or shall procure that the relevant employers of such employees shall waive applicable notice periods for any such person who wishes to accept the Vendor's offer of employment. If the Vendor's offer of employment is rejected by that person, the Supplier shall or shall procure that the relevant employer of such person shall commence the legal termination process of the employment of the person concerned and the Vendor shall be responsible for and indemnify the Supplier against all Loss arising directly or indirectly from (i) the employment of that person from Completion or, if later, the date on which the relevant employment starts until the termination of that employment and (ii) that termination (including any redundancy pay (which shall consist of a redundancy package equivalent to that which would have been made available to him or her immediately prior to Completion (which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter)) but not compensation for unfair or wrongful dismissal or breach of contract). Provided that the Supplier should not be required to commence the termination of employment process where any such termination would, in the reasonable opinion of the Supplier, be likely to give rise to an award of compensation to the employee in addition to redundancy pay or a payment in lieu of notice. The Vendor's indemnity in Paragraph 1.8(i) shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from Completion of, if later, the date on which the relevant employment starts, and shall not include any period when such employee is providing services for the benefit of a member of the Supplier Group (other than the Services).

1.9 The Supplier shall be responsible for and shall fully indemnify and keep indemnified the Vendor and each member of the Vendor Group from and against all and any Loss which may be incurred by or made against the Vendor or any member of the Vendor Group by or on behalf of or in connection with any of the Non-European Transferring Employees and arising directly or indirectly from any act or omission or obligation or liability of the Supplier or any member of the Supplier Group after Completion in relation to the Non-European Transferring Employees unless such act or omission or obligation or liability was caused by or on behalf of the Vendor or Vendor Group.

2.       LONG TERM SICKNESS

2.1 The Parties acknowledge that individuals who are absent from work at Completion by reason of long term sickness as identified in Schedule 3C (Long Term Sick Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion. If within [***] months of the date of signature of this Agreement such an individual returns to work for the Vendor Group Paragraphs 1.7 and 1.8 of this Schedule shall apply (and references to Vendor shall be deemed to be references to Supplier and vice versa) save that:

         (a) the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.7(b); and

         (b)      Paragraph 1.8(ii) shall not apply; and

         (c) Paragraph 1.8(i) shall only apply to the extent that the individual is providing services for the benefit of a member of the Supplier Group.

3.       LEGAL RIGHT TO WORK

3.1 The Parties acknowledge that individuals who are not nationals of the country in which they work may have the right to work for the Vendor Group but may not be legally permitted to transfer to the Supplier Group or may lose the benefit of any current application for residency or similar rights. Such individuals are identified in Schedule 3D (Non-National Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the Regulations, European Regulations, South African Law or otherwise. The Vendor or the relevant employer of the people listed in Schedule 3D shall make those people available to the Supplier for the performance of the Services. When such individual is granted the necessary status to enable him to legally transfer to CSC without loss of legal status Paragraphs 1.7 and 1.8 of this Schedule shall apply (and references to Vendor shall be deemed to be references to Supplier and vice versa) providing that the individual is providing services to the Supplier save that the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.7(b).]

[FOR INCLUSION IN SOUTH AFRICAN TA ONLY:

         DEFINED TERMS

         "APPROVED SUB-CONTRACTOR" has the meaning defined in the Master Services Agreement.

         "SOUTH AFRICAN LAW" means, in relation to a South African Transferring Employee, the South African Labour Relations Act 1995 (as amended) and any other applicable national laws, rules or regulations governing the transfer of a business as a going concern.

         "SOUTH AFRICAN TRANSFERRING EMPLOYEES" means the persons identified in
         Schedule 3 (The Employees) as the South African transferring employees.

         "TAX" means and includes all forms of taxation and statutory, governmental, supra governmental, state, local governmental or municipal impositions, duties, contributions, deductions, withholdings and levies whether of the United Kingdom or elsewhere whenever imposed and all penalties, charges, costs and interest relating to any of them.

1.       SOUTH AFRICAN EMPLOYEES

1.1 The Vendor and the Supplier acknowledge and agree that South African Law shall apply to the South African Transferring Employees.

1.2 All salaries and other emoluments of the South African Transferring Employees shall be discharged and Tax deductions shall be complied with by the Vendor for itself and as agent for any member of the Vendor Group who are the employers of the South African Transferring Employees in respect of all periods up to and including Completion and in respect of all share options granted or exercised prior to Completion and the salaries, other emoluments and Tax deductions of the South African Transferring Employees in respect of the period after Completion shall be for the account of the Supplier.

1.3      (a)      The Vendor will upon the date two (2) weeks after the date of signature of this Agreement and periodically two (2) weeks thereafter up to Completion promptly notify the Supplier of the following:

                  (i) subject to Paragraph 1.3(b) of this Schedule 2, any changes to the list of South African Transferring Employees before Completion, in which case their name or names will be deemed to have been deleted from the list in Schedule 3 (The Employees);

                  (ii) subject to Paragraph 1.3(b) of this Schedule 2, if any South African Transferring Employee ceases to be primarily engaged by the Vendor Group in performing services which are the same or similar to the Services (the "BUSINESS");

                  (iii) if any South African Transferring Employee obtains a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise);

                  (iv) if any South African Transferring Employee is given notice of termination of his employment (or had his employment terminated without notice);

                  (v) if any offers of employment are made to any person by the Vendor Group in relation to the Business and if there is any person who has accepted such an offer of employment made by the Vendor Group but whose employment has not yet started;

                  (vi) if any order that has not been complied with has been made for the reinstatement or re-engagement of any of the South African Transferring Employees or any person formerly employed or engaged in the Business;

                  (vii) if there is any industrial action (other than insignificant unofficial action) or trade dispute (or related proceedings) by any South African Transferring Employees affecting the Business; and

                  (viii) if the Vendor Group becomes engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the South African Transferring Employees or with any other person employed by the Vendor Group in respect of whom liability is deemed to pass to the Supplier or its Approved Sub-Contractors by virtue of South African Law and if the Vendor Group becomes aware of any likelihood of any such dispute, claim or proceedings arising at any time.

         (b) The Vendor undertakes from the date of signature of this Agreement up to Completion without the prior written consent of the Supplier not to:


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
                  (i) add or remove any Key Employee to or from the list of South African Transferring Employees; or

                  (ii) change the names of more than [***] percent ([***]%) of any other persons (not being Key Employees) from the list of South African Transferring Employees provided that:

                           (aa) the aggregate number of South African Transferring Employees will not change;

                           (bb) any replacement personnel will have skills and experience which are substantially similar to those of the employees being replaced;

                           (cc) the terms of employment of replacement personnel will not be materially better than those of the employees being replaced;

                           (dd)     the severance costs of replacement
                                    personnel will not be materially higher
                                    than those of the employees being replaced;
                                    and

                           (ee) the Supplier is promptly advised of such changes; or

                  (iii) make any material changes to the terms of employment of the South African Transferring Employees. After Completion the Vendor shall at Supplier's request and cost make those employees who before Completion were used to perform the services which are the same or similar to the Services and who are working their notice periods, available to Supplier for the provision of the Services until their actual termination dates.

1.4 The Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the South African Transferring Employees shall indemnify the Supplier against:

         (a) any act or omission or obligation or liability of the Vendor Group, arising out of or relating to the employment of any of the South African Transferring Employees or any other employee or former employee of the Vendor Group prior to Completion, unless such act or omission or obligation or liability was caused by or on behalf of the Supplier Group; and

         (b) against all Loss arising out of any claim by any trade union, works council, staff association, worker representative (whether or not recognised by the Vendor or the Vendor Group) or employee in respect of all or any of the employees working in the provision of the Services, arising out of a failure or alleged failure by the Vendor or the Vendor Group to comply with its legal obligations to consult under any applicable law or regulation.

1.5 The Supplier shall indemnify the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the South African Transferring Employees against:

         (a) any act or omission or obligation or liability of the Supplier before or after Completion arising out of or relating to the employment or termination of employment of any of the South African Transferring Employees unless such act or omission or obligation or liability was caused by or on behalf of the Vendor Group; and

         (b) any substantial changes to the terms of the employment of any of the South African Transferring Employees to their detriment which are made, proposed or anticipated to take effect after Completion and any change in the identity of their employer which is a significant change and to their detriment.

1.6 If any contract of employment of any South African Transferring Employee is found or alleged to continue with the Vendor Group after Completion, the Supplier agrees that:

         (a) in consultation with the Vendor, it will within [***] Business Days of being requested by the Vendor make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b)      that offer of employment will be:

                  (i) on terms and conditions which, when taken as a whole, do not materially differ from those for the South African Transferring Employees who do transfer to the Supplier on Completion; and

                  (ii) fully compliant with the undertakings given by the Supplier in Paragraph 1.11.

1.7 As soon as possible after the offer made by the Supplier has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.6, the Supplier shall advise the Vendor which of those offers have been accepted or rejected. The Vendor shall or shall procure that the relevant employer of the South African Transferring Employee shall waive applicable notice periods for any such person who wishes to accept the Supplier's offer of employment. If the Supplier's offer of employment is rejected by that person, the Vendor shall or shall procure that the relevant employer of the South African Transferring Employee


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
         shall make that person available to the Supplier for the performance of the Services for so long as the Supplier may request, and shall not terminate, other than for cause or where the Supplier no longer requires the service of such employee, the employment of the person concerned. The Supplier shall be responsible for and shall indemnify the Vendor for itself and as agent for the member of the Vendor Group who is the employer of the South African Transferring Employee against all Loss arising directly or indirectly from the employment of that South African Transferring Employee from Completion of, if later, the date on which the relevant employment starts until the termination of that employment unless such Loss was caused by or on behalf of the Vendor Group but not compensation for unfair or wrongful dismissal or breach of contract or any redundancy pay). The Supplier shall notify the Vendor if the Supplier no longer requires the service of such employee (a "CESSATION NOTICE") and the Vendor shall commence the legal termination process of the employment of the person concerned. In such a case the Supplier's indemnity in Paragraph 1.7 shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from the date of its Cessation Notice and shall not include any period when such employee is providing services for the benefit of a member of the Vendor Group (other than the Services).

1.8 If any contract of employment of any person other than a South African Transferring Employee is found or alleged to continue with any member of the Supplier Group after Completion, the Vendor agrees that:

         (a) in consultation with the Supplier, it will or will procure that a member of the Vendor Group will within [***] Business Days of being requested by the Supplier to make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b) that offer of employment will be on terms and condition which, when taken as a whole, do not materially differ from the terms and conditions of employment of that person immediately before Completion.

1.9 As soon as possible after the offer made by the Vendor has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after


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
         an offer has been made in accordance with Paragraph 1.6, the Vendor shall advise the Supplier which of those offers have been accepted or rejected. The Supplier shall or shall procure that the relevant employers of such employees shall waive applicable notice periods for any such person who wishes to accept the Vendor's offer of employment. If the Vendor's offer of employment is rejected by that person, the Supplier shall or shall procure that the relevant employer of such person shall commence the legal termination process of the employment of the person concerned and the Vendor shall be responsible for and indemnify the Supplier against all Loss arising directly or indirectly from (i) the employment of that person from Completion or, if later the date on which the relevant employment starts, until the termination of that employment and (ii) that termination (including any redundancy pay (which shall consist of a redundancy package equivalent to that which would have been made available to him or her immediately prior to Completion (which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter)) but not compensation for unfair or wrongful dismissal or breach of contract). Provided that the Supplier should not be required to commence the termination of employment process where any such termination would, in the reasonable opinion of the Supplier, be likely to give rise to an award of compensation to the employee in addition to redundancy pay or a payment in lieu of notice. The Vendor's indemnity in Paragraph 1.9(i) shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from Completion or, if later, the date on which the relevant employment starts and shall not include any period when such employee is providing services for the benefit of a member of the Supplier Group (other than the Services).

1.10 The Vendor and the Supplier shall give each other such assistance as either may reasonably require to comply with South African Law in relation to any such employee of a member of the Vendor Group whose contract of employment is found or alleged to transfer to any member of the Supplier Group and in contesting any claim by any such person at or before Completion resulting from or in connection with this Agreement.

1.11 The Supplier undertakes to the Vendor for itself and as agent for each member of the Vendor Group who are the employers of any of the South African Transferring Employees, in addition to any relevant South African Law, rules or regulations and any applicable collective bargaining agreements:


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
         (a) that the terms and conditions of employment and other contractual benefits (other than in respect of pensions, to which the provisions of Schedule 8 shall apply) enjoyed by the South African Transferring Employees (details of which are set out in the Disclosure Letter) in the period of [***] months from Completion will be no less favourable than those enjoyed by them prior to Completion (but without prejudice to any improvements to salaries, wages or conditions agreed in accordance with normal review procedures) save where individual South African Transferring Employees in their absolute discretion choose to agree to join the Supplier's flexible benefits scheme generally offered to the Supplier's employees;

         (b) to maintain, following Completion, a medical insurance scheme for the South African Transferring Employees which is the same or substantially equivalent to the scheme provided for them prior to Completion, details of which are set out in the Disclosure Letter; and

         (c) in the event of the Supplier effecting enforced redundancy of any of the South African Transferring Employees in the period of [***] months from Completion, to make available or procure that there is available to each South African Transferring Employee a package equivalent to that which would have been made available to him had he or she still been an employee of the Vendor Group at the date of that redundancy but which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter.

1.12 Immediately following Completion, the Vendor and the Supplier shall send to each of the South African Transferring Employees a joint letter in agreed terms.

1.13 The Vendor and the Supplier shall respectively consult and keep each other fully informed regarding any information they propose to give to the South African Transferring Employees and their representatives or any consultation they have with the South African Transferring Employees and their representatives regarding the subject matter of this Agreement prior to Completion, and each will offer the other the opportunity to attend and participate in any meetings prior to Completion at which information is given to or there is consultation with South African Transferring Employees and their representatives.

1.14 Immediately after Completion, the Vendor shall deliver promptly or procure the delivery to the Supplier copies of all reasonably available personnel and employment records and full particulars of:


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
         (a) each South African Transferring Employee, including name, ID number, sex, and the date on which continuity of employment began for each South African Transferring Employee for statutory purposes;

         (b) standard terms and conditions of employment of each category of South African Transferring Employee;

         (c) all payments, benefits or changes to terms and conditions of employment promised to any South African Transferring Employee;

         (d) dismissals (other than voluntary redundancies) of those employees primarily engaged in providing the Services effected within the [***] months prior to Completion and disciplinary records (if any) relating to those employees primarily engaged in providing the Services;

         (e) all agreements or arrangements entered into in relation to the South African Transferring Employees between the Vendor or relevant employer and any trade union or association of trade unions or organisation or body of employees including elected representatives; and

         (f) all strikes or other industrial action (other than insignificant unofficial action) taken by any South African Transferring Employee within the [***] months prior to Completion.

         This Paragraph shall be subject to compliance with any applicable law or regulation. If the provisions of that law or regulation prohibit full compliance with this Paragraph then the Vendor shall take all such steps as it can lawfully undertake to ensure as full compliance as possible with this Paragraph.

2.       LONG TERM SICKNESS

2.1 The Parties acknowledge that individuals who are absent from work at Completion by reason of long term sickness as identified in Schedule 3C (Long Term Sick Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to South African Law or otherwise. If within [***] months of the date of signature of this Agreement such an individual returns to work for the Vendor Group Paragraphs 1.6 and 1.7 of this Schedule shall apply save that:

         (a) the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and
                  (ii); and


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
         (b) Paragraph 1.7 shall only apply to the extent that the individual is providing services for the benefit of a member of the Supplier Group.

3.       LEGAL RIGHT TO WORK

3.1 The Parties acknowledge that individuals who are not nationals of the country in which they work may have the right to work for the Vendor Group but may not be legally permitted to transfer to the Supplier Group or may lose the benefit of any current application for residency or similar rights. Such individuals are identified in Schedule 3D (Non-National Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to South African Law or otherwise. The Vendor or the relevant employer of the people listed in Schedule 3D shall make those people available to the Supplier for the performance of the Services. When such individual is granted the necessary status to enable him to legally transfer to CSC without loss of legal status Paragraphs 1.6 and 1.7 of this Schedule shall apply providing that the individual is providing services to the Supplier save that the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and (ii).]

[FOR INCLUSION IN MEXICAN TA ONLY:

0.       DEFINED TERMS

         "APPROVED SUB-CONTRACTOR" has the meaning defined in the Master Services Agreement.

         "MEXICAN REGULATIONS" means the Mexican Federal Labor Law and its regulations, the Mexican Social Security Law and its regulations, the Federal Housing Law and its regulations applicable to that Mexican Transferring Employee's terms and conditions of employment.

         "MEXICAN TRANSFERRING EMPLOYEES" means the persons identified in
         Schedule 3 (The Employees) as the Mexican transferring employees.

         "TAX" means and includes all forms of taxation and statutory, governmental, supra governmental, state, local governmental or municipal impositions, duties, contributions, deductions, withholdings and levies whether of the Mexican Republic or elsewhere whenever imposed and all penalties, charges, costs and interest relating to any of them.


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
1.       MEXICAN EMPLOYEES

1.1 The Vendor and the Supplier acknowledge that the Mexican Regulations shall apply to the Mexican Transferring Employees.

1.2 All salaries and other emoluments of the Mexican Transferring Employees shall be discharged and all Tax deductions shall be complied with by the Vendor for itself and as agent for any member of the Vendor Group who is the employer of the Mexican Transferring Employees in respect of all periods up to and including Completion and in respect of all share options granted or exercised prior to Completion and the salaries, other emoluments and Tax deductions of the Mexican Transferring Employees in respect of the period after Completion shall be for the account of the Supplier.

1.3      (a)      The Vendor will upon the date two (2) weeks after the date of signature of this Agreement and periodically two (2) weeks thereafter up to Completion promptly notify the Supplier of the following:

                  (i) subject to Paragraph 1.3 (b) of this Schedule 2, any changes to the list of Mexican Transferring Employees before Completion, in which case their name or names will be deemed to have been deleted from the list in Schedule 3;

                  (ii) subject to Paragraph 1.3 (b) of this Schedule 2, if any Mexican Transferring Employee ceases to be primarily engaged by the Vendor Group in performing services which are the same or similar to the Services (the "BUSINESS");

                  (iii) if any Mexican Transferring Employee obtains a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise);

                  (iv) if any Mexican Transferring Employee is given notice of termination of his employment (or had his employment terminated without notice);

                  (v) if any offers of employment are made to any person by the Vendor Group in relation to the Business and if there is any person who has accepted such an offer of employment made by the Vendor Group but whose employment has not yet started;


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
                  (vi) if any order that has not been complied with has been made for the reinstatement or re-engagement of any of the Mexican Transferring Employees or any person formerly employed or engaged in the Business;

                  (vii) if there is any industrial action (other than insignificant unofficial action) or trade dispute (or related proceedings) by any Mexican Transferring Employees affecting the Business; and

                  (viii) if the Vendor Group becomes engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, or statute) with any of the Mexican Transferring Employees or with any other person employed by the Vendor Group in respect of whom liability is deemed to pass to the Supplier or its Approved Sub-Contractors by virtue of the Mexican Regulations and if the Vendor Group becomes aware of any likelihood of any such dispute, claim or proceedings arising at any time.

         (b) the Vendor undertakes from the date of signature of this Agreement up to Completion without the prior written consent of the Supplier not to:

                  (i) add or remove any Key Employee to or from the list of Mexican Transferring Employees; or

                  (ii) change the names of more than [***] percent ([***]%) of any other persons (not being Key Employees) from the list of Mexican Transferring Employees provided that:

                           (aa)     the aggregate number of Mexican
                                    Transferring Employees will not change;

                           (bb) any replacement personnel will have skills and experience which are substantially similar to those of the employees being replaced;

                           (cc) the terms of employment of replacement personnel will not be materially better than those of the employees being replaced;

                           (dd)     the severance costs of replacement
                                    personnel will not be materially higher
                                    than those of the employees being replaced, and


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
                           (ee) the Supplier is promptly advised of such changes; or

                  (iii) make any material changes to the terms of employment of the Mexican Transferring Employees. After Completion the Vendor shall at Supplier's request and cost make those employees who before Completion were used to perform the services which are the same or similar to the Services and who are working their notice periods, available to Supplier for the provision of the Services until their actual termination dates, being such employees, at all times after Completion, under the direction and control of the Supplier as the sole responsible of their employment relationships.

1.4 The Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the Mexican Transferring Employees shall indemnify the Supplier against:

         (a) any act or omission or obligation or liability of the Vendor Group, arising out of or relating to the employment of any of the Mexican Transferring Employees prior to Completion, unless such act or omission or obligation or liability was caused by or on behalf of the Supplier Group and for a period of [***] ([***]months) as from Completion; and

         (b) against all Loss arising out of any claim by any trade union, works council, staff association, worker representative (whether or not recognised by the Vendor Group) or employee in respect of all or any of the employees working in the provision of the Services, arising out of a failure or alleged failure by the Vendor Group to comply with its legal obligations to consult under any applicable law or regulation.

1.5 The Supplier shall indemnify the Vendor for itself and as agent for each member of the Vendor Group who are employers of the Mexican Transferring Employees against:

         (a) any act or omission or obligation or liability of the Supplier before or after Completion arising out of or relating to the employment or termination of employment of any of the Mexican Transferring Employees unless such act or omission or obligation or liability was caused by or on behalf of the Vendor Group; and

         (b) any substantial changes to the terms of the employment of any of the Mexican Transferring Employees to their detriment which are made, proposed or


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
                  anticipated to take effect after Completion and any change in the identity of their employer which is a significant change and to their detriment; and

         (c) any breach by the Supplier of its obligations to inform and consult with trade unions, works councils or employee representatives to the extent required by the Mexican Regulations or national laws.

1.6 If any contract of employment of any Mexican Transferring Employee is found or alleged to continue with the Vendor Group after Completion, the Supplier agrees that:

         (a) in consultation with the Vendor, it will within [***] Business Days of being requested by the Vendor make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b)      that offer of employment will be:

                  (i) on terms and conditions which, when taken as a whole, do not materially differ from those for the Mexican Transferring Employees who do transfer to the Supplier on Completion; and

                  (ii) fully compliant with the undertakings given by the Supplier in Paragraph 1.11.

1.7 As soon as possible after the offer made by the Supplier has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.6, the Supplier shall advise the Vendor which of those offers have been accepted or rejected. If the Supplier's offer of employment is rejected by that person, the Vendor shall or shall procure that the relevant employer of the Mexican Transferring Employee shall make that person available to the Supplier for the performance of the Services for so long as the Supplier may request, and shall not terminate, other than for cause or where the Supplier no longer requires the service of such employee, the employment of the person concerned, who will be under the control and direction of the Vendor as its sole employer, while rendering services to the Supplier. The Supplier shall be responsible for and shall indemnify the Vendor for itself and as agent for the member of the Vendor Group who is the employer of the Mexican Transferring Employee against all Loss arising directly or indirectly from the employment of that Mexican Transferring Employee from Completion or, if later, the date on which the relevant employment starts until the termination of that employment unless such Loss was caused by or on behalf of the Vendor Group but not compensation for unfair or wrongful dismissal or breach of contract or any redundancy pay). The Supplier shall notify the Vendor if the Supplier no longer requires the service of such employee (a "CESSATION NOTICE") and the Vendor shall commence the legal termination process of the employment of the person concerned. In such a case the Supplier's indemnity in Paragraph
         1.7 shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for commencement and completion of the termination process, such longer period) from the date of its Cessation Notice and shall not include any period when such employee is providing services for the benefit of a member of the Vendor Group (other than the Services).

1.8 If any contract of employment of any person other than a Mexican Transferring Employee is found or alleged to continue with any member of the Supplier Group after Completion, the Vendor agrees that:

         (a) in consultation with the Supplier, it will or will procure that a member of the Vendor Group will within [***] Business Days of being requested by the Supplier to make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b) that offer of employment will be on terms and conditions which, when taken as a whole, do not materially differ from the terms and conditions of employment of that person immediately before Completion.

1.9 As soon as possible after the offer made by the Vendor has been accepted or rejected by that person, and in any event no later than the expiry of [***] Business Days after an offer has been made in accordance with Paragraph 1.6, the Vendor shall advise the Supplier which of those offers have been accepted or rejected. If the Vendor's offer of employment is rejected by that person, the Supplier shall or shall procure that the relevant employer of such person shall commence the legal termination process of the employment of the person concerned and the Vendor shall be responsible for and indemnify the Supplier against all Loss arising directly or indirectly from (i) the employment of that person from Completion or, if later, the date on which the relevant employment starts until the termination of that employment and (ii) that termination (including any redundancy pay (which shall consist of a redundancy package equivalent to that which would have been made available to him or her immediately prior to Completion (which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter)) but not compensation for unfair or wrongful dismissal or breach of contract). The Vendor's indemnity in


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
         Paragraph 1.9(i) shall only continue for a maximum [***] month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from Completion or, if later, the date on which the relevant employment starts and shall not include any period when such employee is providing services for the benefit of a member of the Supplier Group (other than the Services).

1.10 The Vendor and the Supplier shall give each other such assistance as either may reasonably require to comply with the Mexican Regulations in relation to any such employee of a member of the Vendor Group whose contract of employment is found or alleged to transfer to any member of the Supplier Group and in contesting any claim by any such person at or before Completion resulting from or in connection with this Agreement.

1.11 The Supplier undertakes to the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the Mexican Transferring Employees, in addition to the Mexican Regulations and any applicable laws, rules and regulations and any applicable collective bargaining agreements:

         (a) that the terms and conditions of employment and other contractual benefits (other than in respect of pensions, to which the provisions of Schedule 8 shall apply) enjoyed by the Mexican Transferring Employees (details of which are set out in the Disclosure Letter) in the period of [***] months from Completion will be no less favourable than those enjoyed by them prior to Completion (but without prejudice to any improvements to salaries, wages or conditions agreed in accordance with normal review procedures) save where individual Mexican Transferring Employees in their absolute discretion choose to agree to join the Supplier's flexible benefits scheme generally offered to the Supplier's employees;

         (b) to maintain, following Completion, a medical insurance scheme for the Mexican Transferring Employees which is the same or substantially equivalent to the scheme provided for them prior to Completion, details of which are set out in the Disclosure Letter; and

         (c) in the event of the Supplier effecting enforced redundancy of any of the Mexican Transferring Employees in the period of [***] months from Completion, to make available or procure that there is available to each Mexican Transferring Employee a package equivalent to that which would have been made available to him had he or she still been an employee of the

                  Vendor Group at the date of that redundancy but which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter.

1.12 Immediately following Completion, the Vendor and the Supplier shall send to each of the Mexican Transferring Employees a joint letter in agreed terms.

1.13 The Vendor and the Supplier shall respectively consult and keep each other fully informed regarding any information they propose to give to the Mexican Transferring Employees and their representatives or any consultation they have with the Mexican Transferring Employees and their representatives regarding the subject matter of this Agreement prior to Completion, and each will offer the other the opportunity to attend and participate in any meetings prior to Completion at which information is given to or there is consultation with Mexican Transferring Employees and their representatives.

1.14 Immediately after Completion, the Vendor shall deliver promptly or procure the delivery to the Supplier copies of all reasonably available personnel and employment records and full particulars of:

         (a) each Mexican Transferring Employee, including name, ID number, sex, and the date on which continuity of employment began for each Mexican Transferring Employee for statutory purposes;

         (b) standard terms and conditions of employment of each category of Mexican Transferring Employee;

         (c) all payments, benefits or changes to terms and conditions of employment promised to any Mexican Transferring Employee;

         (d) dismissals (other than voluntary redundancies) of those employees primarily engaged in providing the Services effected within the [***] months prior to Completion and disciplinary records (if any) relating to those employees primarily engaged in providing the Services;

         (e) all agreements or arrangements entered into in relation to the Mexican Transferring Employees between the Vendor or relevant employer and any trade union or association of trade unions or organisation or body of employees including elected representatives; and


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
         (f) all strikes or other industrial action (other than insignificant unofficial action) taken by any Mexican Transferring Employee within the [***] months prior to Completion.

         This Paragraph shall be subject to compliance with any applicable law or regulation. If the provisions of that law or regulation prohibit full compliance with this Paragraph then the Vendor shall take all such steps as it can lawfully undertake to ensure as full compliance as possible with this Paragraph.

2.       COMPLETION OF EMPLOYEE TRANSFER

2.1 At Completion, the Supplier shall become the employer of the Mexican Transferring Employees through the process to be agreed by and between Vendor and Supplier and the employment relationship that existed between the Vendor and those employees prior to Completion, shall cease immediately. The Vendor shall cancel the registration of the Mexican Transferring Employees before the Mexican Social Security Institute and the Federal Housing Agency and immediately after Completion the Supplier shall register such employees with the government bodies mentioned in this paragraph.

3.       LONG TERM SICKNESS

3.1 The parties acknowledge that individuals who are absent from work at Completion by reason of long term sickness as identified in Schedule 3C (Long Term Sick Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the Mexican Regulations or otherwise. If within [***] months of the date of signature of this Agreement such an individual returns to work for the Marconi Group Paragraphs 1.6 and 1.7 of this Schedule shall apply save that:

         (a) the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and
                  (ii); and

         (b) Paragraph 1.7 shall only apply to the extent that the individual is providing services for the benefit of a member of the Supplier Group.


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
4.       LEGAL RIGHT TO WORK

4.1 The Parties acknowledge that individuals who are not nationals of the country in which they work may have the right to work for the Marconi Group but may not be legally permitted to transfer to the Supplier Group or may lose the benefit of any current application for residency or similar rights. Such individuals are identified in Schedule 3D (Non-National Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the Mexican Regulations or otherwise. Marconi or the relevant employer of the people listed in Schedule 3D shall make those people available to the Supplier for the performance of the Services, being such employees, at all times, under the direction and control of Marconi as their sole employer. When such individual is granted the necessary status to enable him to legally transfer to CSC without loss of legal status Paragraphs 1.6 and 1.7 of this Schedule shall apply providing that the individual is providing services to the Supplier save that the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and (ii).]


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

                                   SCHEDULE 3


                                  THE EMPLOYEES


              [Insert details of Employees for relevant Territory]

                                   SCHEDULE 4


                         APPORTIONMENT OF CONSIDERATION


IT Equipment                          (POUND)-(17)

Current Contracts                     (POUND)1.00

[Goodwill                             (POUND)[-]](18)














(17)     NBV at 31 October 2002.

(18)     For inclusion in Italian TA's only.


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

                                   SCHEDULE 5


                          COMPLETION ARRANGEMENTS(19)


1.       VENDOR'S OBLIGATIONS

(1) On the In-Scope Contract Completion Date for an In-Scope Contract the Vendor shall deliver to CSC all books, records and other documents relating to that In-Scope Contract.

(2) On Equipment Completion the Vendor shall deliver to CSC (such delivery to take place at the locations where that equipment is physically located at the time) all the assets forming the IT Equipment which are capable of passing by delivery when, by virtue of such delivery, title to those Assets shall pass to CSC.

2.       CSC'S OBLIGATIONS

(1) On Equipment Completion, CSC shall pay the Vendor Equipment Consideration in the manner prescribed by Clause 6.1 (Amount of the Vendor Equipment Consideration).

(2) On Completion, CSC shall pay the Vendor Contracts Consideration in the manner prescribed by Clause 6.2 (Amount of the Vendor Contract Consideration).















(19) This Schedule will need particular customisation on a Territory by Territory basis.


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

                                   SCHEDULE 6


                                   WARRANTIES


1.       IT EQUIPMENT

1.1 At Completion, the Vendor or the relevant members of the Vendor Group will have good title to all the IT Equipment free from and clear of all liens, charges, mortgages, or similar encumbrances but excluding liens or licences arising in the ordinary course of business which are fairly disclosed in the Disclosure Letter.

1.2 The IT Equipment and the Leased Equipment at the date of this Transfer Agreement is in sufficient working order to enable members of the CSC Group to provide the IT Services and has been regularly and appropriately maintained and supported and so far as the Vendor is aware no material item of the IT Equipment or the Leased Equipment is dangerous, or requires renewal or replacement.

1.3 The IT Equipment and the Leased Equipment comprise all the material hardware and information technology assets and equipment used by the Vendor Controlled Group to provide the Internal Services.

1.4 The net book value at which each item of IT Equipment are listed on the Vendor Asset Registers accurately and fairly reflects the net book value of such item of IT Equipment in the books of the Vendor Group at 31 October 2002, determined by depreciating the value of the equipment on a straight line basis in accordance with the Vendor Group's generally applicable accounting principles for the equipment in question.

2.       IN-SCOPE CONTRACTS

2.1      MATERIAL IN-SCOPE CONTRACTS VALID

         The Vendor is not aware of the invalidity of or any grounds for rescission, avoidance or repudiation of any In-Scope Contract involving an annual expenditure of total value of [***] pounds ((pound)[***]) or greater (each being a "MATERIAL Contract") and neither it nor any other member of the Vendor Group has received written notice of any intention to terminate any such In-Scope Contract.

2.2      NO DEFAULT

         Neither the Vendor nor (so far as the Vendor is aware) any other party to any Material Contract is in material default or breach under it, and no Material Contract is the


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

         subject of dispute or a claim nor so far as the Vendor is aware are there any circumstances which might give rise to such a dispute or claim.

3.       EMPLOYEES

3.1 All the UK, European and Non European Transferring Employees as listed in Schedule 3 (The Employees) are primarily engaged immediately prior to Completion by the Vendor or a member of the Vendor Group in performing services which are the same or similar to the Services (the "BUSINESS"). The Employees are all directly employed by the Vendor or a member of the Vendor Group.

         DETAILS OF EMPLOYEES

3.2 In relation to each of the Employees there are contained in or attached to the Disclosure Letter full and complete particulars or copies of:

         (a) standard form current written service or employment agreements or particulars of employment (as appropriate) and including the notice periods applicable and issued to each category of Employee; and

         (b) any procedures affecting their terms of employment, including disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal.

3.3 In relation to each of the Employees there are contained in or attached to the Disclosure Letter full, complete and accurate particulars or copies of:

         (a) their name, ID number, age, sex, date of commencement of employment with the Vendor or the relevant member of the Vendor Group;

         (b) their rate of remuneration, bonus and commission, any other benefit of any kind to which they are entitled or which are regularly provided or made available to them, entitlement to holidays and holiday bonuses, and working hour arrangements (so far as not disclosed pursuant to sub-Paragraph (a) above).


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

         NO EMPLOYEE BENEFIT PLANS

3.4 There are no profit-sharing, share option or share incentive schemes or other employee benefit plans in relation to any Employee.

3.5 No Employee listed in Schedule 3 (The Employees) has a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise).

3.6 No Employee has been given notice of termination of his employment (or had his employment terminated without notice) for a period of twelve
         (12) months prior to Completion.

3.7 Full particulars are contained in the Disclosure Letter of any outstanding offer of employment made to any person by the Vendor or the relevant member of the Vendor Group in relation to the Business and there is no person who has accepted such an offer of employment made by the Vendor or the relevant member of the Vendor Group but whose employment has not yet started.

3.8 Full particulars are contained in the Disclosure Letter of any agreement for the provision of consultancy services or the services of personnel to the Business and of the terms applicable to the secondment to the Business of any person.

         CHANGES IN BENEFITS

3.9 As far as the Vendor or the relevant member of the Vendor Group is aware, it has not offered, promised or agreed for the future any variation in any contract of employment or any contract for services in respect of the Employees employed by the Vendor or the relevant member of the Vendor Group in respect of whom liability is deemed by the Regulations or its equivalent in any other jurisdiction, to pass to CSC or any member of the CSC Group.

3.10 No order that has not yet been complied with has been made for the reinstatement or re-engagement following Completion of any of the Employees or any person formerly employed or engaged in the Business.


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

3.11 Except in respect of normal accruals of remuneration or emoluments of employment, no sum is payable to or for the benefit of any Employee or their dependants nor is the Vendor or any member of the Vendor Group a party to any arrangements or promise to make or is in the habit of making ex gratia or voluntary payments by way of bonus, gratuity, allowance or the like to any such persons and there are no schemes of arrangements (whether legally enforceable or not) for the payment of disability or similar schemes or arrangements in operation or contemplated in respect of any of the Employees or their dependants or persons formerly employed or engaged in the Business or their dependants under which CSC or any member of the CSC Group may become liable to make payments or to provide equivalent benefits.

3.12 The Vendor or the relevant member of the Vendor Group does not have an obligation to make any payment on redundancy in excess of the statutory redundancy payment and the Vendor or the relevant member of the Vendor Group has not operated any discretionary practice of making any such excess payments.

3.13 There is not and during the twelve (12) months preceding the date of this Agreement there has not been any industrial action (other than insignificant unofficial action) by the Employees affecting the Business and to the best of the knowledge, information and belief of the Vendor or the relevant member of the Vendor Group, there are no facts or circumstances which might give rise to such industrial action (other than insignificant unofficial action).

3.14 The Vendor or any member of the Vendor Group is not a party to any collective agreement or other similar agreement (such as a dismissal procedures agreement) or trade dispute (or related proceedings) with unions or other employee representatives or otherwise relating to the Employees as one or more collective units. To the best of the knowledge, information and belief of the Vendor or the relevant member of the Vendor Group there are no facts or circumstances which might give rise to the Vendor or the relevant member of the Vendor Group becoming a party to any such agreement or becoming involved in any such dispute or proceedings.

3.15 The Vendor or the relevant member of the Vendor Group is not engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the Employees nor with any other person employed by the Vendor or the relevant member of the Vendor Group in respect of whom liability is deemed to pass to CSC or any member of the CSC Group by virtue of the Regulations or its equivalent in any other jurisdiction, and so far as the Vendor or the relevant member of the Vendor Group is aware there is no likelihood of any such dispute, claim or proceedings arising at any time.

4.       PENSIONS

         In this part of this Schedule, the following terms have the following definitions:

         "GEC PLAN" means: [***].

         "MARCONI PENSION SCHEME(S)" means: [***];

         "MARCONI WELFARE SCHEME(S)" means: [***]; and

         "STATE SCHEME(S)" means arrangements under public law statute or regulation to which the Vendor or a member of the Vendor Group contributes in compliance with applicable law or regulation.

4.1      NO OTHER SCHEMES

         So far as is material, other than the Marconi Pension Scheme(s), the Marconi Welfare Scheme(s), the State Scheme(s) and save as disclosed in the Disclosure Letter, there is not in operation nor is there any obligation, nor has any proposal been announced either verbally or in writing, to establish a superannuation, pension, retirement, life assurance, death benefit, sickness, accident benefit or other similar scheme or arrangement in respect of which the Vendor has any legally binding liability to contribute or incur an obligation to or in respect of any Employee.

4.2      INFORMATION

4.2.1 Details of whether the Marconi Pension Scheme(s) are Mixed Scheme(s) (for the purposes of paragraph 1 of Part 3 of Schedule 8 (Pensions and Related Benefits)), funded self-contained plans (for the purposes of paragraph 2 of Part 3 of Schedule 8 (Pensions and Related Benefits)) or unfunded schemes (for the purposes of paragraph 3 of Part 3 of Schedule 8 (Pensions and Related Benefits)) have been given to CSC or a member of the CSC Group.

4.2.2 Details of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) have been given to CSC or a member of the CSC Group in the form (so far as relevant in each case) of:


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

         (a) a copy of the governing documentation of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s);

         (b) a copy of the current explanatory booklet issued to any Employee who is or is entitled to become a member of a Marconi Pension Scheme;

         (c) a copy of the audited accounts and financial statements of the Marconi Pension Scheme(s) for the last scheme year;

         (d) the latest actuarial valuation report of the Marconi Pension Scheme(s) that provide defined benefits; and

         (e) a list of the Employees who are members of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) together with sufficient data to enable CSC to ascertain its benefit entitlements under the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s).

4.2.3 The details of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) which have been given to CSC or a member of the CSC Group referred to in paragraphs 4.2.2 (a), (b), (c), (d) and (e) above are sufficient and complete in all material respects to enable CSC to ascertain benefits provided under the Marconi Pension Schemes and Marconi Welfare Scheme(s) in respect of the Employees and the value of such benefits.

4.3      CONTRIBUTION RATES

         Details of the current contribution rate(s) contributed to the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) by the Vendor or the relevant member of the Vendor Group have been given to CSC or a member of the CSC Group.

4.4      EXERCISE OF DISCRETIONS

         Except as disclosed in the Disclosure Letter, no discretion or power has been exercised under the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) in respect of any Employee to augment benefits, provide a benefit which would not otherwise be provided or pay a contribution which would not otherwise have been paid.

4.5      AMENDMENT AND TERMINATION

         Except as disclosed in the Disclosure Letter, no plan, proposal or intention to amend, discontinue (in whole or in part) or exercise a discretion in relation to the Marconi


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

         Pension Scheme(s) or the Marconi Welfare Scheme(s) with respect to any Employee has been communicated to any Employee who is a member of a Marconi Pension Scheme or the Marconi Welfare Scheme nor has any act or event occurred which could give rise to a full or partial discontinuance of any Marconi Pension Scheme or the Marconi Welfare Scheme with respect to any Employee under applicable law.

4.6      FUNDING

         No contribution due to the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) is/are unpaid (other than those payable in the month in which Completion takes place or the immediately preceding month) which unpaid amounts will be paid by the Vendor in accordance with the terms of the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) and applicable law.

4.7      APPROVAL

         The [***] is an exempt approved scheme within the meaning of s592 ICTA.

4.8      CONTRACTING-OUT

         The [***] is not a contracted-out scheme within the meaning of the Pension Schemes Act 1993.

4.9      COMPLIANCE

         Each of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) with respect to Employees has been administered and invested in accordance with its terms and with the provisions of its governing documentation. Each of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) and each of the funds established thereunder is in compliance with the law applicable to the jurisdiction of its residence with respect to Employees.

4.10     NO DISPUTES

         There is no pending or threatened litigation, arbitration, proceedings, investigations or other claims, other than routine claims for benefits, relating to the Marconi Pension Scheme(s), the Marconi Welfare Scheme(s) or the State Scheme(s) or any benefits provided under them in relation to any of the Employees.

4.11     US SCHEMES


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

4.11.1   Each Marconi Pension Scheme intended to be a qualified plan under
         Section 401(a) of the United States Internal Review Code of 1986, as amended ("THE CODE") has received a favourable determination letter from the Internal Revenue Services that it is qualified under Code
         Section 401(a) and that its related trust is exempt from federal income tax under Code Section 501(a) and such determination letter has not been revoked.

4.11.2 Neither the Vendor nor any member of the Vendor Group has established, maintained or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multiemployer Plan (as that term is defined in section 3(37)(A) of the United States Employee Retirement Income Security Act of 1973, as amended ("ERISA")) within the last six years in respect of the US Transferring Employees.

4.11.3   Except to the extent required under ERISA Section 601 et seq. and Code
         Section 4980B, neither the Vendor nor any member of the Vendor Group is obliged to provide health or welfare benefits to any Non-European Transferring Employee employed in the United States prior to the Completion Date or dependant or beneficiary thereof following such employee's retirement or other termination of service.

4.11.4 The Vendor and other relevant members of the Vendor Group have complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B and with the provisions of ERISA Section 701 et seq. and Subtitle K of the Code.


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

                                    SCHEDULE 7


                              LIMITATIONS ON CLAIMS


1.       CSC TO NOTIFY POTENTIAL CLAIMS

         If CSC becomes aware of any fact, matter, event or circumstance by virtue of which in its reasonable judgment at the time the Vendor is or may become liable to make any payment under any of the Warranties or any other provision of this Transfer Agreement, CSC shall as soon as practicable [***] inform the Vendor in writing specifying in reasonable detail the fact, matter, event or circumstance giving rise (or which may give rise) to that liability and giving an estimate of the amount which may be claimed against the Vendor in respect of that liability. For the avoidance of doubt, any failure to give notice under this paragraph 1 shall not invalidate any claim which CSC may subsequently make provided that the Vendor shall bear no liability for any increased Losses which CSC or any member of the CSC Group may suffer or incur as a result of failing to provide notice in accordance with this paragraph.

2.       TIME LIMIT ON CLAIMS

2.1 No claim shall be brought by CSC under the Warranties unless it shall have given notice in writing of that claim specifying (in reasonably sufficient detail) the matter giving rise to the claim, the nature of the claim and, so far as practicable, the amount claimed to the Vendor not later than the expiry of a period of [***] commencing on:

         (a) in the case of any claim or claims for breach of the Warranties in paragraph 1 of Schedule 6 (Warranties), the Equipment Completion Date applicable to the IT Equipment in respect of which such claims or claims have arisen;

         (b) in the case of any claim or claims for breach of the Warranties in paragraph 2 of Schedule 6 (Warranties) insofar as the claim relates to an In-Scope Contract, the In-Scope Contract Completion Date applicable to the In-Scope Contract in question; and

         (c) in the case of any claim or claims for breach of the Warranties in paragraphs 3 and 4 of Schedule 6 (Warranties), the Completion Date applicable to the Employees in question.

2.2      [***]

3.       SPECIFIC LIMITATIONS


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
         CSC shall not be entitled to claim against the Vendor:

         (a) under the Warranties [***] until the amount (excluding interest and costs) that would be recoverable from the Vendor in respect of the claim, when aggregated with:

                  (i) the amount (excluding interest and costs) recoverable in respect of any other claims made against the Vendor under the Warranties or any other provision of this Transfer Agreement; and

                  (ii) the aggregate amount (excluding interests and costs) recoverable in respect of any other claims made against any member of the Vendor Group under the Asset Transfer Agreement or under any other Transfer Agreement, exceeds a threshold of [***] pounds ((pound)[***]) in which event, the Vendor shall be liable for the full amount of ALL such claims and not the amount by which that threshold is exceeded only, subject to paragraph 4.

         (b)      under the Warranties only:

                  (i) in respect of any matters referred to in this Transfer Agreement or fairly disclosed in the Disclosure Letter;

                  (ii) in respect of any matter or thing after the date of this Transfer Agreement done or omitted to be done at the written request of or with the written consent of CSC or any other member of the CSC Group; [***]

                  (iii)    if and to the extent that:

                           (A) the claim would not have arisen but for any act, omission, transaction or arrangement (or any combination of any of the same), after the date as at which the relevant Warranty is given pursuant to Clause 12.1 (Warranties), of CSC or any member of the CSC Group or their respective directors, employees or agents except to the extent that such act, omission, transaction or arrangement has been undertaken [***];

                           (B) the claim arises or is increased as a result of the passing of, or any change in or any change in the interpretation of, any law, rule, regulation or administrative practice of any government, government department, local or state agency, authority regulatory or fiscal body after the date of this Transfer Agreement;

                           (C) the claim arises or is increased as a result of CSC not complying with its obligations under this Transfer Agreement; or

                           the damage, liability or loss suffered or incurred by CSC has been made good or has been otherwise compensated for without cost to CSC or any member of the CSC Group.

4.       LIMITS OF LIABILITY UNDER THE ASSET TRANSFER AGREEMENT

         The aggregate liability of each of the Marconi Group and the CSC Group in respect of:

         (i)      all claims under or in connection with [***] the Warranties
                  [***]);

         (ii) all claims under or in connection with each and every other Territory Transfer Agreement [***] under the Warranties [***]; and

         (iii) all claims under or in connection with the Asset Transfer Agreement (including claims under the Warranties and indemnities),

         shall, save and except in the case of, a breach by Marconi or any of the members of the Marconi Group of any of its statutory or contractual obligations relating to health and safety, not exceed a maximum sum equal to (pound)[***] ([***]pounds) [***]. For the avoidance of doubt, this paragraph does not limit the obligation of any members of the CSC Group to pay the Vendor Equipment Consideration to the Marconi Group in accordance with this Agreement and/or any Transfer Agreement.

5.       NO DOUBLE RECOVERY

         CSC shall not be entitled to recover more than once for the same Loss in respect of any fact, matter, event or circumstance giving rise to a claim under the Warranties or any other provision of this Transfer Agreement, the Asset Transfer Agreement or any other contract or document entered into pursuant to those agreements. Where any fact, matter, event or circumstance giving rise to a claim under the Warranties results in an adjustment to the Charges under a True-up Process, the financial adjustment so made shall be excluded from the quantum of any Loss otherwise recoverable for the breach of the Warranties in question.


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

6.       RECOVERY FROM THIRD PARTIES

6.1 If CSC is or may be entitled to recover from some other person (other than an insurer) any loss or damage which gives rise to any claim under the Warranties or any other provision of this Transfer Agreement, CSC shall take all appropriate steps to enforce that recovery (keeping the Vendor informed on a timely basis of any action so taken) before taking any action (other than notifying the Vendor of the claim) against the Vendor and any liability of the Vendor under this Transfer Agreement shall be reduced by the amount (including interest (if any)) recovered from the third party less any costs reasonably incurred by CSC in respect of such recovery.

6.2 If, notwithstanding any other provision of this Schedule, any payment is made by the Vendor in or towards the settlement of any claim made under the Warranties or any other provision of this Transfer Agreement and CSC subsequently recovers or procures the recovery from a third party (other than insurers) of an amount which is referable to that claim (and, in the event that CSC becomes entitled subsequent to payment by the Vendor to make recovery, CSC undertakes to take all necessary steps to enforce that recovery) CSC shall forthwith repay to the Vendor an amount equal to whichever is the lesser of:

         (a) the amount (including interest (if any)) recovered from the third party less any costs reasonably incurred by CSC in respect of such recovery; and

         (b) the amount paid by the Vendor in or towards settlement of the claim.

7.       CONDUCT OF CLAIMS

         If CSC becomes aware of any actual or threatened assessment, claim, action or demand by a third party against it (a "THIRD PARTY CLAIM") which causes or may cause the Vendor to be liable under the Warranties or any other provision of this Transfer Agreement then:

         (a)      CSC shall at the written request of the Vendor:

                  (i) take such action as the Vendor may reasonably require to avoid, contest, dispute, resist, appeal, compromise or defend the third party claim (including, but without limitation, making counter claims and exercising all rights of set off against third parties);

                  (ii) if so requested, permit the Vendor or procure that the Vendor is permitted in the name of and on behalf of CSC to have the sole


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                           conduct of all proceedings relating to the third
                           party claim as the Vendor may deem appropriate including the appointment of solicitors and other professional advisers and the making of any settlement or compromise of the third party claim; and

                  (iii) render or cause to be rendered to the Vendor all assistance as the Vendor may reasonably require (including providing access to information and to employees of CSC) for the purpose of avoiding, contesting, disputing, resisting, appealing, compromising or defending the third party claim, provided that:

                           (A) the Vendor shall indemnify CSC against all costs reasonably incurred by it in complying with its respective obligations under paragraphs 7(a) (i), (ii) and (iii) above; and

                           (B) the Vendor shall not make any settlement or compromise of the third party claim which is likely to affect the future liabilities of CSC without the prior approval of CSC, that approval not to be unreasonably withheld or delayed;

(b) CSC will not make or attempt to make any admission of liability, agreement, settlement or compromise in relation to a third party claim without the consent of the Vendor such consent not to be unreasonably withheld or delayed;

(c) CSC shall in any event keep the Vendor informed as to the steps which are being taken in connection with the third party claim.

8.       DUTY TO MITIGATE

         CSC shall in relation to any loss or liability which might give rise to a claim under the Warranties or any other provision of this Transfer Agreement against the Vendor take all reasonable steps to avoid or mitigate that loss or liability.


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                                   SCHEDULE 8


                          PENSIONS AND RELATED BENEFITS


PART 1 - UK PENSIONS - THE G.E.C 1972 PLAN

1.       INTERPRETATION

1.1 For the purposes of this Schedule the following terms have the following meanings:

         "ACTUARY'S LETTER" means the letter from the Vendor's Actuary to CSC's Actuary, a copy of which is annexed to this Schedule.

         "CALCULATION DATE" means a date to be determined by the Vendor's Actuary no later than three (3) months after Completion.

         "CSC'S ACTUARY" means [***]

         "CSC SCHEME" means a retirement benefits scheme established by CSC pursuant to paragraph 2.

         "GEC PLAN" means [***].

         "VENDOR'S ACTUARY" means [***].

         "PAYMENT DATE" means the date which is one month after the expiry of the two month period in which the Relevant Employees must decide whether or not to become Transferring Employees.

         "RELEVANT EMPLOYEES" means those Employees who are active members of the GEC Plan at Completion.

         "TRANSFER AMOUNT" means an amount calculated at the relevant date as the sum of the Transferring Employees' cash equivalents at the same relevant date calculated and verified by the Vendor's Actuary in accordance with the Occupational Pension Schemes (Transfer Values) Regulations 1996 and enhanced in accordance with the method set out in the Actuary's Letter. [***]

         "TRANSFERRING EMPLOYEES" means those Relevant Employees:

         (a)      who become members of the CSC Scheme on Completion; and


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         (b)      who no later than two months after notification of the service credits available to them in the CSC Scheme consent in a form acceptable to the trustees of the GEC Plan (such acceptance not to be unreasonably withheld) to the transfer of that part of the Transfer Amount which is attributable to them from the GEC Plan to the CSC Scheme in place of all of the benefits payable in respect of their membership of the GEC Plan.

1.2 References in this part of this Schedule to paragraphs are to paragraphs of this part of this Schedule.

2.       THE CSC SCHEME

2.1 CSC will (to the extent it had not already done so) establish the CSC Scheme before Completion. All Relevant Employees who do not transfer directly to British Telecommunications plc or a member of the BT Group and who have not attained age 65 will be invited to become members of the CSC Scheme with effect from Completion.

2.2 The CSC Scheme shall offer, to each Relevant Employee who accepts such invitation, benefits on the defined benefit basis set out in the third column of the table of the document named
         "alchemy.geccplancomparison.excels" provided by CSC (which is annexed to this Schedule).

2.3 The CSC Scheme shall be approved under Chapter I of Part XIV of ICTA or capable of such approval and CSC will use its reasonable endeavours to procure that the CSC Scheme accepts the transfer to the CSC Scheme of the Transfer Amount.

2.4 Subject to receipt of the Transfer Amount recalculated at the Payment Date, CSC will procure that the CSC Scheme will provide for and in respect of each Transferring Employee benefits in respect of Pensionable Service in the GEC Plan before Completion which are equivalent in value as determined in accordance with the Actuary's Letter to the amount transferred in respect of each Transferring Employee, on the defined benefit basis referred to in paragraph 2.2.

3.       ADDITIONAL VOLUNTARY CONTRIBUTIONS

         Any additional voluntary contributions made to the GEC Plan by any Relevant Employee (and the moneys, interest and benefits derived from those contributions) which are used to provide money purchase benefits (as defined in the Pension Schemes Act 1993) shall be disregarded for the purposes of calculating the Transfer Amount, but the Vendor will use its best endeavours to procure that the trustees of the


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

         GEC Plan will as soon as practicable after Completion transfer to the CSC Scheme the assets and/or the amount standing to the credit of each Transferring Employee in respect of additional voluntary contributions paid to the GEC Plan.

4.       CALCULATION AND PAYMENT OF THE TRANSFER AMOUNT

4.1 The Vendor shall procure that the Vendor's Actuary computes and certifies to CSCs Actuary within two (2) months after the Calculation Date the sum of the Relevant Employees' cash equivalents at the Calculation Date together with the enhancement described in the Actuary's Letter.

4.2 CSC shall procure that the CSC Actuary calculates and notifies to the Vendor's Actuary within one (1) month of receipt of the Vendor's Actuary's calculation of the sum of the Relevant Employees' cash equivalents, together with the enhancement referred to in the Actuary's Letter, the service credits available to the Relevant Employees in the CSC Scheme if they opt to become Transferring Employees.

4.3 Subject to confirmation from the Vendor's Actuary that the service credits to be offered to the Relevant Employees meet the requirements of paragraph 2.4 of this Schedule, CSC shall issue the forms referred to in part (b) of the definition of "Transferring Employees" to the Relevant Employees inviting them to become Transferring Employees.

4.4 Subject to it being satisfied that CSC has met or will meet its obligations under paragraph 2 above, the Vendor will use its best endeavours to procure that on the Payment Date the trustees of the GEC Plan pay the Transfer Amount re-calculated at the Payment Date to the trustees of the CSC Scheme in cash or such other assets chosen by the trustees of the GEC Plan and acceptable to the trustees of the CSC Scheme. In the absence of agreement the trustees of the GEC Plan will transfer cash.

4.5 If the trustees of the GEC Plan do not pay cash or other assets equal in value to the Transfer Amount re-calculated at the Payment Date to the CSC Scheme on or before the Payment Date, the Vendor shall, no later than fourteen (14) days after the Payment Date, pay to CSC an amount equal to the sum by which the Transfer Amount exceeds the value of cash or other assets (if any) paid by the trustees of the GEC Plan to the CSC Scheme together with compound interest calculated on a day to day basis with monthly rests on such amount (or on any part thereof) for so long as it shall remain unpaid after the Payment Date at [***] per cent ([***]%) above the base rate of Barclays Bank plc from time to time.


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4.6      If a payment is made under paragraph 4.5 CSC shall make a payment equal to the payment under paragraph 4.5 to the CSC Scheme within [***] days. If CSC's liability to corporation tax applicable to its profits is reduced as a result of the payment of the amount under paragraph 4.5 into the CSC Scheme CSC shall repay in cash to the Vendor an amount equal to such deduction (as an adjustment to the Consideration) within [***] days of the date on which the corporation tax would otherwise have been due and payable.

5.       MISCELLANEOUS

         CSC will promptly deliver to the Vendor drafts before they are issued and copies once they are issued of all notices and announcements relating to the GEC Plan or the CSC Scheme supplied to the Relevant Employees before Completion.


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                       APPENDIX 1 TO PART 1 OF SCHEDULE 8


                                      [***]


PART 2 - UNITED STATES BENEFITS

1.       INTERPRETATION

1.1 For the purposes of this Schedule the following terms have the following meanings:

         "AFFECTED EMPLOYEES" means those Employees listed on part 4 of Schedule 3 (Employees) who become employees of CSC or any member of the CSC Group on or after Completion and who immediately prior to Completion were employed in the United States.

         "CSC 401(K) PLAN" means the CSC Matched Asset Plan.

         "CSC HEALTH AND WELFARE PLANS" means the CSC Health and Welfare Plans which are welfare plan arrangements currently maintained by CSC to provide health and medical benefits to employees.

         "CSC LONG-TERM DISABILITY PLAN" means the CSC Long Term Disability
         (LTD) Plan.

         "CSC RETIREMENT PLAN" means the CSC Defined Benefit Retirement Plan.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

         "MARCONI 401(K) PLAN" means the Marconi USA Wealth Accumulation Plan.

         "MARCONI K PLANS" means the Marconi 401(k) Plan and the Marconi Matching Plan.

         "MARCONI MATCHING PLAN" means the Marconi USA Wealth Accumulation Matching Plan.

         "MARCONI RETIREMENT PLAN" means the Marconi USA Employees' Retirement Plan.

         "MARCONI TOTAL REWARDS" means the welfare plan arrangements covering Affected Employees who immediately prior to Completion were employed in the United States.


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

         "OTHER BENEFIT OBLIGATION" means any obligation, arrangement or customary practice owed, adopted or followed by the Vendor or any member of the Vendor Group with respect to any Affected Employee, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees or agents, other than obligations, arrangements and practices that are plans (as that term is defined in section 3(3) of ERISA). Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of Code Section 132.

         "SELLER PLAN" means any plan (as that term is defined in section 3(3) of ERISA) covering any Affected Employee of which the Vendor or any member of the Vendor Group is or was a plan sponsor (as that term is defined in Section 3(16)(B) of ERISA), or to which the Vendor or any member of the Vendor Group otherwise contributes or has contributed, or in which the Vendor or any member of the Vendor Group otherwise participates or has participated.

1.2 References in this part of this Schedule to paragraphs are to paragraphs of this Schedule unless otherwise specified.

2.       EMPLOYEE BENEFIT PLANS

2.1 On or prior to the Completion Date, the Vendor shall cause all contributions on behalf of Affected Employees to be made to the Marconi K Plans for periods prior to and including the Completion Date and Affected Employees shall cease to participate in the Marconi K Plans for periods after the Completion Date. The Vendor shall cause the Affected Employees to be fully and immediately vested in their account balances, if any, under the Marconi K Plans as of the Completion Date. CSC shall permit Affected Employees to participate in the CSC 401(k) Plan commencing upon employment with CSC in accordance with the terms and conditions of the CSC 401(k) Plan. CSC shall cause CSC 401(k) Plan to recognize the service of Affected Employees credited by the Vendor as of the Completion Date for vesting purposes under the Marconi K Plans immediately prior to the Completion Date: (a) for vesting purposes under the CSC 401(k) Plan; and (b) for purposes of eligibility for company matching contributions under the CSC 401(k) Plan. The CSC 401(k) Plan shall accept the rollover of distributions (which are eligible rollover distributions under section 402(c) of the Code) of Affected Employees' account balances (other than any portion consisting of after-tax employee contributions), from the Marconi K Plans or from any other 401(k) plan established by the Vendor, including the rollover of


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

         participant loans, if any, in accordance with the election of the Affected Employees provided that the Marconi K Plans will not permit the election of a rollover of loans later than the 31st day after the Completion Date. The Vendor and CSC shall use their reasonable endeavours to accomplish the rollovers of account balances as described above. CSC shall uplift the base salaries of the Affected Employees to compensate for the difference in the matching contributions between the Marconi K Plans and the CSC 401(k) Plan, in accordance with the attached Appendix 2.1 of this part 2 of Schedule 8.

2.2 Affected Employees shall cease accruing future benefits in the Marconi Retirement Plan for periods after the Completion Date. The Vendor shall cause the Affected Employees to be fully and immediately vested in their accrued benefits, if any, under the Marconi Retirement Plan as of the Completion Date [provided that the Vendor determines within its discretion that such vesting satisfies the requirements of Treasury Regulation section 1.401(a)(4)-11(c)]. No transfer of assets nor liabilities from the Marconi Retirement Plan to the CSC Retirement Plan will occur. CSC shall permit Affected Employees to participate in the CSC Retirement Plan commencing upon employment with CSC in accordance with the terms and conditions of the CSC Retirement Plan. CSC shall cause CSC Retirement Plan to recognize the past service of Affected Employees for purposes of eligibility and vesting, but not for purposes of benefit accrual, to the extent such service was recognized for vesting purposes under the Marconi Retirement Plan immediately prior to the Completion Date. CSC shall uplift the base salaries of the Affected Employees to compensate for the difference in the contributions between the Marconi Retirement Plan and the CSC Retirement Plan, in accordance with the attached Appendix 2.2 of this part 2 of Schedule 8.

2.3 Affected Employees shall cease to participate in the Marconi Total Rewards program for periods after the Completion Date, except as otherwise specifically provided under the terms of the Marconi Total Rewards program or as required under section 4980B of the Code or section 601 of ERISA. CSC shall permit Affected Employees to participate in the CSC Health and Welfare Plans commencing upon employment with CSC in accordance with the terms and conditions of such plans. The CSC Health and Welfare Plans shall provide that each Affected Employee (and their covered dependents) shall be given credit for service with the Vendor (and any other companies for which such service was recognized under Marconi Total Rewards) for purposes of waiting periods except where a third party insurance provider prohibits the crediting of such service for such purpose. In addition, CSC will apply prior period(s) of health insurance coverage toward satisfaction of the CSC Health and Welfare Plans pre-existing condition limitations upon submission of Certificate(s) of


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

         Creditable Coverage, as defined in and permitted under the Health Insurance Portability and Accountability Act of 1996. Amounts that an Affected Employee has paid or is required to pay which have been applied towards the satisfaction of any deductible or out of pocket maximum under the medical and dental portions of the Marconi Total Rewards program for the Marconi Total Rewards plan year ended March 31, 2003 will be similarly applied towards the satisfaction of any deductible or out of pocket maximum under the CSC Health and Welfare PPO and Dental Plans for the CSC Health and Welfare Plan year ended December 31, 2003. CSC shall uplift base salaries of the Affected Employees, in order to compensate for the differences between the Marconi Total Rewards program and the CSC Health and Welfare Plans, in accordance with the attached Appendix 2.3 of this Part 2 of Schedule 8.

2.4 As of the Completion Date, CSC shall credit each Affected Employee with a number of vacation days which shall be equal to the number of vacation days that such Affected Employee had accrued under the Marconi paid time off ("PTO") policy immediately prior to the Completion Date, provided that such credited days shall not exceed fifty (50) days for any individual Affected Employee. The vacation days so credited may be used by Affected Employees in accordance with CSC's general vacation policies. Within fifteen (15) days after the Completion Date, the Vendor shall transfer to CSC an amount equal to the value of the aggregate number of vacation days credited to Affected Employees pursuant to the first sentence of this paragraph. For purposes of the preceding sentence, the value of the number of vacation days credited shall be determined by multiplying the number of vacation days credited to each Affected Employee by such Affected Employee's daily pay rate in effect on the date immediately preceding the Completion Date.

         After the Completion Date, each Affected Employee shall accrue vacation days under CSC's vacation policy at the same rate that each such Affected Employee accrued PTO days under the Marconi PTO policy as of the Announcement Date (the "MARCONI RATE"), provided that such accrual shall not exceed 25 days per year for any individual Affected Employee. If the Marconi Rate of any Affected Employee would have otherwise resulted in an accrual of vacation days in excess of 25 days per year, then CSC shall uplift the base salary of such Affected Employee by an amount equal to the value of the Affected Employee's annual vacation days calculated using the Marconi Rate (but in no event to exceed thirty (30) days per year) less the value of twenty five (25) vacation days per year. For purposes of the preceding sentence, the value of vacation days shall be determined by multiplying the number of vacation days by any such Affected Employee's daily pay rate in effect on the date immediately preceding the Completion Date.


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

         Notwithstanding the previous paragraph, if, during any Affected Employee's employment with CSC, the employment service of such Affected Employee would result in an accrual of vacation days under CSC's normal vacation policy accrual rate which is in excess of that which would be accrued under the Affected Employee's Marconi Rate, then CSC's normal vacation policy accrual rate shall thereafter apply to such Affected Employee. For purposes of the preceding sentence, Affected Employees shall be given credit for service with the Vendor (and any other companies for which such service was recognized under the Marconi PTO policy as of the Announcement Date) for purposes of CSC's vacation policy.

2.5 Affected Employees shall be credited with twenty (20) days of initial sick leave under the CSC's sick leave policy and they will accrue additional sick leave in accordance with CSC's sick leave policy.

2.6 Affected Employees shall be entitled to Holidays equal to the greater of nine (9) or the number recognized at CSC's worksite at which such Affected Employees are employed other than optional or elected days. Such Holidays shall be used in accordance with CSC's general holiday policies.

2.7 The Parties expressly agree that none of CSC or any member of the CSC Group will purchase, assume, or have any obligation or liability whatsoever with regard to, any Seller Plan or Other Benefit Obligation. Furthermore, part 3 of Schedule 8 shall have no application whatsoever with respect to any Seller Plan or Other Benefit Obligation.

2.8 CSC shall permit Affected Employees to participate in CSC vision, life insurance, Code section 125, accidental death and dismemberment, business travel insurance, long-term disability (including CSC Long-Term Disability Plan), and dependent life insurance plans or arrangements on the same terms and conditions as other similarly-situated employees of CSC; provided, however, that CSC shall credit service to each Affected Employee for purposes of satisfying the pre-existing condition limitation service requirements under CSC Long Term Disability Plan, with such credited service equal to the period of time such Affected Employee was covered under the long term disability portion of the Marconi Total Rewards Program or the GEC-USA Employees' Welfare Benefit Plan as of the Completion Date.

2.9 CSC warrants that the details of the CSC 401(k) Plan, the CSC Retirement Plan, the CSC Health and Welfare Plans, and the CSC Long-Term Disability Plan are as set forth in the CSC Employee Handbook provided to the Vendor, and warrants that CSC has no material adverse change to any of the CSC 401(k) Plan, the CSC Retirement Plan, the CSC Health and Welfare Plans or the CSC Long-Term Disability Plan


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

         under serious consideration and that CSC in normal course annually evaluates the CSC Health and Welfare Plans in connection with the annual enrolment process/annual plan renewals.

2.10 If an Affected Employee commences employment with CSC on a date later than the date immediately following Completion, then the date immediately prior to the date on which such Affected Employee commences employment with CSC shall be referred to as the Affected Employee's "Deferred Employment Date," and the provisions of paragraphs 2.1, 2.2, 2.3, 2.4 and 2.8 of this Schedule shall be determined with respect to such Affected Employees by substituting the term "Deferred Employment Date" for the term "Completion Date" wherever such term appears in those paragraphs.


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

                      APPENDIX 2.1 TO PART 2 OF SCHEDULE 8


The Salary uplift for each Affected Employee with respect to 401(k) plan differences is [***] percent ([***]%) of base pay.

                      APPENDIX 2.2 TO PART 2 OF SCHEDULE 8

The Salary uplift for each Affected Employee with respect to retirement plan differences is [***] per cent ([***]%) of base pay.

                      APPENDIX 2.3 TO PART 2 OF SCHEDULE 8

The Salary uplift for each Affected Employee with respect to medical, dental, and vision benefits shall be a monthly dollar amount equal to the monthly amount by which the total amount charged for medial, dental and vision coverage under the CSC plans exceeds the total amount charged for such coverage on a monthly basis under the Marconi Total Rewards. The medical, dental and vision coverage of an Affect Employee shall be the medical, dental and vision coverage under Marconi Total Rewards as of the date it is announced that this agreement has been entered into by the Vendor and CSC ("ANNOUNCEMENT DATE"). If the amount charged by CSC for such coverage does not exceed the amount charged by the Vendor for such coverage, Salary shall not affected by reason of medical, dental and vision coverage.

With respect to any Affected Employee who as of the Announcement Date has a domestic partner covered for medical, dental and/or vision coverage under the Marconi Total Rewards as of the Announcement Date, such Affected Employee shall be given a one-time lump sum payment equal to the amount that would be charged as of the Announcement Date under Marconi Total Rewards for eighteen (18) months of COBRA coverage for the domestic partner.

The Salary uplift for Affected Employee who is covered by Long Term Disability insurance coverage as of the Announcement Date under Marconi Total rewards shall be monthly dollar amount equal to the monthly amount by which the total amount charged for Long Term Disability insurance coverage under the CSC plans exceeds the total amount that would be charged for such coverage on a monthly basis under the Marconi Total Rewards as of the Announcement Date.


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PART 3 -          EMPLOYEE BENEFIT SCHEMES OTHER THAN THOSE COVERED BY PARTS 1
                  AND 2

1.       FUNDED MIXED SCHEMES

1.1 In this paragraph "MIXED SCHEMES" means the funded retirement benefits plans listed under Appendix 1 to this Part 3 of Schedule 8 under which both Employees and employees of the Vendor who are not Employees are in pensionable service at Completion.

1.2 Employees shall cease to participate in the Mixed Schemes in relation to their service after Completion.

1.3      CSC shall:

         (i) (to the extent it has not already done so) provide (either by establishing separate retirement benefits plans or under existing retirement benefits plans) ("THE CSC SCHEMES") benefits to such Employees (other than UK Transferring Employees and US Transferring Employees) in respect of their service after Completion; and

         (ii) within one month of Completion offer membership to such Employees (backdated to Completion) of a CSC Scheme on terms which are agreed between the Vendor and CSC such that the remuneration and benefits payable in respect of the Employees in the aggregate are broadly comparable to those which applied in respect of the Employees for service prior to Completion and which require contributions by such Employees at rates no higher than apply to them as at Completion (subject to any increases or decreases in contributions which would have been permissible and usual in terms of the rules of the Mixed Schemes). In the event of the Parties' failure to agree, the matter shall be referred to an independent actuary agreed by CSC and the Vendor or (failing agreement within fourteen (14) days of a written request from one party to the other to agree to the appointment of such an actuary) appointed at the request of CSC and the Vendor by or on behalf of the President for the time being of the Institute of Actuaries. The decision of any such actuary shall be final and binding on the Parties and his expenses shall be borne equally by CSC and the Vendor. The independent actuary shall act as an expert and not as an arbitrator.


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1.4      Unless the Vendor and CSC otherwise agree in writing, arrangements shall be made in relation to each Employee (or Employees in the aggregate, where applicable) for the transfer (subject to relevant local legal, actuarial and regulatory requirements) of funds as provided in this paragraph 1 from the Mixed Schemes to CSC's Schemes. Such transfer shall be in full and final discharge of all liabilities of the Mixed Schemes to and in respect of such Employees.

1.5      The pensions transfer shall be

         (i) (in respect of a defined contribution arrangement) an amount equal to the value at Completion of the Employee's individual pension account together with accumulated interest; and

         (ii) (in respect of a defined benefit arrangement) the transfer amount shall be the lesser of:

                  (a) such capital value calculated in accordance with the latest actuarial valuation of the defined benefit arrangement or, where no such valuation is available in accordance with terms agreed between the Vendor and CSC and in the event of the Parties' failure to agree calculated on a basis settled by the independent actuary appointed under 1.3(ii), making allowance (in accordance with that valuation or where applicable the basis agreed between the Vendor and CSC or recommended by the independent actuary appointed under 1.3(ii)) for projected increases in earnings up to the assumed date of cessation of pensionable service; and

                  (b) a share of assets of the Mixed Scheme calculated by reference to the proportion of the total liabilities of the Mixed Scheme attributable to Employees who are members of the Mixed Scheme.

2.       UNFUNDED SCHEMES

2.1      In this paragraph:

         "UNFUNDED SCHEMES" means those unfunded retirement benefit plans in Germany which are described in Appendix 2 to Part 3 of this Schedule 8.

2.2 The Vendor shall deliver to CSC no later than thirty (30) days after Completion all relevant data, information and documents as CSC may reasonably require in order to enable it to calculate the accrued pension liabilities referred to in paragraph 2.3 below.

2.3 An actuary appointed by CSC shall calculate and agree with an actuary appointed by the Vendor the accrued pension liabilities in respect of the Unfunded Schemes for all active employees in employment as at thirty (30) days after Completion ("THE TRANSFER DATE") on the bases set out below, and shall notify the calculations in writing to CSC and to the Vendor within thirty (30) days after the Transfer Date. The bases of calculation shall be:

         2.3.1 in accordance with the standard national actuarial and accounting principles, bases, policies, methods and practices applicable in the relevant jurisdiction for an ongoing Unfunded Scheme ("THE LOCAL BASIS"). For pension accruals, the accounting rules and Section 6a of the German Income Tax Act used to calculate book reserves will apply and the calculation will refer to the mortality tables 1998 ("HEUBECK RICHTTAFELN 1998"); and

         2.3.2 additionally, in respect of the German Unfunded Schemes, in accordance with accounting principles consistent with FAS87 and US GAAP and using the following actuarial assumptions ("THE US BASIS"): [***]

2.4 CSC undertakes that any Unfunded Schemes will not be terminated and will continue to provide benefits to and make provisions in respect of the employees referred to in paragraph 2.3 on terms which are agreed between the Vendor and CSC to be broadly comparable to the terms which applied for such employees prior to Completion.

2.5 In the event of the Parties' failure to agree any of the matters referred to in paragraph 2.3 or 2.4 above, the matter shall be referred to an independent actuary agreed by the CSC and the Vendor or (failing agreement within fourteen (14) days of a written request from one party to the other to agree to the appointment of such an actuary) appointed at the request of CSC or the Vendor by or on behalf of the President for the time being of the Institute of Actuaries.

2.6 The Vendor undertakes to transfer to CSC the amount corresponding to the accrued pension liabilities calculated in accordance with the Local Basis. The amount shall be payable together with compound interest calculated at [***] per cent ([***]%) above the base rate of Barclays Bank plc accrued between the Transfer Date and the date of payment within thirty (30) days after it is notified of the amount of the calculation.

2.7 In the event that the value of the accrued pension liabilities in respect of the German Unfunded Schemes as at the Transfer Date calculated in accordance with the US Basis exceeds the value of those liabilities calculated in accordance with the Local Basis ("THE EXCESS"), the Vendor shall pay to CSC an amount equal to [***]% of the

         Excess less an amount equal to x% of [***]% of such Excess (where x is equal to the rate of corporation tax (Korperschaftsteuer) payable in Germany as at the Transfer Date). The net amount shall be payable together with compound interest calculated at [***]% above the base rate of Barclays Bank plc accrued between the Transfer Date pursuant to paragraph 2.3 and the date of payment pursuant to this paragraph 2.7.

3.       TRATTAMENTO DI FINE RAPPORTO

         In this paragraph:

         "TFR" means those unfunded Trattamento di Fine Rapporto arrangements in Italy.

3.1 Accrued unfunded liabilities in respect of the TFR will be calculated for all active employees in active employment at the Transfer Date in accordance with the accounting principles, bases, policies, methods and practices used by the Vendor for active employees in Italy for TFR.

3.2 The liabilities calculated in accordance with paragraph 3.1 will then be transferred to CSC. No liabilities will be payable in respect of ex members or pensioners. Such transfer shall be in full and final discharge of all liabilities of the Vendor under the TFR to and in respect of the accrued liabilities in respect of the TFR.

3.3 CSC undertakes that any TFR will not be terminated and will continue to provide benefits to and make provisions in respect of any Employees under the TFR that are transferring from the Vendor to CSC on terms which are agreed between the Parties to be substantially the same as the terms which applied for the employees referred to in paragraph 3.1 prior to Completion.

4.         MISCELLANEOUS

4.1 CSC shall indemnify the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the European Transferring Employees or the South African Transferring Employees against any claim in respect of a failure by CSC to provide retirement or death-in-service benefits for or in respect of any European or South African Transferring Employee in respect of their service under the CSC Schemes on or after Completion of the same or equivalent level as those persons would have been entitled immediately before Completion.

                       APPENDIX 1 TO PART 3 OF SCHEDULE 8


                              LIST OF MIXED SCHEMES

         BRAZIL:           Brazil Retirement Plan with AIG/Unibanco

         CANADA:           Marconi Communications Optical Networks Corp. Savings
                           Plan

                           Marconi Group Retirement Savings Plan with the
                           Maritime Life Assurance Company

                           Canadian LLS Pension and S&I Plan (Defined Benefit)

         IRELAND:          Fore Systems Limited Benefit Plan

         ITALY:            Marconi Spa Company Fund for Dirigenti managed by INA
                           - Assitalia

         MEXICO:           Marconi Mexico Retirement Plan with Grupo Nacional
                           Provincial

         SOUTH AFRICA:     Marconi Retirement Fund

         UK:               MSI Pension arrangements

                           (Group Personal Pension Scheme and Group Life
                           Assurance Scheme)

                       APPENDIX 2 TO PART 3 OF SCHEDULE 8


                            LIST OF UNFUNDED SCHEMES


GERMANY

The Unfunded Schemes listed below for Germany have all been agreed on in collective agreements of Bosch Telekom GmbH or Robert Bosch GmbH. The Vendor applies those Pensions Schemes for all its Employees transferring to CSC on either a collective basis or an individual basis.

1. Works Council Agreement "Pension Scheme" between management and Company Works Council of Bosch Telekom GmbH dated November 18, 1998.

2. Protocol note to Works Council Agreement "Pension Scheme" between Bosch Telekom GmbH and Company Works Council dated November 18, 1998.

3. Works Council Agreement "Payment Principles Capital Account Plan" between management and Company Works Council of Bosch Telekom GmbH.

4. Protocol note to Works Council Agreement "Payment Conditions Capital Account Plan" between Bosch Telekom GmbH and Company Works Council dated November 18, 1998.

5. Works Council Agreement "Transfer to Capital Account Plan RBI" between management and Company Works Council of Bosch Telekom GmbH dated November 18, 1998.

6. Directive "Pension Scheme" concluded between Robert Bosch GmbH and Group Speakers Committee of managerial employees dated December 4, 1998.

7. Protocol note to Directive "Pension Scheme" between Robert Bosch GmbH and Group Speakers Committee for managerial employees dated December 4, 1998.

8. Directive "Payment Conditions Capital Account Plan" concluded between Robert Bosch GmbH and Group Speakers Committee for managerial employees dated December 4, 1998.

9. Directive "Transfer to Capital Account Plan RBI" concluded between Robert Bosch GmbH and Group Speakers Committee for managerial employees dated December 4, 1998.

10. Protocol note to Directive "Transfer to Capital Account Plan RBI" between Robert Bosch GmbH and Group Speakers Committee of managerial employees dated December 16, 1998.

11. Protocol note to Company Works Council Agreement "Old Age Part Time (dated July 19, 1998)" between Robert Bosch GmbH and Company Works Council dated November 27, 1998.

                                        SCHEDULE 1A - FORM OF TRANSFER AGREEMENT



                                   SCHEDULE 9


                                     BUDGET


1.       OVERVIEW

         This schedule shows the baseline costs (with supporting schedules) as provided by Marconi along with the associated volume metrics provided by CSC and BT.

         In the following tables, information contained in the column headed "Original" is provided for information purposes only, and will be reviewed between the Parties following Cutover (as defined in the Master Services Agreement) but, for the avoidance of doubt, will not be verified as part of any True-up Process.

BASELINE COSTS
[***]

                                   SCHEDULE 10


                                INTERNAL SERVICES


INTERPRETATION

For the purposes of this Schedule 3 (Internal Services), the Parties acknowledge that the services referenced below are described as obligations of the "Supplier". Notwithstanding this, the Parties acknowledge that these services are those which were provided by the Marconi Group from its own resources or procured by the Marconi Group from third parties immediately prior to the date of this Agreement.

PART 1:  SERVICES

The services described in Schedule 1 (Service Level Agreement) to the Master Services Agreement, excluding the services described in Schedule 1 (Service Level Agreement) to the BT Sub-Contract.

PART 2:  SITES

The sites set out in Schedule 1 (Service Level Agreement) to the Master Services Agreement (including those sites set out in Appendices A (Sites), C (Asia-Pac Services) and D (Transferring Out Entities)).

EXECUTION:

The Parties have shown their acceptance of the terms of this Transfer Agreement by executing on the date first written above.



SIGNED by                                                  )
[  ]                                                       )
duly authorised for and on behalf of                       )
MARCONI AFFILIATE                                          )



SIGNED by                                                  )
[  ]                                                       )
duly authorised for and on behalf of                       )
CSC AFFILIATE                                              )

                               SCHEDULE 1B - FORM OF TRANSFER AGREEMENT (ITALY)


                                  SCHEDULE 1B

                       FORM OF TRANSFER AGREEMENT (ITALY)

SCHEDULE 1B - FORM OF TRANSFER AGREEMENT (ITALY)          CONFIDENTIAL TREATMENT
                                                            REQUESTED BY MARCONI
                                                                 CORPORATION PLC

                                   SCHEDULE 1B

                        FORM OF LOCAL TRANSFER AGREEMENT

                                     (ITALY)

                                 DATED     2003


(1)      MARCONI COMMUNICATIONS S.P.A.

(2)      MARCONI SUD S.P.A.

(3)      CSC COMPUTER SCIENCES ITALIA S.P.A.

--------------------------------------------------------------------------------


                          CSC LOCAL TRANSFER AGREEMENT


                                     (ITALY)
--------------------------------------------------------------------------------



                        STRICTLY PRIVATE AND CONFIDENTIAL




                          MAYER, BROWN, ROWE & MAW LLP
                                11 Pilgrim Street
                                 London EC4V 6RW

                               Tel: 020-7248 4282
                               Fax: 020-7248 8155
                            Ref: 965/764/30745.00009

                                    CONTENTS

CLAUSE            SUBJECT MATTER                                    PAGE

  1.              Definitions                                          1
  2.              Sale of IT Equipment to CSC                         12
  3.              Sale of In-Scope Contracts to CSC                   13
  4.              Termination                                         14
  5.              Conditions                                          15
  6.              Consideration                                       15
  7.              Completion                                          17
  8.              Period to Completion                                18
  9.              In-Scope Contracts                                  19
  10.             Employees                                           22
  11.             Pensions and Related Benefits                       22
  12.             Warranties                                          22
  13.             Assignment and Third Party Rights                   23
  14.             Entire Agreement                                    24
  15.             Notices                                             25
  16.             Amendments and Waivers                              26
  17.             Severability                                        27
  18.             Costs                                               27
  19.             Continuing Effect                                   27
  20.             Counterparts                                        27
  21.             Announcements and Confidentiality                   28
  22.             Dispute Resolution                                  30
  23.             Arbitration                                         31
  24.             Governing Law                                       32
  25.             Regulatory Matters                                  32
  26.             Further Assurance                                   32
  27.             Language                                            33
  28.             Indemnification Procedure                           33

                                    SCHEDULES


Schedule 1-       Current Contracts

                      Part 1:       IT Equipment Contracts
                      Part 2:       Maintenance Contracts
                      Part 3:       Third Party Supply Contracts
                      Part 4:       Vehicle Leases
                      Part 5:       Operating Systems Licences

Schedule 2 -      Employment Provisions

Schedule 3 -      The Employees

Schedule 4 -      Apportionment of Consideration

Schedule 5 -      Completion Arrangements

Schedule 6 -      Warranties

Schedule 7 -      Limitations on Claims

Schedule 8 -      Pensions and Related Benefits

Schedule 9 -      Budget

Schedule 10     - Internal Services

                      Part 1:       Internal IT Services
                      Part 2:       Internal Network Services

                               TRANSFER AGREEMENT

DATE:

PARTIES:

(1) MARCONI COMMUNICATIONS S.P.A., a company incorporated under the laws of Italy, with company number 01168770996, whose registered office is at Via Ludovico Calda 5, 16153 Genoa, Italy ("MCS");

(2) MARCONI SUD S.P.A., a company incorporated under the laws of Italy, with company number 04159131004, whose registered office is at Via Ludovico Calda 5, 16153 Genoa, Italy ("MSS"); and

(3) CSC COMPUTER SCIENCES ITALIA S.P.A, a company incorporated under the laws of Italy, with registered number MI 12151170151, whose registered office is at Via Varesina 76, 20156 Milan, Italy ("CSC");

BACKGROUND:

(A) Marconi Corporation plc wishes to outsource the provision of certain information technology services to CSC International Systems Management Inc. on the terms of an agreement (the "MASTER SERVICES AGREEMENT") dated 23 May 2003.

(B) Marconi Corporation plc and CSC International Systems Management Inc. have agreed that the provision of network services under the Master Services Agreement shall be sub-contracted by CSC International Systems Management Inc. to British Telecommunications plc, and the terms and conditions of this sub-contract are contained in an agreement between CSC International Systems Management Inc and British Telecommunications plc (the "BT SUB-CONTRACT") dated 23 May 2003.

(B) Accordingly, the Vendor and CSC have agreed for the sale and purchase of certain assets and the transfer of certain employees and their pensions, subject to the terms of this Transfer Agreement.

IT IS AGREED as follows:

1.       DEFINITIONS

1.1 In this Transfer Agreement the following definitions apply, unless the context otherwise requires:

         "AGREED RATE" means a percentage rate of interest equal to two (2) per cent per annum above the Barclays Bank PLC base lending rate in effect from time to time;

         "AGREED TERMS" means, in relation to any document, that document in the terms agreed between the Parties and signed or initialled for identification purposes only by or on behalf of each of them prior to execution of this Transfer Agreement;

         "APPLICABLE LEGISLATION" means any Legislation at any time relating or applicable to the Services or any lawful requirement or demand of any Competent Authority in respect of which compliance is legally obligatory;

         "ASSETS" means the Equipment and the In-Scope Contracts to be sold to and purchased by CSC under this Transfer Agreement, and "ASSET" shall mean any one of them;

         "ASSET TRANSFER AGREEMENT" means the agreement between Marconi Corporation plc and CSC International Systems Management Inc. of 23 May 2003 providing (amongst other things) for the making of this Transfer Agreement;

         "BT ASSET TRANSFER AGREEMENT" means the agreement between Marconi Corporation plc, Marconi Communications Limited, CSC International Systems Management Inc. and British Telecommunications plc. of 23 May 2003 providing (amongst other things) for the transfer of certain assets and staff;

         "BT LOCAL TRANSFER AGREEMENT" means an agreement entered into (or to be entered into) under the BT Asset Transfer Agreement for the sale and purchase of certain assets and/or the transfer of certain employees by one or more members of the Vendor Group directly or indirectly to one or more members of the BT Group;

         "BT GROUP" means all or any of the following from time to time: British Telecommunications plc, its subsidiaries and subsidiary undertakings and any parent undertaking of British Telecommunications plc and all other subsidiaries and subsidiary undertakings of any parent undertaking of British Telecommunications plc, and "MEMBER OF THE BT GROUP" shall be construed accordingly.

         "BT SUB-CONTRACT" has the meaning given to it in Background (B);

         "BUDGET" means the notional costs in respect of the services referred to in Schedule 10 (Internal Services), as set forth in Schedule 9 (Budget);

         "BUSINESS DAY" means any day when clearing banks are open for business in the City of London for the transaction of normal banking business, other than a Saturday, Sunday or bank or public holiday recognised in England;

         "COMPLETION" means completion of the sale and purchase of such of the Current Contracts identified in Schedule 1 (Current Contracts) as are In-Scope Contracts and the sale and purchase of the IT Equipment from the Vendor to BT, each in accordance with Clause 7 (Completion);

         "COMPLETION DATE" means:

         (a)      27 June 2003; or

         (b) the date of the Business Day on which the last of the Conditions is satisfied or waived by Marconi Corporation plc and CSC International Systems Management Inc.,

         whichever is the later.

         "CONDITIONS" means (1) the filing of any notifications and the granting of any consents or approvals from any Governmental Authority which is required to authorise within (or otherwise in respect of) the Territory the actions contemplated by this Transfer Agreement, the Asset Transfer Agreement, and the Master Services Agreement (any such agreement or contract being a "RELEVANT AGREEMENT"), (2) the undertaking and completion of all necessary consultation required either by the laws of any country or by any agreement in force on the date of this Transfer Agreement with the employees of the Vendor or any member of the Vendor Group or their representatives in any country in relation to the proposed engagement or transfer of those employees by or to CSC, and/or any associated measures to be taken in relation to those employees, in either case within (or otherwise in respect of) the Territory, as contemplated by any Relevant Agreement; (3) each BT Local Transfer Agreement for the Territory having become unconditional (save for any condition that this Transfer Agreement shall have become unconditional); and (4) Phase 1 Completion having previously occurred in all of the Phase 1 Territories;

         "CONSIDERATION" means the Vendor Equipment Consideration and/or the Vendor Contracts Consideration;

         "CONTROL" means the beneficial ownership of more than fifty per cent (50%) of the issued share capital with full voting rights of, or the legal power to direct or cause the direction of, the general management of the company, partnership or other entity in question or the holding company of the company, partnership or other entity in question, and "CONTROLLED" shall be construed accordingly;

         "CSC GROUP" means all or any of the following from time to time: CSC International Systems Management Inc., its subsidiaries and subsidiary undertakings and any parent undertaking of CSC International Systems Management Inc. and all other subsidiaries and subsidiary undertakings of any parent undertaking of CSC International Systems Management Inc, and "MEMBER OF THE CSC GROUP" shall be construed accordingly;

         "CSC SERVICE DELIVERY MANAGER" means the person appointed as such by CSC International Systems Management Inc from time to time;

         "CURRENT CONTRACTS" means the IT Equipment Contracts, the Maintenance Contracts, the Operating System Licences, the Third Party Supply Contracts and the Vehicle Leases;

         "DISCLOSURE LETTER" means the disclosure letter together with its annexures having the same date as the Asset Transfer Agreement from Marconi Corporation plc to CSC International Systems Management Inc, as updated by the matters notified to CSC prior to Completion pursuant to paragraph 1.3(a) of Schedule 2 (Employment Provisions);

         "EMPLOYEES" means the persons identified in Schedule 3 (Employees);

         "ENCUMBRANCE" means any encumbrance, pledge, charge, mortgage, security interest, lien, option, restriction on power of sale, retention of title arrangement or hypothecation of any kind;

         "EQUIPMENT" means the IT Equipment and the Network Equipment;

         "EQUIPMENT CONTRACTS" means the IT Equipment Contracts and the Network Equipment Contracts;

         "EQUIPMENT COMPLETION" means the completion of the sale by the Vendor to CSC of the Equipment as described in Clause 7.1(1);

         "EQUIPMENT COMPLETION DATE" means the date on which Equipment Completion occurs;

         "EUROPEAN COUNTRY" means any member state of the European Union at the date of this Transfer Agreement;

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state, regional, provincial, territorial, local or other political subdivision thereof, or any supranational authority and any entity or official exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government;

         "GROUP" means in relation to any person (other than the Vendor), all or any of the following from time to time: that person, its subsidiaries and subsidiary undertakings, any parent undertaking of that person, and all other subsidiaries or subsidiary undertakings of any parent undertaking of that person, and in the case of Marconi, the Marconi Group, and "MEMBER OF THE GROUP OF" any person shall mean any of those entities;

         "ICTA" means the Income and Corporation Taxes Act 1988 and any regulations made under it;

         "IN-SCOPE CONTRACT" means any Current Contract the costs of which are included in the Budget as verified under a True-up Process or included in the Charges (as defined in the Master Services Agreement) pursuant to a True-up Process, which remains to be fully discharged immediately before the Completion Date, and which is not a Retained Contract;

         "IN-SCOPE CONTRACT COMPLETION DATE" has the meaning given to it in Clause 3.2 (Transfer of Title);

         "INTELLECTUAL PROPERTY" means any intellectual property rights, including patents, utility models, copyrights, moral rights, topography rights, database rights, trade secrets and rights of confidence, and all embodiments thereof, whether tangible or intangible in all cases whether or not registered or registrable in any country, for the full term of such rights including any extension to or renewal of the terms of such rights and including registrations and applications for registration of any of these and rights to apply for the same and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world;

         "INTERNAL IT SERVICES" means all or any of the services referenced in
         Part 1 of Schedule 10 (Internal Services) provided by the Vendor Group from its own resources or procured by the Vendor Group from third parties and delivered to or used by the Vendor Group at the date of this Transfer Agreement at the sites referenced in Part 1 of Schedule 10 (Internal Services), and which are delivered in or from the Territory as of the date of this Transfer Agreement;

         "INTERNAL NETWORK SERVICES" means all or any of the services referenced in Part 2 of Schedule 10 (Internal Services) provided by the Vendor Group from its own resources or procured by the Vendor Group from third parties and delivered to or used by the Vendor Group at the date of this Transfer Agreement at the sites referenced in Part 2 of Schedule 10 (Internal Services), and which are delivered in or from the Territory as of the date of this Transfer Agreement;

         "INTERNAL SERVICES" means the Internal IT Services and the Internal Network Services;

         "IT EQUIPMENT" means such of the hardware and information technology assets and equipment as are located in the Territory and either listed in the Vendor Asset Registers or used to provide the Internal IT Services, and any Leased IT Equipment title to which is acquired by the Vendor (or another member of the Vendor Group) before Equipment Completion, excluding (in either such case) the Retained Equipment;

         "IT EQUIPMENT CONTRACTS" means all hire purchase agreements, leasing agreements, lease purchase agreements, credit sale agreements and agreements for conditional sale or sale by instalments, in each case relating to hardware and information technology assets and equipment located in the Territory and used for the purposes of the Internal IT Services and entered into by a member of the Vendor Group, including those agreements listed in Part 1 of Schedule 1 (Current Contracts) and such agreements identified as part of a True-up Process;

         "IT SERVICES" means the services referenced in Part 1 of Schedule 10 (Internal Services) (and for the purposes of this definition all references to "the Supplier" in the description of the services referenced in Part 1 of Schedule 10 (Internal Services) shall be deemed to be references to "CSC");

         "LEASED IT EQUIPMENT" means the hardware and information technology assets and equipment that are subject to the IT Equipment Contracts;

         "LEASED NETWORK EQUIPMENT" means the network assets and equipment that are subject to the Network Equipment Contracts;

         "LOSS" means any or all loss, damage, cost and expense;

         "MAINTENANCE CONTRACTS" means all agreements for, or parts of agreements relating to, the servicing, maintenance, repair or support of any of the IT Equipment or the Leased IT Equipment, or of any software, entered into by the Vendor (or another member of the Vendor Group) for the purpose of the Internal IT Services, including those agreements listed in Part 2 of Schedule 1 (Current Contracts), and any such agreements identified as part of a True-up Process;

         "MARCONI CONTRACT MANAGER" means the person appointed as such by Marconi Corporation plc and notified to the other Parties from time to time;

         "MASTER SERVICES AGREEMENT" has the meaning given in Background (A) and any reference in this Transfer Agreement to terms as defined in the Master Services Agreement shall be a reference to the Master Services Agreement in the form in which it is signed on the date of this Transfer Agreement;

         "NETWORK EQUIPMENT" means the network assets and equipment as is located in the Territory and either listed in the Vendor Asset Registers or used to provide the Internal Network Services, and any Leased Network Equipment, title to which is acquired by the Vendor (or another member of the Vendor Group) before Equipment Completion, excluding (in either such case), the Retained Equipment.

         "NETWORK EQUIPMENT CONTRACTS" means all hire purchase agreements, leasing agreements, lease purchase agreements, credit sale agreements and agreements for conditional sale or sale by instalments, in each case relating to network assets and equipment located in the Territory and used for the purposes of the Internal Network Services and entered into by a member of the Vendor Group, including those agreements listed in Part 1 of Schedule 1 (Current Contracts) of the Italian BT Local Transfer Agreement and such agreements identified as part of a True-up Process;

         "NETWORK SERVICES" means the services required to be performed under the BT Sub-Contract;

         "OPERATING SYSTEMS LICENCES" means all licences of operating system software installed or running on the IT Equipment or the Leased IT Equipment to which the Vendor (or another member of the Vendor Group) is a party (and which in the case of Leased IT Equipment does not form part of the relevant IT Equipment Contract), including those licences which are listed in Part 5 of Schedule 1 (Current Contracts) and any such licences identified during a True-up Process, excluding Maintenance Contracts;

         "PARTY" means each of the Vendor and CSC;

         "PHASE 1 COMPLETION" means completion of the sale and purchase of such of the contracts listed in Schedule 1 (Current Contracts) to each of the Phase 1 Territory

         Transfer Agreements as are In-Scope Contracts (as defined in the relevant Phase 1 Territory Transfer Agreement) and of the IT Equipment (as defined in the relevant Phase 1 Territory Transfer Agreement) located in each of the Phase 1 Territories by the relevant member of the Vendor Group to the relevant member of the CSC Group, in each case in accordance with Clause 7 (Completion) of the applicable Phase 1 Transfer Agreement;

         "PHASE 1 LONG STOP DATE" means 1 July 2003;

         "PHASE 1 TERRITORY" means each of the United Kingdom, Ireland and the United States of America and Canada;

         "PHASE 1 TERRITORY TRANSFER AGREEMENT" means an agreement entered into (or to be entered into) under the Asset Transfer Agreement for the sale and purchase of certain assets and/or the transfer of certain employees, in (or otherwise relating to) a Phase 1 Territory by one or more members of the Vendor Group to one or more members of the CSC Group;

         "PHASE 2 LONG STOP DATE" means the date that is twelve (12) weeks after Phase 1 Completion;

         "REGULATED ACTIVITIES" shall have the meaning given to it in the Master Services Agreement;

         "RETAINED CONTRACT" means any Current Contract which CSC elects not to purchase under Clause 8.2(2) (Current Contracts), or which, and only then to the extent it, relates to the Retained Equipment;

         "RETAINED EQUIPMENT" means all network, hardware and information technology assets and equipment owned by the Vendor and located outside the Territory or used exclusively for any purpose other than the Internal Services;

         "SERVICES" means the IT Services required to be performed under the Master Services Agreement, excluding the Network Services;

         "SOFTWARE LICENCES" means all software licences entered into by the Vendor (whether or not for the purposes of the Internal IT Services), excluding Operating Systems Licences and Maintenance Contracts;

         "TERRITORY" means Italy;

         "TERRITORY TRANSFER AGREEMENT" means an agreement entered into (or to be entered into) under the Asset Transfer Agreement for the sale and purchase of certain assets and/or the transfer of certain employees, by one or more a members of the Vendor Group to one or more members of the CSC Group;

         "THIRD PARTY SUPPLY CONTRACTS" means the contracts, engagements and orders for the sale or supply to the Vendor Group of goods or services entered into by the Vendor (or another member of the Vendor Group) for the purpose of the Internal IT Services, including those agreements listed in Part 3 of Schedule 1 (Current Contracts) and any such agreements identified during a True-up Process, excluding Maintenance Contracts;

         "TRANSACTION TAX" means any form of value added tax, stamp duty, sales tax, registration tax, fees or surcharges or similar tax or duty levied by a Governmental Authority upon the transfer of the Assets in the Territory, and shall include any interest or penalty incurred in connection with a failure or late payment thereof;

         "TRUE-UP PROCESS" shall have the meaning given to it in the Master Services Agreement;

         "VEHICLE LEASES" means all agreements entered into by the Vendor (or another member of the Vendor Group) with a third party under which either vehicles are leased by the Vendor (or such other member of the Vendor Group) for the benefit of any Employees or the Vendor (or such other member of the Vendor Group) guarantees an Employee's obligations in respect of a leased vehicle, including those agreements listed in
         Part 4 of Schedule 1 (Current Contracts), and any such agreements identified as part of a True-up Process;

         "VENDOR" means MCS and MSS, or any of them;

         "VENDOR ASSET REGISTERS" means the registers of network, hardware and other information technology assets and equipment owned by the Vendor in the Agreed Terms;

         "VENDOR CONTRACTS CONSIDERATION" means the consideration specified in Clause 6.2 (Amount of Vendor Contracts Consideration) payable by CSC to the Vendor;

         "VENDOR CONTROLLED GROUP" means Marconi Corporation plc and any other person which from time to time Controls, is Controlled by, or is under common Control with Marconi Corporation plc and "MEMBER OF THE VENDOR CONTROLLED GROUP" shall be construed accordingly;

         "VENDOR EQUIPMENT CONSIDERATION" means the consideration specified in Clause 6.1 (Amount of Vendor Equipment Consideration) payable by CSC to the Vendor;

         "VENDOR GROUP" means all or any of the following from time to time:

         (a)      Marconi Corporation plc;

         (b) Marconi Corporation plc's wholly-owned subsidiaries and wholly-owned subsidiary undertakings;

         (c) any parent undertaking of Marconi Corporation plc and all other wholly-owned subsidiaries and wholly-owned subsidiary undertakings of any parent undertaking of Marconi Corporation plc; and

         (d)      Marconi Communications South Africa (pty) Ltd,

         and "MEMBER OF THE VENDOR GROUP" shall be construed accordingly;

         "VENDOR PENSION SCHEME(S)" means the existing Vendor pension scheme(s) identified in Schedule 8 (Pensions and Related Benefits); and

         "WARRANTIES" means the warranties set out in Schedule 6 (Warranties).

1.2      INTERPRETATION

         In this Transfer Agreement:

         (a)      unless the context otherwise requires, all references to:

                  (i) a "CLAUSE" or a "SCHEDULE" or an "APPENDIX" is to a clause of or a schedule to this Transfer Agreement and to a "PART" or a "PARAGRAPH" of a Schedule is to a part or a paragraph of that Schedule;

                  (ii) the word "INCLUDES" or "INCLUDING" shall be construed without limitation to the generality of the preceding words;

                  (iii) this "TRANSFER AGREEMENT" includes its Schedules and Appendices and references to this Transfer Agreement as amended from time to time in accordance with its terms (as amended accordingly);

                  (iv) the "RIGHTS" of any person (including of any Party) shall mean the rights and remedies available to that person under this Transfer Agreement or otherwise;

                  (v) "INDEMNIFY" means to indemnify and keep indemnified in respect of the Loss in question and, where any tax or other duty is chargeable on or in relation to the Loss or its payment, then such indemnity shall be on an after tax basis;

                  (vi) a "PERSON" include any individual, firm, corporation, unincorporated association, government, state or agency of state, association, partnership or joint venture (whether or not having a separate legal personality);

                  (vii) a "COMPANY" include any company, corporation or other body corporate wherever and however incorporated or established;

                  (viii) a "DOCUMENT" are to that document as varied, supplemented or replaced from time to time;

                  (ix) "WRITING" shall include any modes of reproducing words in a legible and non-transitory form;

                  (x) "DOLLARS" or "$" is to the lawful currency of the United States of America as of the Commencement Date;

                  (xi) "EUROS" or "EUROS" is to the lawful currency of participating member states of the European Monetary Union as of the Commencement Date;

                  (xii) "STERLING" or "(POUND)" or "POUNDS" is to the lawful currency of the United Kingdom; and

                  (xiii) a TIME OF THE DAY is to London time and references to a "DAY" are to a period of 24 hours running from midnight to midnight;

         (b)      the headings shall be ignored in construing this Transfer
                  Agreement;

         (c) unless the context otherwise requires, words or phrases importing the singular shall be interpreted to include the plural and vice versa; and

         (d) unless the context otherwise requires, a statute or statutory provision is a reference to the statute or statutory provision in force in England and Wales and includes any consolidation or re-enactment, modification or replacement of it, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any sub-ordinate legislation in force under any of the same from time to time, but without in any case increasing the liability of any Party under or in connection with this Transfer Agreement.

1.3      COMPANIES ACT DEFINITIONS

         In this Transfer Agreement, unless the context otherwise requires, words and expressions defined in the Companies Act 1985 shall bear the meaning ascribed to them in that Act to the exclusion of any definition of the same words or expression in any other Legislation (as defined in the Master Services Agreement).

1.4      DELIVERY OF INTERNAL SERVICES

         Where it falls to be determined where any Internal Services are delivered, no account shall be taken of any Internal Services delivered to any person by reason only of that person being temporarily located in a particular country.

1.5      NO LIABILITY

(1) No Party shall be liable for a breach of this Transfer Agreement by any other Party save as expressly provided to the contrary in this Transfer Agreement.

2.       SALE OF EQUIPMENT TO CSC

2.1      EQUIPMENT BEING SOLD TO CSC

(1) Subject to the terms of this Transfer Agreement, the Vendor shall (or shall procure that another member of the Vendor Group shall) sell and CSC shall purchase the Equipment.

(2) The Retained Equipment is excluded from the sale and purchase to which Clause 2.1(1) refers.

2.2      TRANSFER OF TITLE OF EQUIPMENT TO CSC

         Legal and equitable title to, and risk in, the Equipment shall pass by delivery to CSC on Equipment Completion.

3.       SALE OF IN-SCOPE CONTRACTS TO CSC

3.1      IN-SCOPE CONTRACTS BEING SOLD

(1) Subject to the terms of this Transfer Agreement, the Vendor shall (or shall procure that another member of the Vendor group shall) sell and CSC shall (or shall procure that another member of the CSC Group shall) purchase, subject to any necessary consent of a third party, the benefit (subject to the burden) of the In-Scope Contracts.

(2) The following shall be excluded from the sale and purchase to which Clause 3.1(1) refers:

         (a)      the Retained Contracts; and

         (b)      all Software Licences.

3.2      TRANSFER OF TITLE

(1) Subject to Clause 3.2(2) and to obtaining any necessary consent of a third party, legal and equitable title to, and risk in the In-Scope
         Contracts:

         (a) identified in Schedule 1 (Current Contracts) shall pass to CSC (or to such other member of the CSC Group as CSC may nominate) on the Completion Date; and

         (b) identified during any True-up Process shall pass to CSC (or to such other member of the CSC Group as CSC may nominate) on the later of the Completion Date or the date falling five (5) Business Days after the relevant contract is so identified.

(2) Where any In-Scope Contract under this Transfer Agreement also comprises an "In-Scope Contract" under any other Territory Transfer Agreement, and subject to obtaining any necessary consent of a third party, legal and equitable title to and risk in such In-Scope Contract:

         (a) identified in Schedule 1 (Current Contracts) shall pass to CSC (or such other member of the CSC Group as CSC may nominate) on the date (the "FINAL COMPLETION DATE") on which the last Completion occurs under this Transfer Agreement and any other Territory Transfer Agreement under which the In-Scope Contract in question is also an In-Scope Contract (and for these purposes, such reference "Completion" shall have the meaning given to it in the relevant Transfer Agreement or other Territory Transfer Agreement); and

         (b) identified during any True-up Process shall pass to CSC (or such other member of the CSC Group as CSC may nominate) on the occurrence of the Final Completion Date or the date falling five (5) Business Days after the relevant contract is so identified, whichever is the later.

(3) The relevant date on which title to a particular In-Scope Contract passes (or would pass as set out in (Clauses 3.2(1) or 3.2(2), but for the need to obtain any necessary consent of a third party) in each case being the "IN-SCOPE CONTRACT COMPLETION DATE" in relation to that In-Scope Contract.

4.       TERMINATION

4.1      TERMINATION

         This Transfer Agreement shall terminate with immediate effect on the earlier of the following:

         (a) termination of the Asset Transfer Agreement either in its entirety or in relation to the Territory; or

         (b) if all of the Conditions have not been satisfied or waived by Marconi Corporation plc and CSC International Systems Management Inc on or before the Phase 2 Long Stop Date, on the Phase 2 Long Stop Date,

         except that this Transfer Agreement shall not so terminate where Completion has already occurred.

4.2      CONSEQUENCES OF TERMINATION

(1) Subject to Clauses 4.2(2) to (4), termination of this Transfer Agreement shall not affect the rights of the Parties which have accrued before termination.

(2) Where this Transfer Agreement terminates under Clause 4.1 (Termination), CSC shall not have any claim for breach of any of the Warranties and all (if any) liability of the Vendor in respect of any such breach shall be entirely discharged.

(3) Where this Transfer Agreement terminates on or after Completion, the provisions of the Master Services Agreement shall apply in relation to any disposition of the IT Equipment by CSC to the Vendor.

(4) For the avoidance of doubt, nothing in this Clause 4.2 shall preclude the Vendor from including in any claims for damages (on the grounds of wasted expenditure or otherwise) amounts in respect of Charges for Transition Services paid by the Vendor on or before the date of termination of this Transfer Agreement and the rights and remedies contained in this Clause 4.2 are cumulative and are not exclusive of any rights or remedies provided by law or otherwise.

5.       CONDITIONS

5.1      CONDITIONS

(1) Until all of the Conditions to be satisfied in the Territory are satisfied or are waived by Marconi Corporation plc and CSC International Management Systems Inc:

         (a) neither the Vendor nor CSC shall be obliged to sell, purchase or pay for, or to procure the sale, purchase of or payment for, the Equipment in accordance with Clause 2 (Sale of Equipment to CSC); and

         (b) neither the Vendor nor CSC shall be obliged to sell, purchase or pay for, or to procure the sale, purchase of or payment for, the In-Scope Contracts in accordance with Clause 3 (Sale of In-Scope Contracts to CSC).

5.2      WARRANTIES

(1) Until Completion has occurred, CSC shall not have any claim for breach of any of the Warranties.

(2) Once Completion has occurred, nothing in Clause 5.2(1) shall thereafter affect any claim of CSC for breach of any of the Warranties (which it would otherwise have), including with respect to any Loss otherwise recoverable under this Transfer Agreement which may have been incurred before Completion.

6.       CONSIDERATION

6.1      AMOUNT OF VENDOR EQUIPMENT CONSIDERATION

         The consideration payable to the Vendor for the sale of the Equipment under this Transfer Agreement (the "VENDOR EQUIPMENT CONSIDERATION") shall be the sum of (pound)[***] which shall be satisfied by CSC in cash on Equipment Completion.

6.2      AMOUNT OF THE VENDOR CONTRACT CONSIDERATION

         The consideration payable to the Vendor for the sale of the In-Scope Contracts under this Transfer Agreement (the "VENDOR CONTRACTS CONSIDERATION") shall be the sum of (pound)[***], which shall be satisfied by CSC in cash on Completion.

6.3      APPORTIONMENT

         The Consideration shall be apportioned between the various classes of Assets as set out in Schedule 4 (Apportionment of Consideration) and as so apportioned shall be adopted by the Parties for all purposes including tax and stamp duty.

6.4      TRANSACTION TAXES

(1) Subject to Clause 6.4(2), the Vendor Equipment Consideration and the Vendor Contracts Consideration are expressed (as between the Parties) to be exclusive of any Transaction Taxes, which shall be for the account of the payer of the Consideration in question.

(2) Notwithstanding Clause 6.4(1), to the extent that CSC incurs registration tax on (or otherwise in respect thereof) the Vendor Contracts Consideration or the Vendor Equipment Consideration, that tax shall be for the account of the Vendor;

(3) Where a Party is liable to another in respect of Transaction Taxes (or required to bear such taxes for which another Party is liable to the relevant Governmental Authority) pursuant to this Clause 6.4 or Clause 4.2(4), it shall pay those Transaction Taxes not less than three (3) Business Days before the date on which the relevant other Party is required to account to a Governmental Authority or to another Party for the Transaction Taxes in question or, if later, once it has received a valid VAT, sales tax or comparable invoice for them from the relevant other Party.

(4) The Parties undertake to consult and to co-operate with each other to take, so far as is reasonable, such actions as may be required to optimise their taxation position and their position as regards legal and regulatory compliance, arising from this Transfer Agreement.

(5)      Each of the Vendor and CSC warrants and undertakes to each other that:

         (a) it is and shall continue to be for all purposes under this Transfer Agreement tax resident and registered for VAT in the Territory; and

         (b) subject to Clause 6.6 (Invoicing and Method of Payment), all sales and payments to be made by it (or which it is obliged to procure) pursuant to this Transfer Agreement shall be made from the Territory.

6.5      TAX FILINGS & AUDITS

(1) Prior to lodging any tax filing that could reasonably be expected to give rise to registration tax payable by the Vendor under Clause 6.4(2) ("RELEVANT TAX FILING"), CSC shall consult with the Vendor and consider any reasonable position proposed by the Vendor with respect to that part of the Relevant Tax Filing which relates to or could reasonably be expected to affect the Vendor's liability under Clause 6.4(2), with a view to optimising the taxation position of both of the Parties.

(2) CSC shall promptly notify the Vendor upon becoming aware that a tax audit, examination, contest or other tax proceeding is or may be carried out by any Governmental Authority which relates to or could reasonably be expected to affect the Vendor's liability under Clause 6.4(2) ("RELEVANT TAX PROCEEDINGS"). The Vendor shall have the right to participate at its own expense in any Relevant Tax Proceedings (including without limitation by participating in any discussions or negotiations between CSC and the Governmental Authority) and CSC agrees to consult with the Vendor and keep the Vendor fully informed of all material matters relating to the conduct thereof and to promptly provide the Vendor with all material correspondence relating thereto. CSC shall not make any settlement of any Relevant Tax Proceedings which could affect the Vendor's liability under Clause 6.4(2) without the consent of the Vendor, such consent not to be unreasonably withheld or delayed.

6.6      INVOICING AND METHOD OF PAYMENT

(1) Each Party which is to receive a payment under this Transfer Agreement shall, before such payment is made or (where this is not practicable) as soon as practicable thereafter, deliver to the payer a valid VAT, sales tax or comparable invoice therefor.

(2) The Parties acknowledge that each payment of Vendor Equipment Consideration and Vendor Contracts Consideration to be made under this Transfer Agreement shall be made on its behalf in accordance with the Asset Transfer Agreement.

7.       COMPLETION

7.1      COMPLETION

(1)      Equipment Completion shall take place on the Completion Date.

(2) Subject to obtaining any necessary consent of a third party, completion of the sale and purchase of the In-Scope Contracts identified in
         Schedule 1 (Current Contracts) shall occur on the Completion Date.

7.2      COMPLETION ARRANGEMENTS

         At Equipment Completion and on each In-Scope Contract Completion Date, each Party shall do those things for which it has responsibility in relation to the Asset in question as are listed in Schedule 5 (Completion Arrangements).

8.       PERIOD TO COMPLETION

8.1      VENDOR OBLIGATIONS IN RESPECT OF THE IT EQUIPMENT AND THE LEASED IT
         EQUIPMENT

         The Vendor undertakes to CSC to procure that during the period commencing on the date of this Transfer Agreement and ending on
         Completion:

         (a) so far as is necessary for the provision of the Services, the IT Equipment and the Leased IT Equipment is maintained, repaired and serviced so as to ensure it is maintained in the same condition as the IT Equipment is in at the date of this Transfer Agreement, fair wear and tear excepted;

         (b) so far as is necessary for the provision of the Services, (subject to CSC's consent, not to be unreasonably withheld) items of IT Equipment and Leased IT Equipment are replaced where those items have been lost or damaged beyond economic repair, and in these circumstances the replacement item, if owned by the Vendor or a member of the Vendor Group, shall be entered in the Vendor Asset Register and in any other case the agreement relevant to the replacement item shall be included in Part 1 of Schedule 1 (Current Contracts), both of which shall be amended accordingly; and

         (c) the IT Equipment and the Leased IT Equipment is insured against all the usual risks with a reputable insurance company for the full replacement value of the IT Equipment and the Leased IT Equipment and that the interest of CSC is noted upon any policy of insurance and a copy thereof supplied to CSC.

8.2      CURRENT CONTRACTS

(1) Where any In-Scope Contract is renewed or any new contract or arrangement relating to any Internal IT Services is entered into by any member of the Vendor Group whilst those Internal IT Services are being provided by the Vendor Group, the relevant Part of Schedule 1 (Current Contracts) shall be amended by including reference to any such renewed or new contract or arrangement, as the case may be.

(2) If once the terms of any Current Contract (which but for the exercise of CSC's rights under this Clause 8.2(2) would constitute an In-Scope Contract) have been disclosed to CSC, CSC is of the reasonable opinion that either:

         (a) any of the non-financial terms of that Current Contract are other than reasonably consistent with conventional practice for agreements of the kind in question (including, without limitation, by virtue of that Current Contract containing any limitation of liability which is unreasonably low or containing a provision which materially restricts the conduct of the business of any member of the CSC Group other than directly in respect of the provision of services under the Master Services Agreement); or

         (b) to comply with any of the terms of that Current Contract would place CSC in breach of any Applicable Legislation, any third party rights or any contract it may have with a third party,

         then CSC may within five (5) Business Days of such disclosure elect by notice in writing to the Vendor not to purchase that Current Contract.

(3) Notwithstanding Clause 9 (In Scope Contracts), CSC shall not be liable to perform any obligations under any In-Scope Contract unless and until the terms of such obligations have been disclosed to CSC in all material respects.

(4) Any Current Contract shall cease to be subject to this Clause 8.2 if CSC elects not to purchase it under Clause 8.2(2).

9.       IN-SCOPE CONTRACTS

9.1      SEEKING CONSENTS TO SUBSTITUTION

         The Vendor shall after execution of this Transfer Agreement use reasonable endeavours to procure that the other parties to the In-Scope Contracts shall, where that consent is necessary, consent in the Agreed
         Terms:

         (a) to the substitution of CSC (or such member of the CSC Group as CSC may nominate) in the place of the relevant member of the Vendor Group as a party to the relevant In-Scope Contract; and

         (b) to any continuing use of the subject matter of the In-Scope Contracts where the use is required (after the substitution) to enable the Vendor Group effectively to receive the benefit of the Services, in each case with effect from the relevant In-Scope Contract Completion Date. CSC shall provide such assistance as the Vendor may reasonably require in procuring those consents.

9.2      PERFORMANCE AND ENJOYMENT OF IN-SCOPE CONTRACTS

(1) In any case where the consent referred to in Clause 9.1 (Seeking consents to substitution) is required but shall be refused or otherwise not obtained, then, the following shall apply in respect of the relevant In-Scope Contract with effect from the In-Scope Contract Completion Date applicable to the In-Scope Contract in question until such consent shall be obtained and subject to Clause 9.2(2):

         (a) the Vendor shall hold the In-Scope Contract and any monies, goods or other benefits received under the In-Scope Contracts on trust for CSC (or for such member of the CSC Group as CSC may nominate) and shall, immediately upon receipt of the same, account for and pay to CSC (or its nominee) all those monies, goods and other benefits;

         (b) CSC (or such member of the CSC Group as CSC may nominate) shall (if sub-contracting or agency is not precluded under the relevant In-Scope Contract) as sub-contractor or agent for the Vendor perform on behalf of the Vendor (but at CSC's or its nominee's expense) all the obligations of the Vendor arising under the relevant In-Scope Contract after the In-Scope Contract Completion Date applicable to that In-Scope Contract;

         (c) where sub-contracting and agency are precluded under the In-Scope Contract, the Vendor shall continue to be the Party responsible to perform and discharge the In-Scope Contract but in so doing shall act only in accordance with the directions of CSC (or for such member of the CSC Group as CSC may nominate) and CSC shall procure that the Vendor is provided with all reasonable facilities and assistance to enable the Vendor to perform, operate, monitor and discharge the In-Scope Contract.

9.3      (2)      [***][***]SET-OFFS AND COUNTERCLAIMS

         If any person making payment of any sum pursuant to an In-Scope Contract after the In-Scope Contract Completion Date (the benefit of which payment in each case is in accordance with the terms of this Transfer Agreement to accrue to CSC or its nominee), shall claim any right of set-off or counterclaim in respect of any act or thing done or omitted to be done by the Vendor or a member of the Vendor Group prior to the In-Scope Contract Completion Date, the Vendor shall immediately account to CSC or as it may direct, for an amount equal to the difference between the payment which would have been received had no such right of set-off or counterclaim been exercised or claimed and the payment actually received.

9.4      PERFORMANCE OF IN-SCOPE CONTRACTS

(1) CSC undertakes that it will (or shall procure that another member of the CSC Group will), at its own cost, carry out and complete for its own account the In-Scope Contracts to the extent that they have not been fully performed before the In-Scope Contract Completion Date.

(2) CSC shall indemnify (or, as appropriate, shall procure that CSC's nominee under Clause 9.2(1)(b) shall indemnify) the Vendor against or reimburse the Vendor for any payment required to be made or other liability incurred by the Vendor under or in relation to each In-Scope Contract in respect of the period after the In-Scope Contract Completion Date applicable to that In-Scope Contract, except to the extent that the payment or liability shall arise wholly or partly as a result of the failure by the Vendor duly to perform and comply with the terms of the In-Scope Contract on or prior to the applicable In-Scope Contract Completion Date;

(3)      The Vendor shall:

         (a) continue to be responsible for, and shall duly and promptly pay and discharge all debts, liabilities and obligations outstanding under or in relation to the In-Scope Contracts as at the applicable In-Scope Contract Completion Date and which relate to the period ending on the applicable In-Scope Contract Completion Date or arising by reason of any act or omission by the Vendor or any other member of the Vendor Group on or prior to the applicable In-Scope Contract Completion Date; and

         (b) indemnify CSC against any payment required to be made and any and all other liability CSC or any members of the CSC Group may incur under in connection with the In-Scope Contract on or in respect of the period prior to the applicable In-Scope Contract Completion Date.

9.5      NO ASSIGNMENT OF NON-ASSIGNABLE CONTRACTS

         Neither this Transfer Agreement nor any action carried out in pursuance of it shall constitute an assignment or attempted assignment or declaration of trust of any In-Scope Contract or the benefit thereof which is not assignable or which cannot be made without the consent of another person if that assignment or attempted assignment or declaration would constitute a breach of that In-Scope Contract or an infringement of Intellectual Property, except to the extent that the consent is obtained.

10.      EMPLOYEES

         The provisions of Schedule 2 (Employment Provisions) shall apply with regard to the Employees.

11.      PENSIONS AND RELATED BENEFITS

         The provisions of Schedule 8 (Pensions and Related Benefits) shall apply with regard to the pensions and related benefits of the Employees.

12.      WARRANTIES

12.1     WARRANTIES

         The Vendor warrants to CSC that the Warranties are true, accurate and not misleading as at the date of this Transfer Agreement.

12.2     LIMITATIONS ON CLAIMS

         The liability of the Vendor under the Warranties or any other provision of this Transfer Agreement shall (except in the case of fraud) be limited as set out in Schedule 7 (Limitations on Claims). The rights and remedies of CSC in respect of any breach of Warranty by the Vendor shall not be affected by (i) completion of the purchase of the Assets; or (ii) by any investigation or inquiry made or to be made by or on behalf of CSC following the date of this Transfer Agreement.

12.3     STATUS OF WARRANTIES

         CSC acknowledges that in entering into this Transfer Agreement and each of the other documents referred to herein it has not relied on any other statement, representation, act, fact, circumstance or warranty save and except for the Warranties and neither CSC nor any member of the CSC Group shall, save in the case of fraud or fraudulent misrepresentation, have any right of recovery or remedy in respect of a breach of the Warranties or of Clause 12.6 (Mutual Representations) save as expressly provided in this Transfer Agreement or the Asset Transfer Agreement.

12.4     NO RIGHT OF A PARTY TO RESCIND

         The sole remedy of CSC for breach by the Vendor of the Warranties and the sole remedy of each Party for a breach by any other Party of Clause
         12.6 (Mutual

         Representations) shall be damages and each Party acknowledges that it shall have no right to rescind this Transfer Agreement in any circumstances and irrevocably waives any other remedies it may have in relation to a breach by any other Party of the Warranties or Clause
         12.6 (Mutual Representations) provided that nothing in this Clause shall operate to exclude any Party's liability for fraudulent misrepresentation.

12.5     MEANING OF "SO FAR AS THE VENDOR IS AWARE"

         If any of the Warranties are expressed to be given "so far as the Vendor is aware" or "to the best of the knowledge information and belief of the Vendor", or words to that effect, then such expression shall be deemed to include an additional statement to the effect that the relevant Warranty has been made after reasonable enquiries.

12.6     MUTUAL REPRESENTATIONS

         Each Party represents to each other Party that it has full power and authority to execute, deliver and perform its obligations under this Transfer Agreement and that there are no existing agreements or arrangements with third parties, the terms of which prevent such Party from entering into or performing its obligations under this Transfer Agreement.

12.7     WAIVER OF RIGHTS

         The Vendor agrees with CSC to waive any rights or claims which it may have in respect of any misrepresentation, inaccuracy or omission in, or from, any information or advice supplied or given by any of the Employees on which the Vendor or a member of the Vendor Group may have relied in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

12.8     EXCLUSION OF IMPLIED TERMS

         All warranties, conditions, or terms not set out in this Agreement and which would otherwise be implied or incorporated into this Agreement by reason of statute, common law or otherwise (other than as to the title to goods) are hereby excluded, except to the extent they may not be excluded or limited by law.

13.      ASSIGNMENT AND THIRD PARTY RIGHTS

13.1     ASSIGNMENT

         (a) Either CSC or the Vendor may assign all or any of its rights or transfer all or any of its rights, obligations and liabilities under this Transfer Agreement to any member of its Group which is, for all purposes under this Transfer Agreement, tax resident and registered for VAT in the Territory (provided that if any such assignee or transferee ceases at any time to be a member of the relevant Group or so resident or so registered for VAT it shall, at the request of the Vendor (in the case of an assignment by CSC) or CSC (in the case of an assignment by the Vendor), immediately reassign and re-transfer all such rights, obligations and liabilities to a remaining member of the Group which is so resident and so registered for VAT), and the Vendor (in the case of an assignment by CSC) or CSC (in the case of an assignment by the Vendor) consents to such an assignment or transfer and will execute all deeds or other documents, and do all such acts as the assigning Party may reasonably require in order to give effect to such assignment or transfer. Any such assignment or transfer shall not affect the assigning or transferring Party's outstanding obligations or liabilities under this Transfer Agreement for which it shall continue to remain liable in the event the Party receiving the assignment of the relevant rights, obligations and liabilities should fail to meet their obligations or liabilities in relation thereto.

         (b) Except as permitted under Clause 13.1(a), neither CSC nor the Vendor may assign or transfer any of its rights, obligations or liabilities under this Transfer Agreement without the prior written consent of the other, such consent not to be unreasonably withheld.

         (c) Following any permitted assignment or transfer under Clause 13.1(a), any reference in this Transfer Agreement to the Vendor or CSC (as the case may be) shall, where the context allows, include a reference to the assignee or transferee (as the case may be). Any permitted assignee or transferee shall be treated for all purposes as if it had been an original Party to (and been granted the relevant rights under) this Transfer Agreement.

13.2     NO RIGHTS OF THIRD PARTIES

         The Parties do not intend any provision of this Transfer Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

14.      ENTIRE AGREEMENT

14.1     ENTIRE AGREEMENT

         This Transfer Agreement, the Asset Transfer Agreement and the Master Services Agreement, together represent the entire agreement between the Parties in relation to the sale and purchase of the Assets and supersede any previous agreement, whether written or oral, between the Parties in relation to that subject matter.

14.2     NO LIABILITY UNLESS STATEMENT MADE FRAUDULENTLY

         No Party shall have any liability in respect of any misrepresentation or other statement (apart from the Warranties and the representation and warranty contained in Clause 12.6 (Mutual Representations)) being false, inaccurate and/or incomplete unless it was made fraudulently.

15.      NOTICES

15.1     NOTICES

         All notices and other communications relating to this Transfer
         Agreement:

         (a)      shall be in English and in writing;

         (b)      shall be delivered by hand or sent by post or facsimile;

         (c) shall be delivered or sent to the Party concerned at the relevant address or number, as appropriate, and marked all as shown in Clause 15.2 (Initial details) (subject to such amendments as may be notified from time to time in accordance with this Clause by the relevant Party to the other Parties);

         (d) may in the case of any claim form, judgment or other notice of process on any Party be delivered or sent to their respective registered offices from time to time; and

         (e)      shall take effect:

                  (i)      if delivered, upon delivery;

                  (ii) if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class registered post) 10 am on the second Business Day after posting; or

                  (iii) if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address, provided that if any communication would otherwise become effective on a non-Business Day or after 5 pm on a Business Day, it shall instead become effective at 10 am on the next Business Day.

15.2     INITIAL DETAILS

         The initial details for the purposes of Clause 15.1 (Notices) are:

         PARTY:                 THE VENDOR

         Address:               Marconi Communications S.p.A.
                                Via Ludovico
                                Calda 5,
                                16153 Genoa,
                                Italy
         Facsimile No:          +39 010 60 11 733
         Marked for
         the Attention of:      Anna Calcagno

         With a copy to:        Senior Vice President-Information Technology
         Address:               1000 Marconi Drive
                                Warrendale, Pennsylvania
                                USA, 15086
         Facsimile No:          +1 724 742 7055

         PARTY:                 CSC

         Address:               CSC Computer Sciences Italia S.p.A
                                Via Varesina 76
                                20156 Milan, Italy
         Facsimile No:          +39 02 3341 2431
         Marked for
         the Attention of:      Chief Executive

         With a copy to:        H. Dan Fisk, Esq.
         Facsimile No:          +1 310 322 9767

16.      AMENDMENTS AND WAIVERS

16.1     AMENDMENTS TO BE IN WRITING

         No amendment or variation of the terms of this Transfer Agreement shall be effective unless it is made or confirmed in a written document signed by all the Parties provided that the agreement of CSC to any such amendment or variation shall not be unreasonably withheld or delayed.

16.2     WAIVERS

         No delay in exercising or non-exercise by any Party of any of its rights under or in connection with this Transfer Agreement shall operate as a waiver or release of that right. Rather, any such waiver or release must be specifically granted in writing signed by the Party granting it.

17.      SEVERABILITY

         If any part of any provision of this Transfer Agreement shall be illegal, invalid or unenforceable in any respect, then the remainder of such provision and all other provisions of this Transfer Agreement shall remain valid and enforceable, and the remaining rights, obligations and liability of the Parties under this Transfer Agreement shall not be affected or impaired.

18.      COSTS

         Except where this Transfer Agreement provides otherwise, each Party shall be responsible for all the costs, charges and expenses incurred by it in connection with and incidental to the preparation and completion of this Transfer Agreement, the other documents referred to in this Transfer Agreement and the sale and purchase under this Transfer Agreement.

19.      CONTINUING EFFECT

         Each provision of this Transfer Agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

20.      COUNTERPARTS

20.1     ANY NUMBER OF COUNTERPARTS

         This Transfer Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until all Parties have executed at least one counterpart.

20.2     EACH COUNTERPART AN ORIGINAL

         Each counterpart shall constitute an original of this Transfer Agreement, but all the counterparts shall together constitute but one and the same instrument.

21.      ANNOUNCEMENTS AND CONFIDENTIALITY

21.1     NO ANNOUNCEMENTS WITHOUT PRIOR APPROVAL

         Subject to Clause 21.2 (Announcement exceptions), the Parties mutually agree that no press or other public announcements (whether to shareholders, employees, customers, suppliers or otherwise) shall be made or sent out by them in respect of the subject matter of this Transfer Agreement or any ancillary matter without the text of the announcement receiving the prior written approval of all of the Parties (that approval not to be unreasonably withheld or delayed).

21.2     ANNOUNCEMENT EXCEPTIONS

         Any Party may make or send out any press or public announcement to the extent the announcement is:

         (a)      required by the law of any relevant jurisdiction;

         (b) required by any securities exchange or regulatory or Governmental Authority to which any Party is subject or submits, wherever situated, including NASDAQ, the Securities and Exchange Commission of the United States of America, the London Stock Exchange, the UK Listing Authority or the Takeovers and Mergers Panel, whether or not the requirement for information has the force of law, in which case, the announcement shall only be made or sent out after consultation with (and after taking into account the reasonable requirements of) the other Parties as to the content of the announcement.

21.3     CONFIDENTIALITY

         Subject to Clause 21.1 (No announcements without prior approval), each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Transfer Agreement which relates to:

         (a) the provisions of this Transfer Agreement or the other documents referred to in this Transfer Agreement;

         (b)      the negotiations relating to this Transfer Agreement; or

         (c)      the other Parties.

21.4     CONFIDENTIALITY EXCEPTIONS

         Any of the Parties may disclose information referred to in Clause 21.3 (Confidentiality) which would otherwise be confidential if and to the extent the disclosure is:

         (a)      required by the law of any relevant jurisdiction;

         (b) required by any securities exchange or regulatory or Governmental Authority to which any Party is subject or submits, wherever situated, including NASDAQ, the Securities and Exchange Commission of the United States of America, the London Stock Exchange, the UK Listing Authority or the Takeovers and Mergers Panel, whether or not the requirement for disclosure has the force of law;

         (c) required to vest in that Party the full benefit of this Transfer Agreement in any of the parties;

         (d) disclosed to the professional advisers, auditors or bankers of that Party or any other member of its Group;

         (e) disclosed to the officers or employees of that Party or any other member of its Group who need to know the information for the purposes of the transactions effected or contemplated by this Transfer Agreement subject to the condition that the Party making the disclosure shall procure that those persons comply with Clause 21.3 (Confidentiality) as if they were parties to this Transfer Agreement;

         (f) of information that has already come into the public domain through no fault of that Party;

         (g) of information of the kind referred to in Clause 21.2(b) (Confidentiality) which is already lawfully in the possession of that Party (and not subject to any obligation of confidentiality owed to any other Party) as evidenced by its or its professional advisers' written records; or

         (h) approved by the Parties having given prior written approval to the disclosure,

         provided that any information disclosed pursuant to paragraph (a) or
         (b) of this Clause 21.4 shall be disclosed only after notice to the other Parties and the disclosing Party shall take reasonable steps to co-operate with the other Parties regarding the manner of that disclosure.

21.5     NO LIMIT IN TIME

         The restrictions contained in this Clause 21 (Announcements and Confidentiality) shall continue to apply without limit in time.

22.      DISPUTE RESOLUTION

22.1 Any question or difference which may arise concerning the construction, meaning, effect or operation of this Transfer Agreement or any matter arising out of or in connection with this Transfer Agreement shall in the first instance be referred to the CSC Service Delivery Manager and the Marconi Contract Manager.

22.2 If the matter is not resolved within ten (10) Business Days of it being referred to the managers referred to in Clause 22.1 the matter shall be referred to the next level of the Vendor's and CSC's management in accordance with the hierarchy set forth in Clause 22.3 who must meet within ten (10) Business Days or such other period as the Parties may agree to attempt to resolve the matter. If the matter is not resolved at that meeting, the escalation shall continue with the same maximum time interval through one more level of management. If the unresolved matter is having a serious effect on the Services, the Parties shall use every reasonable endeavour to reduce the elapsed time in completing the process.

22.3     The levels of escalation are:

                        CSC                             THE VENDOR
         First Level    CSC Service Delivery Manager    Marconi Contract Manager
         Second Level   Account Executive               Senior Vice  President -
                                                        Information Technology
         Third Level    President UK Division           Chief Operating Officer

         If any of the above are unable to attend a meeting, a substitute may attend provided that such substitute has at least the same seniority and is authorised to settle the unresolved matter.

22.4 If the matter is not resolved at or before the Third Level then the matter shall be submitted to mediation by CEDR within 14 days of any Party giving written notice to the others of that Party's wish to refer the matter to mediation by CEDR provided that such notice shall only be given while the matter remains unresolved by the escalation process and shall be given no later than the date 14 days after the date of the meeting of the Third Level of management. The representative of the Party giving such notice, at the escalation level at which such notice is given, shall (except where such notice is given at the Third Level) promptly notify that Party's representative at the next level, in order of ascent, that such notice has been given. The costs of the mediator shall be shared equally between the Parties (each Party bearing its own other costs). Where a matter is submitted to mediation as envisaged by this Clause 23.4, the provisions or requirements of this Clause 22 (Dispute Resolution) shall not be considered to have been applied or met until six (6) months after such submission.

22.5 No Party shall seek to initiate any proceedings in respect of, any unresolved matter until either escalation to and including the Third Level has been completed, unless such Party has reasonable cause to do so to avoid damage to its business or to protect or preserve any right of action it may have.

22.6 Notwithstanding anything in Clauses 22 (Dispute Resolution) or 23 (Arbitration), nothing in those Clauses shall operate to restrict any Party's or any member of their Group's rights to apply for or obtain emergency or interlocutory relief.

23.      ARBITRATION

23.1 Subject to Clause 22.6 (Dispute Resolution), any dispute arising out of or in connection with this Transfer Agreement shall be resolved in accordance with the provisions of this Clause 23.

23.2 Before referring a dispute to arbitration in accordance with Clause 23.4, the dispute shall in the first instance be dealt with in accordance with Clause 22 (Dispute Resolution).

23.3 Where pursuant to this Clause 23 any dispute is to be referred to arbitration, compliance with Clause 23.2 shall be a condition precedent to the making of an award, unless the Party referring the dispute to arbitration has reasonable cause to do so to protect or preserve any right of action it may have.

23.4 All disputes arising out of or in connection with this Transfer Agreement which cannot be resolved in accordance with Clauses 23.1 to
         23.2 shall be finally settled under the Rules of the London Court of International Arbitration by three arbitrators appointed in accordance with the said Rules. Furthermore:

         (a) the place and the seat of the arbitration shall be London, England; the tribunal shall have the power to conduct hearings elsewhere if appropriate;

         (b) the language of the arbitration, including all documents, shall be English;

         (c) the law governing this agreement to arbitrate shall be the law of England and Wales.

24.      GOVERNING LAW

         The construction, interpretation and performance of this Transfer Agreement and all transactions under this Transfer Agreement shall be governed by the laws of England and Wales without reference to the UNCITRAL Conventions on Contracts for the International Sale of Goods and without giving effect to any provision of such law relating to conflict of laws; provided that, if any provision of this Transfer Agreement is required by the mandatorily applicable laws of the Territory to be subject to the laws of the Territory, the construction, interpretation and performance of such provision shall be governed by the internal laws of the Territory without reference to the UNCITRAL Conventions on Contracts for the International Sale of Goods. To the extent permitted by such applicable law, the Parties hereby waive any provision of law that renders any provision of this Transfer Agreement unenforceable in any respect.

25.      REGULATORY MATTERS

25.1 The Vendor shall continue to be responsible for, and shall duly and promptly pay and discharge all fines and penalties payable to any Governmental Authority which relate to the Internal IT Services and shall (subject to Clause 25.2) indemnify CSC against all liability CSC may incur arising out of, or in connection with any such fines or penalties.

25.2 The indemnity in Clause 25.1 shall not apply to any liability CSC may incur arising out of or in connection with the Internal IT Services to the extent attributable to any act or omission of CSC, any member of the CSC Group or its or their employees, agents or contractors.

26.      FURTHER ASSURANCE

         Each Party shall, whether before, on or after termination of this Transfer Agreement, do, execute and perform and shall procure to be done, executed and performed, all such further acts, deeds, documents and things as the other Parties may reasonably require from time to time effectively to give effect to this Transfer Agreement.

27.      LANGUAGE

         The Parties have requested that this Transfer Agreement and all documents contemplated by this Transfer Agreement or relating to it be drawn up in the English language.

28.      INDEMNIFICATION PROCEDURE

28.1 A Party entitled to indemnification under this Transfer Agreement (the "INDEMNIFIED PARTY") shall give written notice as soon as reasonably practicable upon becoming aware of circumstances giving rise to a right of indemnity under this Transfer Agreement to the Party that is obligated to provide indemnification (the "INDEMNIFYING PARTY"). Within ten Business Days after such notice, the Indemnifying Party may notify, in writing, the Indemnified Party of its decision to take control of the defence of any claim made by any third party and which is the subject of the indemnity and, in such circumstances, the Indemnifying Party shall be entitled to take control of the defence and investigation of such claim and to employ and engage lawyers of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall co-operate in all respects with the Indemnifying Party in the investigation and defence of such claim and shall not prejudice any defence to any such claim or attempt to settle or compromise such claim. No settlement of a claim which involves a remedy other than the payment of money by the Indemnifying Party shall:

         (a) be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; or

         (b) not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim.

         If the Indemnifying Party does not assume full control over the defence of a claim the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

28.2 The Indemnified Party under this Clause 28 (Indemnification Procedure) shall use its reasonable endeavours to mitigate the Loss to which the relevant indemnity relates.

                                   SCHEDULE 1

                                CURRENT CONTRACTS


Note: This schedule relates directly to the baseline costs. Some `contracts' are in-fact just `contributions' to a contract in another country, eg[***].

PART 1 : EQUIPMENT CONTRACTS

None

PART 2 : MAINTENANCE CONTRACTS

(in `000's Euro's)

SUPPLIER                 PRODUCT                         START DATE    END DATE     CONTRACT         CONTRACT
                                                                                    REQUISITION      REQUISITION
                                                                                    ESTIMATE VALUE   ACTUAL VALUE
---------------------------------------------------------------------------------------------------------------------

[***]
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

SUPPLIER                 PRODUCT                         START DATE    END DATE     CONTRACT         CONTRACT
                                                                                    REQUISITION      REQUISITION
                                                                                    ESTIMATE VALUE   ACTUAL VALUE
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------


PART 3 : THIRD PARTY SUPPLY CONTRACTS

 [***]
PART 4 : VEHICLE LEASES

 [***]
PART 5 : OPERATING SYSTEM LICENCES


                                      [***]

                                SCHEDULE 1B - FORM OF TRANSFER AGREEMENT (ITALY)

                                   SCHEDULE 2

                             EMPLOYMENT PROVISIONS


1.       DEFINED TERMS

         In this Schedule 2 (Employment Provisions), the following definitions shall apply:

         "APPROVED SUB-CONTRACTOR" has the meaning defined in the Master Services Agreement;

         "EUROPEAN REGULATIONS" means, in relation to a European Transferring Employee, the regulations implementing the provisions of EC Directive No. 77/187 dated 14 February 1977 as amended by EU Directive No. 98/50 dated 29 June 1998 and as amended by EU Directive No. 2001/23 dated 12 March 2001 (to the extent that EU Directive No. 2001/23 has been implemented) applicable to that European Transferring Employee's terms and conditions of employment;

         "EUROPEAN TRANSFERRING EMPLOYEES" means the persons identified in
         Schedule 3 (The Employees) as the European transferring employees;

         "TAX" means and includes all forms of taxation and statutory, governmental, supra governmental, state, local governmental or municipal impositions, duties, contributions, deductions, withholdings and levies whether of the United Kingdom or elsewhere whenever imposed and all penalties, charges, costs and interest relating to any of them; and

         "SUPPLIER" means CSC.

2.       EUROPEAN EMPLOYEES

2.1 The Vendor and the Supplier acknowledge that the European Regulations shall apply to the European Transferring Employees.

2.2 All salaries and other emoluments of the European Transferring Employees shall be discharged and all Tax deductions shall be complied with by the Vendor for itself and as agent for any member of the Vendor Group who is the employer of the European Transferring Employees in respect of all periods up to and including Completion and in respect of all share options granted or exercised prior to Completion and the salaries, other emoluments and Tax deductions of the European Transferring

         Employees in respect of the period after Completion shall be for the account of the Supplier.

2.3      (a)      The Vendor will upon the date two (2) weeks after the date of signature of this Agreement and periodically two (2) weeks thereafter up to Completion promptly notify the Supplier of the following:

                  (i) subject to Paragraph 1.3 (b) of this Schedule 2, any changes to the list of European Transferring Employees before Completion, in which case their name or names will be deemed to have been deleted from the list in Schedule 3;

                  (ii) subject to Paragraph 1.3 (b) of this Schedule 2, if any European Transferring Employee ceases to be primarily engaged by the Vendor Group in performing services which are the same or similar to the Services (the "BUSINESS");

                  (iii) if any European Transferring Employee obtains a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise);

                  (iv) if any European Transferring Employee is given notice of termination of his employment (or had his employment terminated without notice);

                  (v) if any offers of employment are made to any person by the Vendor Group in relation to the Business and if there is any person who has accepted such an offer of employment made by the Vendor Group but whose employment has not yet started;

                  (vi) if any order that has not been complied with has been made for the reinstatement or re-engagement of any of the European Transferring Employees or any person formerly employed or engaged in the Business;

                  (vii) if there is any industrial action (other than insignificant unofficial action) or trade dispute (or related proceedings) by any European Transferring Employees affecting the Business; and

                  (viii) if the Vendor Group becomes engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the European Transferring

                           Employees or with any other person employed by the Vendor Group in respect of whom liability is deemed to pass to the Supplier or its Approved Sub-Contractors by virtue of the European Regulations and if the Vendor Group becomes aware of any likelihood of any such dispute, claim or proceedings arising at any time.

         (b) the Vendor undertakes from the date of signature of this Agreement up to Completion without the prior written consent of the Supplier not to:

                  (i) add or remove any Key Employee to or from the list of European Transferring Employees; or

                  (ii) change the names of more than [***]percent ([***]%) of any other persons (not being Key Employees) from the list of European Transferring Employees provided that:

                           (aa)     the aggregate number of European
                                    Transferring Employees will not change;

                           (bb) any replacement personnel will have skills and experience which are substantially similar to those of the employees being replaced;

                           (cc) the terms of employment of replacement personnel will not be materially better than those of the employees being replaced;

                           (dd)     the severance costs of replacement
                                    personnel will not be materially higher
                                    than those of the employees being replaced, and

                           (ee) the Supplier is promptly advised of such changes; or

                  (iii) make any material changes to the terms of employment of the European Transferring Employees. After Completion the Vendor shall at Supplier's request and cost make those employees who before Completion were used to perform the services which are the same or similar to the Services and who are working their notice periods, available to Supplier for the provision of the Services until their actual termination dates.

2.4 The Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the European Transferring Employees shall indemnify the Supplier against:

         (a) any act or omission or obligation or liability of the Vendor Group, arising out of or relating to the employment of any of the European Transferring Employees or any other employee or former employee of the Vendor Group prior to Completion, unless such act or omission or obligation or liability was caused by or on behalf of the Supplier Group; and

         (b) against all Loss arising out of any claim by any trade union, works council, staff association, worker representative (whether or not recognised by the Vendor Group) or employee in respect of all or any of the employees working in the provision of the Services, arising out of a failure or alleged failure by the Vendor Group to comply with its legal obligations to consult under any applicable law or regulation.

2.5 The Supplier shall indemnify the Vendor for itself and as agent for each member of the Vendor Group who are employers of the European Transferring Employees against:

         (a) any act or omission or obligation or liability of the Supplier before or after Completion arising out of or relating to the employment or termination of employment of any of the European Transferring Employees unless such act or omission or obligation or liability was caused by or on behalf of the Vendor Group; and

         (b) any substantial changes to the terms of the employment of any of the European Transferring Employees to their detriment which are made, proposed or anticipated to take effect after Completion and any change in the identity of their employer which is a significant change and to their detriment; and

         (c) any breach by the Supplier of its obligations to inform and consult with trade unions, works councils or employee representatives to the extent required by the European Regulations or national laws.

2.6 If any contract of employment of any European Transferring Employee is found or alleged to continue with the Vendor Group after Completion, the Supplier agrees that:

         (a) in consultation with the Vendor, it will within [***]Business Days of being requested by the Vendor make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b)      that offer of employment will be:

                  (i) on terms and conditions which, when taken as a whole, do not materially differ from those for the European Transferring Employees who do transfer to the Supplier on Completion; and

                  (ii) fully compliant with the undertakings given by the Supplier in Paragraph 1.11.

2.7 As soon as possible after the offer made by the Supplier has been accepted or rejected by that person, and in any event no later than the expiry of [***]Business Days after an offer has been made in accordance with Paragraph 1.6, the Supplier shall advise the Vendor which of those offers have been accepted or rejected. The Vendor shall or shall procure that the relevant employer of the European Transferring Employee shall waive applicable notice periods for any such person who wishes to accept the Supplier's offer of employment. If the Supplier's offer of employment is rejected by that person, the Vendor shall or shall procure that the relevant employer of the European Transferring Employee shall make that person available to the Supplier for the performance of the Services for so long as the Supplier may request, and shall not terminate, other than for cause or where the Supplier no longer requires the service of such employee, the employment of the person concerned. The Supplier shall be responsible for and shall indemnify the Vendor for itself and as agent for the member of the Vendor Group who is the employer of the European Transferring Employee against all Loss arising directly or indirectly from the employment of that European Transferring Employee from Completion or, if later, the date on which the relevant employment starts until the termination of that employment unless such Loss was caused by or on behalf of the Vendor Group but not compensation for unfair or wrongful dismissal or breach of contract or any redundancy pay). The Supplier shall notify the Vendor if the Supplier no longer requires the service of such employee (a "CESSATION NOTICE") and the Vendor shall commence the legal termination process of the employment of the person concerned. In such a case the Supplier's indemnity in Paragraph 1.7 shall only continue for a maximum [***]month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for commencement and completion of the termination process, such longer period) from the date of its Cessation Notice and shall not include any period when such employee is providing services for the benefit of a member of the Vendor Group (other than the Services).

2.8 If any contract of employment of any person other than a European Transferring Employee is found or alleged to continue with any member of the Supplier Group after Completion, the Vendor agrees that:

         (a) in consultation with the Supplier, it will or will procure that a member of the Vendor Group will within [***]Business Days of being requested by the Supplier to make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

         (b) that offer of employment will be on terms and conditions which, when taken as a whole, do not materially differ from the terms and conditions of employment of that person immediately before Completion.

2.9 As soon as possible after the offer made by the Vendor has been accepted or rejected by that person, and in any event no later than the expiry of [***]Business Days after an offer has been made in accordance with Paragraph 1.6, the Vendor shall advise the Supplier which of those offers have been accepted or rejected. The Supplier shall or shall procure that the relevant employers of such employees shall waive applicable notice periods for any such person who wishes to accept the Vendor's offer of employment. If the Vendor's offer of employment is rejected by that person, the Supplier shall or shall procure that the relevant employer of such person shall commence the legal termination process of the employment of the person concerned and the Vendor shall be responsible for and indemnify the Supplier against all Loss arising directly or indirectly from (i) the employment of that person from Completion until the termination of that employment and (ii) that termination (including any redundancy pay (which shall consist of a redundancy package equivalent to that which would have been made available to him or her immediately prior to Completion (which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter)) but not compensation for unfair or wrongful dismissal or breach of contract). Provided that the Supplier should not be required to commence the termination of employment process where any such termination would, in the reasonable opinion of the Supplier, be likely to give rise to an award of compensation to the employee in addition to redundancy pay or a payment in lieu of notice. The Vendor's indemnity in Paragraph 1.9(i) shall only continue for a maximum [***]month period (or, where there is a longer period prescribed by law or by contract or necessary to comply with relevant law for the commencement and completion of the termination process, such longer period) from Completion and shall not include any period when such employee is providing services for the benefit of a member of the Supplier Group (other than the Services).

2.10 The Vendor and the Supplier shall give each other such assistance as either may reasonably require to comply with the European Regulations in relation to any such employee of a member of the Vendor Group whose contract of employment is found or alleged to transfer to any member of the Supplier Group and in contesting any claim by any such person at or before Completion resulting from or in connection with this Agreement.

2.11 The Supplier undertakes to the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the European Transferring Employees, in addition to the European Regulations and any applicable laws, rules and regulations of the relevant European Country and any applicable collective bargaining agreements:

         (a) that the terms and conditions of employment and other contractual benefits (other than in respect of pensions, to which the provisions of Schedule 8 shall apply) enjoyed by the European Transferring Employees (details of which are set out in the Disclosure Letter) in the period of [***]months from Completion will be no less favourable than those enjoyed by them prior to Completion (but without prejudice to any improvements to salaries, wages or conditions agreed in accordance with normal review procedures) save where individual European Transferring Employees in their absolute discretion choose to agree to join the Supplier's flexible benefits scheme generally offered to the Supplier's employees;

         (b) to maintain, following Completion, a medical insurance scheme for the European Transferring Employees which is the same or substantially equivalent to the scheme provided for them prior to Completion, details of which are set out in the Disclosure Letter; and

         (c) in the event of the Supplier effecting enforced redundancy of any of the European Transferring Employees in the period of [***]months from Completion, to make available or procure that there is available to each European Transferring Employee a package equivalent to that which would have been made available to him had he or she still been an employee of the Vendor Group at the date of that redundancy but which shall be no greater than those ex-gratia severance terms which are set out in the Disclosure Letter.

2.12 Immediately following Completion, the Vendor and the Supplier shall send to each of the European Transferring Employees a joint letter in agreed terms.

2.13 The Vendor and the Supplier shall respectively consult and keep each other fully informed regarding any information they propose to give to the European Transferring Employees and their representatives or any consultation they have with the European Transferring Employees and their representatives regarding the subject matter of this Agreement prior to Completion, and each will offer the other the opportunity to attend and participate in any meetings prior to Completion at which information is given to or there is consultation with European Transferring Employees and their representatives.

2.14 Immediately after Completion, the Vendor shall deliver promptly or procure the delivery to the Supplier copies of all reasonably available personnel and employment records and full particulars of:

         (a) each European Transferring Employee, including name, ID number, sex, and the date on which continuity of employment began for each European Transferring Employee for statutory purposes;

         (b) standard terms and conditions of employment of each category of European Transferring Employee;

         (c) all payments, benefits or changes to terms and conditions of employment promised to any European Transferring Employee;

         (d) dismissals (other than voluntary redundancies) of those employees primarily engaged in providing the Services effected within the [***]() months prior to Completion and disciplinary records (if any) relating to those employees primarily engaged in providing the Services;

         (e) all agreements or arrangements entered into in relation to the European Transferring Employees between the Vendor or relevant employer and any trade union or association of trade unions or organisation or body of employees including elected representatives; and

         (f) all strikes or other industrial action (other than insignificant unofficial action) taken by any European Transferring Employee within the [***] () months prior to Completion.

         This Paragraph shall be subject to compliance with any applicable law or regulation. If the provisions of that law or regulation prohibit full compliance with this Paragraph then the Vendor shall take all such steps as it can lawfully undertake to ensure as full compliance as possible with this Paragraph.

3.       LONG TERM SICKNESS

3.1 The parties acknowledge that individuals who are absent from work at Completion by reason of long term sickness as identified in Schedule 3C (Long Term Sick Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the European Regulations or otherwise. If within [***] () months of the date of signature of this Agreement such an individual returns to work for the Marconi Group Paragraphs 1.6 and 1.7 of this Schedule shall apply save that:

         (a) the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and
                  (ii); and

         (b) Paragraph 1.7 shall only apply to the extent that the individual is providing services for the benefit of a member of the Supplier Group.

4.       LEGAL RIGHT TO WORK

4.1 The Parties acknowledge that individuals who are not nationals of the country in which they work may have the right to work for the Marconi Group but may not be legally permitted to transfer to the Supplier Group or may lose the benefit of any current application for residency or similar rights. Such individuals are identified in Schedule 3D (Non-National Employees) are not listed in Schedule 3 (The Employees) and will not transfer to the Supplier on Completion pursuant to the European Regulations or otherwise. Marconi or the relevant employer of the people listed in Schedule 3D shall make those people available to the Supplier for the performance of the Services. When such individual is granted the necessary status to enable him to legally transfer to CSC without loss of legal status Paragraphs 1.6 and 1.7 of this Schedule shall apply providing that the individual is providing services to the Supplier save that the Supplier is only obliged to use reasonable endeavours to ensure that the terms and conditions of that offer of employment meet the conditions of Paragraph 1.6(b)(i) and
         (ii).

                                   SCHEDULE 3


                                 THE EMPLOYEES


                  [Insert details of Transferring Employees]

                                   SCHEDULE 4


                         APPORTIONMENT OF CONSIDERATION


IT EQUIPMENT:                       [-]1


NETWORK EQUIPMENT:                  [-]2


CURRENT CONTRACTS:                  [-]3


1        Insert details of IT Equipment consideration for Italy.
2        Insert details of Network Equipment consideration for Italy.
3        Insert details of Current Contract consideration for Italy.

                                   SCHEDULE 5

                            COMPLETION ARRANGEMENTS


1.       VENDOR'S OBLIGATIONS

(1) On the In-Scope Contract Completion Date for an In-Scope Contract the Vendor shall deliver to CSC all books, records and other documents relating to that In-Scope Contract.

(2) On Equipment Completion the Vendor shall deliver to CSC all the assets forming the Equipment which are capable of passing by delivery when, by virtue of such delivery, title to those Assets shall pass to CSC.

2.       CSC'S OBLIGATIONS

(1) On Equipment Completion, CSC shall pay the Vendor Equipment Consideration in the manner prescribed by Clause 6.1 (Amount of the Vendor Equipment Consideration).

(2) On Completion, CSC shall pay the Vendor Contracts Consideration in the manner prescribed by Clause 6.2 (Amount of the Vendor Contract Consideration).


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
                                   SCHEDULE 6

                                   WARRANTIES


1.       IT EQUIPMENT

1.1 On Completion, the Vendor or the relevant member of the Vendor Group will have good title to all the IT Equipment free from and clear of all liens, charges, mortgages, or similar encumbrances but excluding liens or licences arising in the ordinary course of business which are fairly disclosed in the Disclosure Letter.

1.2 The IT Equipment and the Leased IT Equipment at the date of this Transfer Agreement is in sufficient working order to enable members of the CSC Group to provide the IT Services and has been regularly and appropriately maintained and supported and so far as the Vendor is aware no material item of the IT Equipment or the Leased IT Equipment is dangerous, or requires renewal or replacement.

1.3 The IT Equipment and the Leased IT Equipment comprise all the material hardware and information technology assets and equipment used by the Vendor Controlled Group to provide the Internal IT Services.

1.4 The net book value at which each item of IT Equipment are listed on the Vendor Asset Registers accurately and fairly reflects the net book value of such item of IT Equipment in the books of the Vendor Group at 31 October 2002, determined by depreciating the value of the equipment on a straight line basis in accordance with the Vendor Group's generally applicable accounting principles for the equipment in question.

2.       IN-SCOPE CONTRACTS

2.1      MATERIAL IN-SCOPE CONTRACTS VALID

         The Vendor is not aware of the invalidity of or any grounds for rescission, avoidance or repudiation of any In-Scope Contract involving an annual expenditure of total value of [***]pounds ((pound)[***]) or greater (each being a "MATERIAL CONTRACT") and neither it nor any other member of the Vendor Group has received written notice of any intention to terminate any such In-Scope Contract.

2.2      NO DEFAULT

         Neither the Vendor nor (so far as the Vendor is aware) any other party to any Material Contract is in material default or breach under it, and no Material Contract is the subject of dispute or a claim nor so far as the Vendor is aware are there any circumstances which might give rise to such a dispute or claim.

3.       EMPLOYEES

3.1 All the UK, European and Non European Transferring Employees as listed in Schedule 3 (The Employees) are primarily engaged immediately prior to Completion by the Vendor or a member of the Vendor Group in performing services which are the same or similar to the Services (the "BUSINESS"). The Employees are all directly employed by the Vendor or a member of the Vendor Group.

         DETAILS OF EMPLOYEES

3.2 In relation to each of the Employees there are contained in or attached to the Disclosure Letter full and complete particulars or copies of:

         (a) standard form current written service or employment agreements or particulars of employment (as appropriate) and including the notice periods applicable and issued to each category of Employee; and

         (b) any procedures affecting their terms of employment, including disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal.

3.3 In relation to each of the Employees there are contained in or attached to the Disclosure Letter full, complete and accurate particulars or copies of:

         (a) their name, ID number, age, sex, date of commencement of employment with the Vendor or the relevant member of the Vendor Group;

         (b) their rate of remuneration, bonus and commission, any other benefit of any kind to which they are entitled or which are regularly provided or made available to them, entitlement to holidays and holiday bonuses, and working hour arrangements (so far as not disclosed pursuant to sub-Paragraph (a) above).

         NO EMPLOYEE BENEFIT PLANS

3.4 There are no profit-sharing, share option or share incentive schemes or other employee benefit plans in relation to any Employee.

3.5 No Employee listed in Schedule 3 (The Employees) has a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise).

3.6 No Employee has been given notice of termination of his employment (or had his employment terminated without notice) for a period of twelve
         (12) months prior to Completion.

3.7 Full particulars are contained in the Disclosure Letter of any outstanding offer of employment made to any person by the Vendor or the relevant member of the Vendor Group in relation to the Business and there is no person who has accepted such an offer of employment made by the Vendor or the relevant member of the Vendor Group but whose employment has not yet started.

3.8 Full particulars are contained in the Disclosure Letter of any agreement for the provision of consultancy services or the services of personnel to the Business and of the terms applicable to the secondment to the Business of any person.

         CHANGES IN BENEFITS

3.9 As far as the Vendor or the relevant member of the Vendor Group is aware, it has not offered, promised or agreed for the future any variation in any contract of employment or any contract for services in respect of the Employees employed by the Vendor or the relevant member of the Vendor Group in respect of whom liability is deemed by the Regulations or its equivalent in any other jurisdiction, to pass to CSC or any member of the CSC Group.

3.10 No order that has not yet been complied with has been made for the reinstatement or re-engagement following Completion of any of the Employees or any person formerly employed or engaged in the Business.

3.11 Except in respect of normal accruals of remuneration or emoluments of employment, no sum is payable to or for the benefit of any Employee or their dependants nor is the Vendor or any member of the Vendor Group a party to any arrangements or promise to make or is in the habit of making ex gratia or voluntary payments by way of bonus, gratuity, allowance or the like to any such persons and there are no schemes of arrangements (whether legally enforceable or not) for the payment of disability or similar schemes or arrangements in operation or contemplated in respect of any of the Employees or their dependants or persons formerly employed or engaged in the Business or their dependants under which CSC or any member of the CSC Group may become liable to make payments or to provide equivalent benefits.

3.12 The Vendor or the relevant member of the Vendor Group does not have an obligation to make any payment on redundancy in excess of the statutory redundancy payment and the Vendor or the relevant member of the Vendor Group has not operated any discretionary practice of making any such excess payments.

3.13 There is not and during the twelve (12) months preceding the date of this Agreement there has not been any industrial action (other than insignificant unofficial action) by the Employees affecting the Business and to the best of the knowledge, information and belief of the Vendor or the relevant member of the Vendor Group, there are no facts or circumstances which might give rise to such industrial action (other than insignificant unofficial action).

3.14 The Vendor or any member of the Vendor Group is not a party to any collective agreement or other similar agreement (such as a dismissal procedures agreement) or trade dispute (or related proceedings) with unions or other employee representatives or otherwise relating to the Employees as one or more collective units. To the best of the knowledge, information and belief of the Vendor or the relevant member of the Vendor Group there are no facts or circumstances which might give rise to the Vendor or the relevant member of the Vendor Group becoming a party to any such agreement or becoming involved in any such dispute or proceedings.

3.15 The Vendor or the relevant member of the Vendor Group is not engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the Employees nor with any other person employed by the Vendor or the relevant member of the Vendor Group in respect of whom liability is deemed to pass to CSC or any member of the CSC Group by virtue of the Regulations or its equivalent in any other jurisdiction, and so far as the Vendor or the relevant member of the Vendor Group is aware there is no likelihood of any such dispute, claim or proceedings arising at any time.

4.       PENSIONS

         In this part of this Schedule, the following terms have the following definitions:

         "GEC PLAN" means: [***].

         "MARCONI PENSION SCHEME(S)" means: [***];

         "MARCONI WELFARE SCHEME(S)" means: [***]; and

         "STATE SCHEME(S)" means arrangements under public law statute or regulation to which the Vendor or a member of the Vendor Group contributes in compliance with applicable law or regulation.

4.1      NO OTHER SCHEMES

         So far as is material, other than the Marconi Pension Scheme(s), the Marconi Welfare Scheme(s), the State Scheme(s) and save as disclosed in the Disclosure Letter, there is not in operation nor is there any obligation, nor has any proposal been announced either verbally or in writing, to establish a superannuation, pension, retirement, life assurance, death benefit, sickness, accident benefit or other similar scheme or arrangement in respect of which the Vendor has any legally binding liability to contribute or incur an obligation to or in respect of any Employee.

4.2      INFORMATION

4.2.1 Details of whether the Marconi Pension Scheme(s) are Mixed Scheme(s) (for the purposes of paragraph 1 of Part 3 of Schedule 8 (Pensions and Related Benefits)), funded self-contained plans (for the purposes of paragraph 2 of Part 3 of Schedule 8 (Pensions and Related Benefits)) or unfunded schemes (for the purposes of paragraph 3 of Part 3 of Schedule 8 (Pensions and Related Benefits)) have been given to CSC or a member of the CSC Group.

4.2.2 Details of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) have been given to CSC or a member of the CSC Group in the form (so far as relevant in each case) of:

         (a) a copy of the governing documentation of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s);

         (b) a copy of the current explanatory booklet issued to any Employee who is or is entitled to become a member of a Marconi Pension Scheme;

         (c) a copy of the audited accounts and financial statements of the Marconi Pension Scheme(s) for the last scheme year;

         (d) the latest actuarial valuation report of the Marconi Pension Scheme(s) that provide defined benefits; and

         (e) a list of the Employees who are members of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) together with sufficient data to enable CSC to ascertain its benefit entitlements under the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s).

4.2.3 The details of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) which have been given to CSC or a member of the CSC Group referred to in paragraphs 4.2.2 (a), (b), (c), (d) and (e) above are sufficient and complete in all material respects to enable CSC to ascertain benefits provided under the Marconi Pension Schemes and Marconi Welfare Scheme(s) in respect of the Employees and the value of such benefits.

4.3      CONTRIBUTION RATES

         Details of the current contribution rate(s) contributed to the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) by the Vendor or the relevant member of the Vendor Group have been given to CSC or a member of the CSC Group.

4.4      EXERCISE OF DISCRETIONS

         Except as disclosed in the Disclosure Letter, no discretion or power has been exercised under the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) in respect of any Employee to augment benefits, provide a benefit which would not otherwise be provided or pay a contribution which would not otherwise have been paid.

4.5      AMENDMENT AND TERMINATION

         Except as disclosed in the Disclosure Letter, no plan, proposal or intention to amend, discontinue (in whole or in part) or exercise a discretion in relation to the Marconi

         Pension Scheme(s) or the Marconi Welfare Scheme(s) with respect to any Employee has been communicated to any Employee who is a member of a Marconi Pension Scheme or the Marconi Welfare Scheme nor has any act or event occurred which could give rise to a full or partial discontinuance of any Marconi Pension Scheme or the Marconi Welfare Scheme with respect to any Employee under applicable law.

4.6      FUNDING

         No contribution due to the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) is/are unpaid (other than those payable in the month in which Completion takes place or the immediately preceding month) which unpaid amounts will be paid by the Vendor in accordance with the terms of the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) and applicable law.

4.7      APPROVAL

         The [***]is an exempt approved scheme within the meaning of s592 ICTA.

4.8      CONTRACTING-OUT

         The [***]is not a contracted-out scheme within the meaning of the Pension Schemes Act 1993.

4.9      COMPLIANCE

         Each of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) with respect to Employees has been administered and invested in accordance with its terms and with the provisions of its governing documentation. Each of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) and each of the funds established thereunder is in compliance with the law applicable to the jurisdiction of its residence with respect to Employees.

4.10     NO DISPUTES

         There is no pending or threatened litigation, arbitration, proceedings, investigations or other claims, other than routine claims for benefits, relating to the Marconi Pension Scheme(s), the Marconi Welfare Scheme(s) or the State Scheme(s) or any benefits provided under them in relation to any of the Employees.

4.11     US SCHEMES

4.11.1   Each Marconi Pension Scheme intended to be a qualified plan under
         Section 401(a) of the United States Internal Review Code of 1986, as amended ("THE CODE") has received a favourable determination letter from the Internal Revenue Services that it is qualified under Code
         Section 401(a) and that its related trust is exempt from federal income tax under Code Section 501(a) and such determination letter has not been revoked.

4.11.2 Neither the Vendor nor any member of the Vendor Group has established, maintained or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multiemployer Plan (as that term is defined in section 3(37)(A) of the United States Employee Retirement Income Security Act of 1973, as amended ("ERISA")) within the last six years in respect of the US Transferring Employees.

4.11.3   Except to the extent required under ERISA Section 601 et seq. and Code
         Section 4980B, neither the Vendor nor any member of the Vendor Group is obliged to provide health or welfare benefits to any Non-European Transferring Employee employed in the United States prior to the Completion Date or dependant or beneficiary thereof following such employee's retirement or other termination of service.

4.11.4 The Vendor and other relevant members of the Vendor Group have complied with the provisions of ERISA Section 601 et seq. and Code
         Section 4980B and with the provisions of ERISA Section 701 et seq. and Subtitle K of the Code.

                                   SCHEDULE 7

                             LIMITATIONS ON CLAIMS


1.       CSC TO NOTIFY POTENTIAL CLAIMS

         If CSC becomes aware of any fact, matter, event or circumstance by virtue of which in its reasonable judgment at the time the Vendor is or may become liable to make any payment under any of the Warranties or any other provision of this Transfer Agreement, CSC shall as soon as practicable [***] inform the Vendor in writing specifying in reasonable detail the fact, matter, event or circumstance giving rise (or which may give rise) to that liability and giving an estimate of the amount which may be claimed against the Vendor in respect of that liability. For the avoidance of doubt, any failure to give notice under this paragraph 1 shall not invalidate any claim which CSC may subsequently make provided that the Vendor shall bear no liability for any increased Losses which CSC or any member of the CSC Group may suffer or incur as a result of failing to provide notice in accordance with this paragraph.

2.       TIME LIMIT ON CLAIMS

2.1 No claim shall be brought by CSC under the Warranties unless it shall have given notice in writing of that claim specifying (in reasonably sufficient detail) the matter giving rise to the claim, the nature of the claim and, so far as practicable, the amount claimed to the Vendor not later than the expiry of a period of [***]commencing on:

         (a) in the case of any claim or claims for breach of the Warranties in paragraph 1 of Schedule 6 (Warranties), the Equipment Completion Date applicable to the IT Equipment in respect of which such claims or claims have arisen;

         (b) in the case of any claim or claims for breach of the Warranties in paragraph 2 of Schedule 6 (Warranties) insofar as the claim relates to an In-Scope Contract, the In-Scope Contract Completion Date applicable to the In-Scope Contract in question; and

         (c) in the case of any claim or claims for breach of the Warranties in paragraphs 3 and 4 of Schedule 6 (Warranties), the Completion Date applicable to the Employees in question.

2.2      [***]

3.       SPECIFIC LIMITATIONS

         CSC shall not be entitled to claim against the Vendor:

         (a) under the Warranties [***]until the amount (excluding interest and costs) that would be recoverable from the Vendor in respect of the claim, when aggregated with:

                  (i) the amount (excluding interest and costs) recoverable in respect of any other claims made against the Vendor under the Warranties or any other provision of this Transfer Agreement; and

                  (ii) the aggregate amount (excluding interests and costs) recoverable in respect of any other claims made against any member of the Vendor Group under the Asset Transfer Agreement or under any other Transfer Agreement, exceeds a threshold of [***]pounds ((pound)[***]) in which event, the Vendor shall be liable for the full amount of all such claims and not the amount by which that threshold is exceeded only, subject to paragraph 4.

         (b)      under the Warranties only:

                  (i) in respect of any matters referred to in this Transfer Agreement or fairly disclosed in the Disclosure Letter;

                  (ii) in respect of any matter or thing after the date of this Transfer Agreement done or omitted to be done at the written request of or with the written consent of CSC or any other member of the CSC Group;

                  (iii)    [***]if and to the extent that:

                           (A) the claim would not have arisen but for any act, omission, transaction or arrangement (or any combination of any of the same), after the date as at which the relevant Warranty is given pursuant to Clause 12.1 (Warranties), of CSC or any member of the CSC Group or their respective directors, employees or agents except to the extent that such act, omission, transaction or arrangement has been undertaken[***];

                           (B) the claim arises or is increased as a result of the passing of, or any change in or any change in the interpretation of, any law, rule, regulation or administrative practice of any government, government department, local or state agency, authority regulatory or fiscal body after the date of this Transfer Agreement;

                           (C) the claim arises or is increased as a result of CSC not complying with its obligations under this Transfer Agreement; or

                           (D) the damage, liability or loss suffered or incurred by CSC has been made good or has been otherwise compensated for without cost to CSC or any member of the CSC Group.

4.       LIMITS OF LIABILITY UNDER THE ASSET TRANSFER AGREEMENT

         The aggregate liability of each of the Marconi Group and the CSC Group in respect of:

         (i) all claims under or in connection with this Transfer Agreement [***] under the Warranties[***];

         (ii) all claims under or in connection with each and every other Territory Transfer Agreement (including claims under the Warranties and indemnities); and

         (iii) all claims under or in connection with the Asset Transfer Agreement (including claims under the Warranties and indemnities),

         shall, save and except in the case of, a breach by Marconi or any of the members of the Marconi Group of any of its statutory or contractual obligations relating to health and safety, not exceed a maximum sum equal to (pound)[***] ([***]pounds)[***]. For the avoidance of doubt, this paragraph does not limit the obligation of any members of the CSC Group to pay the Vendor Equipment Consideration to the Marconi Group in accordance with this Agreement and/or any Transfer Agreement.

5.       NO DOUBLE RECOVERY

         CSC shall not be entitled to recover more than once for the same Loss in respect of any fact, matter, event or circumstance giving rise to a claim under the Warranties or any other provision of this Transfer Agreement, the Asset Transfer Agreement or any other contract or document entered into pursuant to those agreements. Where any fact, matter, event or circumstance giving rise to a claim under the Warranties results in an adjustment to the Charges under a True-up Process, the financial adjustment so made shall be excluded from the quantum of any Loss otherwise recoverable for the breach of the Warranties in question.

6.       RECOVERY FROM THIRD PARTIES

6.1 If CSC is or may be entitled to recover from some other person (other than an insurer) any loss or damage which gives rise to any claim under the Warranties or any other provision of this Transfer Agreement, CSC shall take all appropriate steps to enforce that recovery (keeping the Vendor informed on a timely basis of any action so taken) before taking any action (other than notifying the Vendor of the claim) against the Vendor and any liability of the Vendor under this Transfer Agreement shall be reduced by the amount (including interest (if any)) recovered from the third party less any costs reasonably incurred by CSC in respect of such recovery.

6.2 If, notwithstanding any other provision of this Schedule, any payment is made by the Vendor in or towards the settlement of any claim made under the Warranties or any other provision of this Transfer Agreement and CSC subsequently recovers or procures the recovery from a third party (other than insurers) of an amount which is referable to that claim (and, in the event that CSC becomes entitled subsequent to payment by the Vendor to make recovery, CSC undertakes to take all necessary steps to enforce that recovery) CSC shall forthwith repay to the Vendor an amount equal to whichever is the lesser of:

         (a) the amount (including interest (if any)) recovered from the third party less any costs reasonably incurred by CSC in respect of such recovery; and

         (b) the amount paid by the Vendor in or towards settlement of the claim.

7.       CONDUCT OF CLAIMS

         If CSC becomes aware of any actual or threatened assessment, claim, action or demand by a third party against it (a "THIRD PARTY CLAIM") which causes or may cause the Vendor to be liable under the Warranties or any other provision of this Transfer Agreement then:

         (a)      CSC shall at the written request of the Vendor:

                  (i) take such action as the Vendor may reasonably require to avoid, contest, dispute, resist, appeal, compromise or defend the third party claim (including, but without limitation, making counter claims and exercising all rights of set off against third parties);

                  (ii) if so requested, permit the Vendor or procure that the Vendor is permitted in the name of and on behalf of CSC to have the sole conduct of all proceedings relating to the third party claim as the Vendor may deem appropriate including the appointment of solicitors and other professional advisers and the making of any settlement or compromise of the third party claim; and

                  (iii) render or cause to be rendered to the Vendor all assistance as the Vendor may reasonably require (including providing access to information and to employees of CSC) for the purpose of avoiding, contesting, disputing, resisting, appealing, compromising or defending the third party claim, provided that:

                           (A) the Vendor shall indemnify CSC against all costs reasonably incurred by it in complying with its respective obligations under paragraphs 7(a) (i), (ii) and (iii) above; and

                           (B) the Vendor shall not make any settlement or compromise of the third party claim which is likely to affect the future liabilities of CSC without the prior approval of CSC, that approval not to be unreasonably withheld or delayed;

(b) CSC will not make or attempt to make any admission of liability, agreement, settlement or compromise in relation to a third party claim without the consent of the Vendor such consent not to be unreasonably withheld or delayed;

(c) CSC shall in any event keep the Vendor informed as to the steps which are being taken in connection with the third party claim.

8.       DUTY TO MITIGATE

         CSC shall in relation to any loss or liability which might give rise to a claim under the Warranties or any other provision of this Transfer Agreement against the Vendor take all reasonable steps to avoid or mitigate that loss or liability.

                                   SCHEDULE 8

                         PENSIONS AND RELATED BENEFITS


PART 1 - UK PENSIONS - THE G.E.C 1972 PLAN

1.       INTERPRETATION

1.1 For the purposes of this Schedule the following terms have the following meanings:

         "ACTUARY'S LETTER" means the letter from the Vendor's Actuary to CSC's Actuary, a copy of which is annexed to this Schedule.

         "CALCULATION DATE" means a date to be determined by the Vendor's Actuary no later than three (3) months after Completion.

         "CSC'S ACTUARY" means[***].

         "CSC SCHEME" means a retirement benefits scheme established by CSC pursuant to paragraph 2.

         "GEC PLAN" means[***].

         "VENDOR'S ACTUARY" means[***].

         "PAYMENT DATE" means the date which is one month after the expiry of the two month period in which the Relevant Employees must decide whether or not to become Transferring Employees.

         "RELEVANT EMPLOYEES" means those Employees who are active members of the GEC Plan at Completion.

         "TRANSFER AMOUNT" means an amount calculated at the relevant date as the sum of the Transferring Employees' cash equivalents at the same relevant date calculated and verified by the Vendor's Actuary in accordance with the Occupational Pension Schemes (Transfer Values) Regulations 1996 and enhanced in accordance with the method set out in the Actuary's Letter. [***]

         "TRANSFERRING EMPLOYEES" means those Relevant Employees:

         (a)      who become members of the CSC Scheme on Completion; and

         (b) who no later than two months after notification of the service credits available to them in the CSC Scheme consent in a form acceptable to the trustees of the GEC Plan (such acceptance not to be unreasonably withheld) to the transfer of that part of the Transfer Amount which is attributable to them from the GEC Plan to the CSC Scheme in place of all of the benefits payable in respect of their membership of the GEC Plan.

1.2 References in this part of this Schedule to paragraphs are to paragraphs of this part of this Schedule.

2.       THE CSC SCHEME

2.1 CSC will (to the extent it had not already done so) establish the CSC Scheme before Completion. All Relevant Employees who do not transfer directly to British Telecommunications plc or a member of the BT Group and who have not attained age 65 will be invited to become members of the CSC Scheme with effect from Completion.

2.2 The CSC Scheme shall offer, to each Relevant Employee who accepts such invitation, benefits on the defined benefit basis set out in the third column of the table of the document named
         "alchemy.geccplancomparison.excels" provided by CSC (which is annexed to this Schedule).

2.3 The CSC Scheme shall be approved under Chapter I of Part XIV of ICTA or capable of such approval and CSC will use its reasonable endeavours to procure that the CSC Scheme accepts the transfer to the CSC Scheme of the Transfer Amount.

2.4 Subject to receipt of the Transfer Amount recalculated at the Payment Date, CSC will procure that the CSC Scheme will provide for and in respect of each Transferring Employee benefits in respect of Pensionable Service in the GEC Plan before Completion which are equivalent in value as determined in accordance with the Actuary's Letter to the amount transferred in respect of each Transferring Employee, on the defined benefit basis referred to in paragraph 2.2.

3.       ADDITIONAL VOLUNTARY CONTRIBUTIONS

         Any additional voluntary contributions made to the GEC Plan by any Relevant Employee (and the moneys, interest and benefits derived from those contributions) which are used to provide money purchase benefits (as defined in the Pension Schemes Act 1993) shall be disregarded for the purposes of calculating the Transfer Amount, but the Vendor will use its best endeavours to procure that the trustees of the

         GEC Plan will as soon as practicable after Completion transfer to the CSC Scheme the assets and/or the amount standing to the credit of each Transferring Employee in respect of additional voluntary contributions paid to the GEC Plan.

4.       CALCULATION AND PAYMENT OF THE TRANSFER AMOUNT

4.1 The Vendor shall procure that the Vendor's Actuary computes and certifies to CSCs Actuary within two (2) months after the Calculation Date the sum of the Relevant Employees' cash equivalents at the Calculation Date together with the enhancement described in the Actuary's Letter.

4.2 CSC shall procure that the CSC Actuary calculates and notifies to the Vendor's Actuary within one (1) month of receipt of the Vendor's Actuary's calculation of the sum of the Relevant Employees' cash equivalents, together with the enhancement referred to in the Actuary's Letter, the service credits available to the Relevant Employees in the CSC Scheme if they opt to become Transferring Employees.

4.3 Subject to confirmation from the Vendor's Actuary that the service credits to be offered to the Relevant Employees meet the requirements of paragraph 2.4 of this Schedule, CSC shall issue the forms referred to in part (b) of the definition of "Transferring Employees" to the Relevant Employees inviting them to become Transferring Employees.

4.4 Subject to it being satisfied that CSC has met or will meet its obligations under paragraph 2 above, the Vendor will use its best endeavours to procure that on the Payment Date the trustees of the GEC Plan pay the Transfer Amount re-calculated at the Payment Date to the trustees of the CSC Scheme in cash or such other assets chosen by the trustees of the GEC Plan and acceptable to the trustees of the CSC Scheme. In the absence of agreement the trustees of the GEC Plan will transfer cash.

4.5 If the trustees of the GEC Plan do not pay cash or other assets equal in value to the Transfer Amount re-calculated at the Payment Date to the CSC Scheme on or before the Payment Date, the Vendor shall, no later than fourteen (14) days after the Payment Date, pay to CSC an amount equal to the sum by which the Transfer Amount exceeds the value of cash or other assets (if any) paid by the trustees of the GEC Plan to the CSC Scheme together with compound interest calculated on a day to day basis with monthly rests on such amount (or on any part thereof) for so long as it shall remain unpaid after the Payment Date at [***]above the base rate of Barclays Bank plc from time to time.

4.6 If a payment is made under paragraph 4.5 CSC shall make a payment equal to the payment under paragraph 4.5 to the CSC Scheme within[***]. If CSC's liability to corporation tax applicable to its profits is reduced as a result of the payment of the amount under paragraph 4.5 into the CSC Scheme CSC shall repay in cash to the Vendor an amount equal to such deduction (as an adjustment to the Consideration) within [***] of the date on which the corporation tax would otherwise have been due and payable.

5.       MISCELLANEOUS

         CSC will promptly deliver to the Vendor drafts before they are issued and copies once they are issued of all notices and announcements relating to the GEC Plan or the CSC Scheme supplied to the Relevant Employees before Completion.

                       APPENDIX 1 TO PART 1 OF SCHEDULE 8

THE GEC 1972 PLAN             FINAL SALARY SECTION OF THE CSC   COMMENTS
                              COMPUTER SCIENCES LTD PENSION
                              SCHEME
[***]



THE GEC 1972 PLAN             FINAL SALARY SECTION OF THE CSC   COMMENTS
                              COMPUTER SCIENCES LTD PENSION
                              SCHEME

[***]

PART 2 - UNITED STATES BENEFITS

1.       INTERPRETATION

1.1 For the purposes of this Schedule the following terms have the following meanings:

         "AFFECTED EMPLOYEES" means those Employees listed on part 4 of
         Schedule 3 (Employees) who become employees of CSC or any member of the CSC Group on or after Completion and who immediately prior to Completion were employed in the United States.

         "CSC 401(K) PLAN" means the CSC Matched Asset Plan.

         "CSC HEALTH AND WELFARE PLANS" means the CSC Health and Welfare Plans which are welfare plan arrangements currently maintained by CSC to provide health and medical benefits to employees.

         "CSC LONG-TERM DISABILITY PLAN" means the CSC Long Term Disability
         (LTD) Plan.

         "CSC RETIREMENT PLAN" means the CSC Defined Benefit Retirement Plan.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

         "MARCONI 401(K) PLAN" means the Marconi USA Wealth Accumulation Plan.

         "MARCONI K PLANS" means the Marconi 401(k) Plan and the Marconi Matching Plan.

         "MARCONI MATCHING PLAN" means the Marconi USA Wealth Accumulation Matching Plan.

         "MARCONI RETIREMENT PLAN" means the Marconi USA Employees' Retirement Plan.

         "MARCONI TOTAL REWARDS" means the welfare plan arrangements covering Affected Employees who immediately prior to Completion were employed in the United States.

         "OTHER BENEFIT OBLIGATION" means any obligation, arrangement or customary practice owed, adopted or followed by the Vendor or any member of the Vendor Group with respect to any Affected Employee, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees or agents, other than obligations, arrangements and practices that are plans (as that term is defined in section 3(3) of ERISA). Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of Code Section 132.

         "SELLER PLAN" means any plan (as that term is defined in section 3(3) of ERISA) covering any Affected Employee of which the Vendor or any member of the Vendor Group is or was a plan sponsor (as that term is defined in Section 3(16)(B) of ERISA), or to which the Vendor or any member of the Vendor Group otherwise contributes or has contributed, or in which the Vendor or any member of the Vendor Group otherwise participates or has participated.

1.2 References in this part of this Schedule to paragraphs are to paragraphs of this Schedule unless otherwise specified.

2.       EMPLOYEE BENEFIT PLANS

2.1 On or prior to the Completion Date, the Vendor shall cause all contributions on behalf of Affected Employees to be made to the Marconi K Plans for periods prior to and including the Completion Date and Affected Employees shall cease to participate in the Marconi K Plans for periods after the Completion Date. The Vendor shall cause the Affected Employees to be fully and immediately vested in their account balances, if any, under the Marconi K Plans as of the Completion Date. CSC shall permit Affected Employees to participate in the CSC 401(k) Plan commencing upon employment with CSC in accordance with the terms and conditions of the CSC 401(k) Plan. CSC shall cause CSC 401(k) Plan to recognize the service of Affected Employees credited by the Vendor as of the Completion Date for vesting purposes under the Marconi K Plans immediately prior to the Completion Date:
         (a) for vesting purposes under the CSC 401(k) Plan; and (b) for purposes of eligibility for company matching contributions under the CSC 401(k) Plan. The CSC 401(k) Plan shall accept the rollover of distributions (which are eligible rollover distributions under section 402(c) of the Code) of Affected Employees' account balances (other than any portion consisting of after-tax employee contributions), from the Marconi K Plans or from any other 401(k) plan established by the Vendor, including the rollover of participant loans, if any, in accordance with the election of the Affected Employees provided that the Marconi K Plans will not permit the election of a rollover of loans later than the 31st day after the Completion Date. The Vendor and CSC shall use their reasonable endeavours to accomplish the rollovers of account balances as described above. CSC shall uplift the base salaries of the Affected Employees to compensate for the difference in the matching contributions between the Marconi K Plans and the CSC 401(k) Plan, in accordance with the attached Appendix 2.1 of this part 2 of Schedule 8.

2.2 Affected Employees shall cease accruing future benefits in the Marconi Retirement Plan for periods after the Completion Date. The Vendor shall cause the Affected Employees to be fully and immediately vested in their accrued benefits, if any, under the Marconi Retirement Plan as of the Completion Date provided that the Vendor determines within its discretion that such vesting satisfies the requirements of Treasury Regulation section 1.401(a)(4)-11(c). No transfer of assets nor liabilities from the Marconi Retirement Plan to the CSC Retirement Plan will occur. CSC shall permit Affected Employees to participate in the CSC Retirement Plan commencing upon employment with CSC in accordance with the terms and conditions of the CSC Retirement Plan. CSC shall cause CSC Retirement Plan to recognize the past service of Affected Employees for purposes of eligibility and vesting, but not for purposes of benefit accrual, to the extent such service was recognized for vesting purposes under the Marconi Retirement Plan immediately prior to the Completion Date. CSC shall uplift the base salaries of the Affected Employees to compensate for the difference in the contributions between the Marconi Retirement Plan and the CSC Retirement Plan, in accordance with the attached Appendix 2.2 of this part 2 of Schedule 8.

2.3 Affected Employees shall cease to participate in the Marconi Total Rewards program for periods after the Completion Date, except as otherwise specifically provided under the terms of the Marconi Total Rewards program or as required under section 4980B of the Code or section 601 of ERISA. CSC shall permit Affected Employees to participate in the CSC Health and Welfare Plans commencing upon employment with CSC in accordance with the terms and conditions of such plans. The CSC Health and Welfare Plans shall provide that each Affected Employee (and their covered dependents) shall be given credit for service with the Vendor (and any other companies for which such service was recognized under Marconi Total Rewards) for purposes of waiting periods except where a third party insurance provider prohibits the crediting of such service for such purpose. In addition, CSC will apply prior period(s) of health insurance coverage toward satisfaction of the CSC Health and Welfare Plans pre-existing condition limitations upon submission of Certificate(s) of Creditable Coverage, as defined in and permitted under the Health Insurance Portability and Accountability Act of 1996. Amounts that an Affected Employee has paid or is required to pay which have been applied towards the satisfaction of any deductible or out of pocket maximum under the medical and dental portions of the

         Marconi Total Rewards program for the Marconi Total Rewards plan year ended March 31, 2003 will be similarly applied towards the satisfaction of any deductible or out of pocket maximum under the CSC Health and Welfare PPO and Dental Plans for the CSC Health and Welfare Plan year ended December 31, 2003. CSC shall uplift base salaries of the Affected Employees, in order to compensate for the differences between the Marconi Total Rewards program and the CSC Health and Welfare Plans, in accordance with the attached Appendix 2.3 of this
         Part 2 of Schedule 8.

2.4 As of the Completion Date, CSC shall credit each Affected Employee with a number of vacation days which shall be equal to the number of vacation days that such Affected Employee had accrued under the Marconi paid time off ("PTO") policy immediately prior to the Completion Date, provided that such credited days shall not exceed fifty (50) days for any individual Affected Employee. The vacation days so credited may be used by Affected Employees in accordance with CSC's general vacation policies. Within fifteen (15) days after the Completion Date, the Vendor shall transfer to CSC an amount equal to the value of the aggregate number of vacation days credited to Affected Employees pursuant to the first sentence of this paragraph. For purposes of the preceding sentence, the value of the number of vacation days credited shall be determined by multiplying the number of vacation days credited to each Affected Employee by such Affected Employee's daily pay rate in effect on the date immediately preceding the Completion Date.

         After the Completion Date, each Affected Employee shall accrue vacation days under CSC's vacation policy at the same rate that each such Affected Employee accrued PTO days under the Marconi PTO policy as of the Announcement Date (the "MARCONI RATE"), provided that such accrual shall not exceed 25 days per year for any individual Affected Employee. If the Marconi Rate of any Affected Employee would have otherwise resulted in an accrual of vacation days in excess of 25 days per year, then CSC shall uplift the base salary of such Affected Employee by an amount equal to the value of the Affected Employee's annual vacation days calculated using the Marconi Rate (but in no event to exceed thirty (30) days per year) less the value of twenty five (25) vacation days per year. For purposes of the preceding sentence, the value of vacation days shall be determined by multiplying the number of vacation days by any such Affected Employee's daily pay rate in effect on the date immediately preceding the Completion Date.

         Notwithstanding the previous paragraph, if, during any Affected Employee's employment with CSC, the employment service of such Affected Employee would result in an accrual of vacation days under CSC's normal vacation policy accrual rate which is in excess of that which would be accrued under the Affected Employee's Marconi Rate, then CSC's normal vacation policy accrual rate shall thereafter apply to such Affected Employee. For purposes of the preceding sentence, Affected Employees shall be given credit for service with the Vendor (and any other companies for which such service was recognized under the Marconi PTO policy as of the Announcement Date) for purposes of CSC's vacation policy.

2.5 Affected Employees shall be credited with twenty (20) days of initial sick leave under the CSC's sick leave policy and they will accrue additional sick leave in accordance with CSC's sick leave policy.

2.6 Affected Employees shall be entitled to Holidays equal to the greater of nine (9) or the number recognized at CSC's worksite at which such Affected Employees are employed other than optional or elected days. Such Holidays shall be used in accordance with CSC's general holiday policies.

2.7 The Parties expressly agree that none of CSC or any member of the CSC Group will purchase, assume, or have any obligation or liability whatsoever with regard to, any Seller Plan or Other Benefit Obligation. Furthermore, part 3 of Schedule 8 shall have no application whatsoever with respect to any Seller Plan or Other Benefit Obligation.

2.8 CSC shall permit Affected Employees to participate in CSC vision, life insurance, Code section 125, accidental death and dismemberment, business travel insurance, long-term disability (including CSC Long-Term Disability Plan), and dependent life insurance plans or arrangements on the same terms and conditions as other similarly-situated employees of CSC; provided, however, that CSC shall credit service to each Affected Employee for purposes of satisfying the pre-existing condition limitation service requirements under CSC Long Term Disability Plan, with such credited service equal to the period of time such Affected Employee was covered under the long term disability portion of the Marconi Total Rewards Program or the GEC-USA Employees' Welfare Benefit Plan as of the Completion Date.

2.9 CSC warrants that the details of the CSC 401(k) Plan, the CSC Retirement Plan, the CSC Health and Welfare Plans, and the CSC Long-Term Disability Plan are as set forth in the CSC Employee Handbook provided to the Vendor, and warrants that CSC has no material adverse change to any of the CSC 401(k) Plan, the CSC Retirement Plan, the CSC Health and Welfare Plans or the CSC Long-Term Disability Plan under serious consideration and that CSC in normal course annually evaluates the CSC Health and Welfare Plans in connection with the annual enrolment process/annual plan renewals.

2.10 If an Affected Employee commences employment with CSC on a date later than the date immediately following Completion, then the date immediately prior to the date on which such Affected Employee commences employment with CSC shall be referred to as the Affected Employee's "Deferred Employment Date," and the provisions of paragraphs 2.1, 2.2, 2.3, 2.4 and 2.8 of this Schedule shall be determined with respect to such Affected Employees by substituting the term "Deferred Employment Date" for the term "Completion Date" wherever such term appears in those paragraphs.

                      APPENDIX 2.1 TO PART 2 OF SCHEDULE 8

The Salary uplift for each Affected Employee with respect to 401(k) plan differences is [***]of base pay.

                      APPENDIX 2.2 TO PART 2 OF SCHEDULE 8

The Salary uplift for each Affected Employee with respect to retirement plan differences is [***]of base pay.

                      APPENDIX 2.3 TO PART 2 OF SCHEDULE 8

The Salary uplift for each Affected Employee with respect to medical, dental, and vision benefits shall be a monthly dollar amount equal to the monthly amount by which the total amount charged for medial, dental and vision coverage under the CSC plans exceeds the total amount charged for such coverage on a monthly basis under the Marconi Total Rewards. The medical, dental and vision coverage of an Affect Employee shall be the medical, dental and vision coverage under Marconi Total Rewards as of the date it is announced that this agreement has been entered into by the Vendor and CSC ("ANNOUNCEMENT DATE"). If the amount charged by CSC for such coverage does not exceed the amount charged by the Vendor for such coverage, Salary shall not affected by reason of medical, dental and vision coverage.

With respect to any Affected Employee who as of the Announcement Date has a domestic partner covered for medical, dental and/or vision coverage under the Marconi Total Rewards as of the Announcement Date, such Affected Employee shall be given a one-time lump sum payment equal to the amount that would be charged as of the Announcement Date under Marconi Total Rewards for eighteen (18) months of COBRA coverage for the domestic partner.

The Salary uplift for Affected Employee who is covered by Long Term Disability insurance coverage as of the Announcement Date under Marconi Total rewards shall be monthly dollar amount equal to the monthly amount by which the total amount charged for Long Term Disability insurance coverage under the CSC plans exceeds the total amount that would be charged for such coverage on a monthly basis under the Marconi Total Rewards as of the Announcement Date.

PART 3 - EMPLOYEE BENEFIT SCHEMES OTHER THAN THOSE COVERED BY PARTS 1 AND 2

1.       FUNDED MIXED SCHEMES

1.1 In this paragraph "MIXED SCHEMES" means the funded retirement benefits plans listed under Appendix 1 to this Part 3 of Schedule 8 under which both Employees and employees of the Vendor who are not Employees are in pensionable service at Completion.

1.2 Employees shall cease to participate in the Mixed Schemes in relation to their service after Completion.

1.3      CSC shall:

         (i) (to the extent it has not already done so) provide (either by establishing separate retirement benefits plans or under existing retirement benefits plans) ("the CSC SCHEMES") benefits to such Employees (other than UK Transferring Employees and US Transferring Employees) in respect of their service after Completion; and

         (ii) within one month of Completion offer membership to such Employees (backdated to Completion) of a CSC Scheme on terms which are agreed between the Vendor and CSC such that the remuneration and benefits payable in respect of the Employees in the aggregate are broadly comparable to those which applied in respect of the Employees for service prior to Completion and which require contributions by such Employees at rates no higher than apply to them as at Completion (subject to any increases or decreases in contributions which would have been permissible and usual in terms of the rules of the Mixed Schemes). In the event of the Parties' failure to agree, the matter shall be referred to an independent actuary agreed by CSC and the Vendor or (failing agreement within fourteen (14) days of a written request from one party to the other to agree to the appointment of such an actuary) appointed at the request of CSC and the Vendor by or on behalf of the President for the time being of the Institute of Actuaries. The decision of any such actuary shall be final and binding on the Parties and his expenses shall be borne equally by CSC and the Vendor. The independent actuary shall act as an expert and not as an arbitrator.

1.4 Unless the Vendor and CSC otherwise agree in writing, arrangements shall be made in relation to each Employee (or Employees in the aggregate, where applicable) for the transfer (subject to relevant local legal, actuarial and regulatory requirements) of funds as provided in this paragraph 1 from the Mixed Schemes to CSC's Schemes. Such transfer shall be in full and final discharge of all liabilities of the Mixed Schemes to and in respect of such Employees.

1.5      The pensions transfer shall be

         (i) (in respect of a defined contribution arrangement) an amount equal to the value at Completion of the Employee's individual pension account together with accumulated interest; and

         (ii) (in respect of a defined benefit arrangement) the transfer amount shall be the lesser of:

                  (a) such capital value calculated in accordance with the latest actuarial valuation of the defined benefit arrangement or, where no such valuation is available in accordance with terms agreed between the Vendor and CSC and in the event of the Parties' failure to agree calculated on a basis settled by the independent actuary appointed under 1.3(ii), making allowance (in accordance with that valuation or where applicable the basis agreed between the Vendor and CSC or recommended by the independent actuary appointed under 1.3(ii)) for projected increases in earnings up to the assumed date of cessation of pensionable service; and

                  (b) a share of assets of the Mixed Scheme calculated by reference to the proportion of the total liabilities of the Mixed Scheme attributable to Employees who are members of the Mixed Scheme.

2.       UNFUNDED SCHEMES

2.1      In this paragraph:

         "UNFUNDED SCHEMES" means those unfunded retirement benefit plans in Germany which are described in Appendix 2 to Part 3 of this Schedule 8.

2.2 The Vendor shall deliver to CSC no later than thirty (30) days after Completion all relevant data, information and documents as CSC may reasonably require in order to enable it to calculate the accrued pension liabilities referred to in paragraph 2.3 below.

2.3 An actuary appointed by CSC shall calculate and agree with an actuary appointed by the Vendor the accrued pension liabilities in respect of the Unfunded Schemes for all active employees in employment as at thirty (30) days after Completion ("THE TRANSFER DATE") on the bases set out below, and shall notify the calculations in writing to CSC and to the Vendor within thirty (30) days after the Transfer Date. The bases of calculation shall be:

         2.3.1 in accordance with the standard national actuarial and accounting principles, bases, policies, methods and practices applicable in the relevant jurisdiction for an ongoing Unfunded Scheme ("THE LOCAL BASIS"). For pension accruals, the accounting rules and Section 6a of the German Income Tax Act used to calculate book reserves will apply and the calculation will refer to the mortality tables 1998 ("HEUBECK RICHTTAFELN 1998"); and

         2.3.2 additionally, in respect of the German Unfunded Schemes, in accordance with accounting principles consistent with FAS87 and US GAAP and using the following actuarial assumptions ("THE US BASIS"):

                  [***]

                  [***]

                  [***]

                  [***]

2.4 CSC undertakes that any Unfunded Schemes will not be terminated and will continue to provide benefits to and make provisions in respect of the employees referred to in paragraph 2.3 on terms which are agreed between the Vendor and CSC to be broadly comparable to the terms which applied for such employees prior to Completion.

2.5 In the event of the Parties' failure to agree any of the matters referred to in paragraph 2.3 or 2.4 above, the matter shall be referred to an independent actuary agreed by the CSC and the Vendor or (failing agreement within fourteen (14) days of a written request from one party to the other to agree to the appointment of such an actuary) appointed at the request of CSC or the Vendor by or on behalf of the President for the time being of the Institute of Actuaries.

2.6 The Vendor undertakes to transfer to CSC the amount corresponding to the accrued pension liabilities calculated in accordance with the Local Basis. The amount shall be payable together with compound interest calculated at [***] per cent ([***]%) above the base rate of Barclays Bank plc accrued between the Transfer Date and the date of payment within thirty (30) days after it is notified of the amount of the calculation.

2.7 In the event that the value of the accrued pension liabilities in respect of the German Unfunded Schemes as at the Transfer Date calculated in accordance with the US Basis exceeds the value of those liabilities calculated in accordance with the Local Basis ("THE EXCESS"), the Vendor shall pay to CSC an amount equal to [***]% of the Excess less an amount equal to x% of [***]% of such Excess (where x is equal to the rate of corporation tax (Korperschaftsteuer) payable in Germany as at the Transfer Date). The net amount shall be payable together with compound interest calculated at [***]% above the base rate of Barclays Bank plc accrued between the Transfer Date pursuant to paragraph 2.3 and the date of payment pursuant to this paragraph 2.7.

3.       TRATTAMENTO DI FINE RAPPORTO

         In this paragraph:

         "TFR" means those unfunded Trattamento di Fine Rapporto arrangements in Italy.

3.1 Accrued unfunded liabilities in respect of the TFR will be calculated for all active employees in active employment at the Transfer Date in accordance with the accounting principles, bases, policies, methods and practices used by the Vendor for active employees in Italy for TFR.

3.2 The liabilities calculated in accordance with paragraph 3.1 will then be transferred to CSC. No liabilities will be payable in respect of ex members or pensioners. Such transfer shall be in full and final discharge of all liabilities of the Vendor under the TFR to and in respect of the accrued liabilities in respect of the TFR.

3.3 CSC undertakes that any TFR will not be terminated and will continue to provide benefits to and make provisions in respect of any Employees under the TFR that are transferring from the Vendor to CSC on terms which are agreed between the Parties to be substantially the same as the terms which applied for the employees referred to in paragraph 3.1 prior to Completion.

4.       MISCELLANEOUS

4.1 CSC shall indemnify the Vendor for itself and as agent for each member of the Vendor Group who are employers of any of the European Transferring Employees or the South African Transferring Employees against any claim in respect of a failure by

         CSC to provide retirement or death-in-service benefits for or in respect of any European or South African Transferring Employee in respect of their service under the CSC Schemes on or after Completion of the same or equivalent level as those persons would have been entitled immediately before Completion.

                       APPENDIX 1 TO PART 3 OF SCHEDULE 8

                             LIST OF MIXED SCHEMES


         BRAZIL:           Brazil Retirement Plan with AIG/Unibanco

         CANADA:           Marconi Communications Optical Networks Corp.
                           Savings Plan

                           Marconi Group Retirement Savings Plan with the Maritime Life Assurance Company

                           Canadian LLS Pension and S&I Plan (Defined Benefit)

         IRELAND:          Fore Systems Limited Benefit Plan

         ITALY:            Marconi Spa Company Fund for Dirigenti managed by
                           INA - Assitalia

         MEXICO:           Marconi Mexico Retirement Plan with Grupo Nacional
                           Provincial

         SOUTH AFRICA:     Marconi Retirement Fund

         UK:               MSI Pension arrangements

                           (Group Personal Pension Scheme and Group Life Assurance Scheme)

                       APPENDIX 2 TO PART 3 OF SCHEDULE 8

                            LIST OF UNFUNDED SCHEMES


GERMANY

The Unfunded Schemes listed below for Germany have all been agreed on in collective agreements of Bosch Telekom GmbH or Robert Bosch GmbH. The Vendor applies those Pensions Schemes for all its Employees transferring to CSC on either a collective basis or an individual basis.

1. Works Council Agreement "Pension Scheme" between management and Company Works Council of Bosch Telekom GmbH dated November 18, 1998.

2. Protocol note to Works Council Agreement "Pension Scheme" between Bosch Telekom GmbH and Company Works Council dated November 18, 1998.

3. Works Council Agreement "Payment Principles Capital Account Plan" between management and Company Works Council of Bosch Telekom GmbH.

4. Protocol note to Works Council Agreement "Payment Conditions Capital Account Plan" between Bosch Telekom GmbH and Company Works Council dated November 18, 1998.

5. Works Council Agreement "Transfer to Capital Account Plan RBI" between management and Company Works Council of Bosch Telekom GmbH dated November 18, 1998.

6. Directive "Pension Scheme" concluded between Robert Bosch GmbH and Group Speakers Committee of managerial employees dated December 4, 1998.

7. Protocol note to Directive "Pension Scheme" between Robert Bosch GmbH and Group Speakers Committee for managerial employees dated December 4, 1998.

8. Directive "Payment Conditions Capital Account Plan" concluded between Robert Bosch GmbH and Group Speakers Committee for managerial employees dated December 4, 1998.

9. Directive "Transfer to Capital Account Plan RBI" concluded between Robert Bosch GmbH and Group Speakers Committee for managerial employees dated December 4, 1998.

10. Protocol note to Directive "Transfer to Capital Account Plan RBI" between Robert Bosch GmbH and Group Speakers Committee of managerial employees dated December 16, 1998.

11. Protocol note to Company Works Council Agreement "Old Age Part Time (dated July 19, 1998)" between Robert Bosch GmbH and Company Works Council dated November 27, 1998.

ITALY

1.       Trattamento di Fine Rapporto.

                              SCHEDULE 9 - BUDGET


1.       OVERVIEW

         This schedule shows the baseline costs (with supporting schedules) as provided by Marconi along with the associated volume metrics provided by CSC and BT.

         In the following tables, information contained in the column headed "Original" is provided for information purposes only, and will be reviewed between the Parties following Cutover (as defined in the Master Services Agreement) but, for the avoidance of doubt, will not be verified as part of any True-up Process (as defined in the Master Services Agreement).

                                     [***]

                                  SCHEDULE 10

                               INTERNAL SERVICES

INTERPRETATION

For the purposes of this Schedule 10 (Internal Services), the Parties acknowledge that the services referenced below are described as obligations of the "Supplier". Notwithstanding this, the Parties acknowledge that these services are those which were provided by the Marconi Group from its own resources or procured by the Marconi Group from third parties immediately prior to the date of this Agreement.

PART 1: INTERNAL IT SERVICES

SERVICES

The services described in Schedule 1 (Service Level Agreement) to the Master Services Agreement, excluding the services described in Schedule 1 (Service Level Agreement) to the BT Sub-Contract.

SITES

The sites set out in Schedule 1 (Service Level Agreement) to the Master Services Agreement, (including those sites set out in Appendices A (Sites), C (Asia-Pac Services) and D (Transferring Out Entities)).

PART 2: INTERNAL NETWORK SERVICES

References in this Part 2 of Schedule 10 to Schedule 1 of the BT Sub-Contract shall be references to Schedule 1 of the BT Sub-Contract in Agreed Terms.

SERVICES

The services described in Schedule (Service Level Agreement) of the BT Sub-Contract.

SITES

The sites set out in Appendices A (Sites), B (Asia-Pac Services) and C (Transferring Out Entities) to Schedule 1 (Service Level Agreement) of the BT Sub-Contract.

EXECUTION:

The Parties have shown their acceptance of the terms of this Transfer Agreement by executing on the date first written above.


SIGNED by MARCONI                                             )
COMMUNICATIONS S.P.A.                                         )
acting by its attorney                                        )
                                                              )
in the presence of:                                           )

Witness's signature:

Name (in capitals):

Address:

Occupation:


SIGNED by MARCONI SUD S.P.A.                                  )
acting by its attorney                                        )
                                                              )
in the presence of:                                           )

Witness's signature:

Name (in capitals):

Address:

Occupation:


SIGNED by CSC COMPUTER                                        )
SCIENCES ITALIA S.P.A.                                        )
acting by its attorney                                        )
                                                              )
in the presence of:                                           )

Witness's signature:

Name (in capitals):

Address:

Occupation:

                                                       SCHEDULE 2 - TERRITORIES


                                   SCHEDULE 2

                                  TERRITORIES


                                                   TRANSFER AGREEMENT COUNTERPART
   TERRITORY                      MARCONI GROUP MEMBER                           CSC GROUP MEMBER

UNITED KINGDOM               Marconi Communications Limited                   CSC Computer Sciences Limited
                        Metapath Software International Limited
                                 Albany Partnership Ltd
     ITALY                     Marconi Communications SpA                   CSC Computer Sciences Italia SpA
                                    Marconi Sud SpA
    GERMANY                   Marconi Communications GmbH                       CSC Managed Services GmbH
    IRELAND                  Marconi Communications Limited              CSC Services Management Ireland Limited
                                Marconi Corporation plc
                        Marconi Communications Optical Networks
                                        Limited
     SPAIN                         Marconi Iberia SA                            Computer Sciences Espana
      USA                     Marconi Communications, Inc.               CSC International Systems Management Inc
                        Metapath Software International (US) Inc
    CANADA                 Marconi Communications Canada Inc                  Computer Sciences Canada Inc
    MEXICO            Marconi Communications de Mexico S.A. de C.V       CSC Computer Sciences S. De R.L. de C.V
                         Marconi Communications Telemulti Ltda
    BRAZIL               Marconi Communications Telemulti Ltda            CSC Computer Sciences do Brasil Ltda
 SOUTH AFRICA          Marconi Communications South Africa (pty)        CSC Computer Sciences (South Africa) (Pty)
                                          Ltd                                            Limited

                                                 SCHEDULE 3 - INTERNAL SERVICES


                                   SCHEDULE 3

                               INTERNAL SERVICES

INTERPRETATION

For the purposes of this Schedule 3 (Internal Services), the Parties acknowledge that the services referenced below are described as obligations of the "Supplier". Notwithstanding this, the Parties acknowledge that these services are those which were provided by the Marconi Group from its own resources or procured by the Marconi Group from third parties immediately prior to the date of this Agreement.

PART 1:  SERVICES

The services described in Schedule 1 (Service Level Agreement) to the Master Services Agreement, excluding the services described in Schedule 1 (Service Level Agreement) to the BT Sub-Contract.

PART 2: SITES

The sites set out in Schedule 1 (Service Level Agreement) to the Master Services Agreement (including those sites set out in Appendices A (Sites), C (Asia-Pac Services) and D (Transferring Out Entities)).

                                                        SCHEDULE 4 - WARRANTIES


                                   SCHEDULE 4

                                   WARRANTIES

IT EQUIPMENT

1.1 On Completion, Marconi or the relevant member of the Marconi Group will have good title to all the IT Equipment free from and clear of all liens, charges, mortgages, or similar encumbrances but excluding liens or licences arising in the ordinary course of business which are fairly disclosed in the Disclosure Letter.

1.2 The IT Equipment and the Leased Equipment at the date of this Agreement is in sufficient working order to enable members of the CSC Group to provide the IT Services and has been regularly and appropriately maintained and supported and so far as Marconi is aware no material item of the IT Equipment or the Leased Equipment is dangerous, or requires renewal or replacement.

1.3 The IT Equipment and the Leased Equipment comprise as at the date of this Agreement all the material hardware and information technology assets and equipment used by the Marconi Controlled Group to provide the Internal Services.

1.4 The net book value at which each item of IT Equipment are listed on the Marconi Asset Registers accurately and fairly reflects the net book value of such item of IT Equipment in the books of the Marconi Group at 31 October 2002, determined by depreciating the value of the equipment on a straight line basis in accordance with the Marconi Group's generally applicable accounting principles for the equipment in question.

2.       IN-SCOPE CONTRACTS

2.1      MATERIAL IN-SCOPE CONTRACTS VALID

         Marconi is not aware of the invalidity of or any grounds for rescission, avoidance or repudiation of any In-Scope Contract involving an annual expenditure of total value of [***]or greater (each being a "MATERIAL CONTRACT") and neither it nor any other member of the Marconi Group has received written notice of any intention to terminate any such In-Scope Contract.

2.2      NO DEFAULT

         Neither Marconi nor (so far as Marconi is aware) any other party to any Material Contract is in material default or breach under it, and no Material Contract is the subject of dispute or a claim nor so far as Marconi is aware are there any circumstances which might give rise to such a dispute or claim.

3.       EMPLOYEES

3.1      All the UK, European and Non European Transferring Employees listed in
         Schedule 3 (The Employees) to each of the Transfer Agreements are primarily engaged immediately prior to Completion (as defined in the relevant Transfer Agreement) by Marconi or a member of the Marconi Group in performing services which are the same or similar to the Services (the "BUSINESS"). The Employees are all directly employed by Marconi or a member of the Marconi Group.

         DETAILS OF EMPLOYEES

3.2 In relation to each of the Employees there are contained in or attached to the Disclosure Letter full and complete particulars or copies of:

         (a) standard form current written service or employment agreements or particulars of employment (as appropriate) and including the notice periods applicable and issued to each category of Employee; and

         (b) any procedures affecting their terms of employment, including disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal.

3.3 In relation to each of the Employees there are contained in or attached to the Disclosure Letter full, complete and accurate particulars or copies of:

         (a) their name, ID number, age, sex, date of commencement of employment with Marconi or the relevant member of the Marconi Group;

         (b) their rate of remuneration, bonus and commission, any other benefit of any kind to which they are entitled or which are regularly provided or made available to them, entitlement to holidays and holiday bonuses, and working hour arrangements (so far as not disclosed pursuant to sub-Paragraph (a) above).

         NO EMPLOYEE BENEFIT PLANS

3.4 There are no profit-sharing, share option or share incentive schemes or other employee benefit plans in relation to any Employee.

3.5 No Employee listed in Schedule 3 (The Employees) to any of the Transfer Agreements has a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise).

3.6 No Employee has been given notice of termination of his employment (or had his employment terminated without notice) for a period of twelve
         (12) months prior to Completion.

3.7 Full particulars are contained in the Disclosure Letter of any outstanding offer of employment made to any person by Marconi or the relevant member of the Marconi Group in relation to the Business and there is no person who has accepted such an offer of employment made by Marconi or the relevant member of the Marconi Group but whose employment has not yet started.

3.8 Full particulars are contained in the Disclosure Letter of any agreement for the provision of consultancy services or the services of personnel to the Business and of the terms applicable to the secondment to the Business of any person.

         CHANGES IN BENEFITS

3.9 As far as Marconi or the relevant member of the Marconi Group is aware, it has not offered, promised or agreed for the future any variation in any contract of employment or any contract for services in respect of the Employees employed by Marconi or the relevant member of the Marconi Group in respect of whom liability is deemed by the Regulations or its equivalent in any other jurisdiction, to pass to CSC or a member of the CSC Group.

3.10 No order that has not yet been complied with has been made for the reinstatement or re-engagement following Completion of any of the Employees or any person formerly employed or engaged in the Business.

3.11 Except in respect of normal accruals of remuneration or emoluments of employment, no sum is payable to or for the benefit of any Employee or their dependants nor is Marconi or any member of the Marconi Group a party to any arrangements or promise to make or is in the habit of making ex gratia or voluntary payments by way of bonus, gratuity, allowance or the like to any such persons and there are no schemes of arrangements (whether legally enforceable or not) for the payment of disability or similar schemes or arrangements in operation or contemplated in respect of any of the Employees or their dependants or persons formerly employed or engaged in the Business or their dependants under which CSC or a member of the CSC Group may become liable to make payments or to provide equivalent benefits.


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
3.12 Marconi or the relevant member of the Marconi Group does not have an obligation to make any payment on redundancy in excess of the statutory redundancy payment and Marconi or the relevant member of the Marconi Group has not operated any discretionary practice of making any such excess payments.

3.13 There is not and during the twelve (12) months preceding the date of this Agreement there has not been any industrial action (other than insignificant unofficial action) by the Employees affecting the Business and to the best of the knowledge, information and belief of Marconi or the relevant member of the Marconi Group, there are no facts or circumstances which might give rise to such industrial action (other than insignificant unofficial action).

3.14 Marconi or any member of the Marconi Group is not a party to any collective agreement or other similar agreement (such as a dismissal procedures agreement) or trade dispute (or related proceedings) with unions or other employee representatives or otherwise relating to the Employees as one or more collective units. To the best of the knowledge, information and belief of Marconi or the relevant member of the Marconi Group there are no facts or circumstances which might give rise to Marconi or the relevant member of the Marconi Group becoming a party to any such agreement or becoming involved in any such dispute or proceedings.

3.15 Marconi or the relevant member of the Marconi Group is not engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the Employees nor with any other person employed by Marconi or the relevant member of the Marconi Group in respect of whom liability is deemed to pass to CSC or any member of the CSC Group by virtue of the Regulations or its equivalent in any other jurisdiction, and so far as Marconi or the relevant member of the Marconi Group is aware there is no likelihood of any such dispute, claim or proceedings arising at any time.

4.       PENSIONS

         In this part of this Schedule, the following terms have the following definitions:

         "GEC PLAN" means[***];

         "MARCONI PENSION SCHEME(S)" means[***];

         "MARCONI WELFARE SCHEME(S)" means the[***]; and


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
         "STATE SCHEME(S)" means arrangements under public law statute or regulation to which Marconi or a member of the Marconi Group contributes in compliance with applicable law or regulation.

4.1      NO OTHER SCHEMES

         So far as is material, other than the Marconi Pension Scheme(s), the Marconi Welfare Scheme(s), the State Scheme(s) and save as disclosed in the Disclosure Letter, there is not in operation nor is there any obligation, nor has any proposal been announced either verbally or in writing, to establish a superannuation, pension, retirement, life assurance, death benefit, sickness, accident benefit or other similar scheme or arrangement in respect of which Marconi has any legally binding liability to contribute or incur an obligation to or in respect of any Employee.

4.2      INFORMATION

4.2.1 Details of whether the Marconi Pension Scheme(s) are Mixed Scheme(s) (for the purposes of paragraph 1 of Part 3 of Schedule 8 (Pensions and Related Benefits) to the Transfer Agreements), funded self-contained plans (for the purposes of paragraph 2 of Part 3 of Schedule 8 (Pensions and Related Benefits) to the Transfer Agreements) or unfunded schemes (for the purposes of paragraph 3 of Part 3 of Schedule 8 (Pensions and Related Benefits) to the Transfer Agreements ) have been given to the Supplier.

4.2.2 Details of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) have been given to CSC or a member of the CSC Group in the form (so far as relevant in each case) of:

         (a) a copy of the governing documentation of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s);

         (b) a copy of the current explanatory booklet issued to any Employee who is or is entitled to become a member of a Marconi Pension Scheme;

         (c) a copy of the audited accounts and financial statements of the Marconi Pension Scheme(s) for the last scheme year;

         (d) the latest actuarial valuation report of the Marconi Pension Scheme(s) that provide defined benefits; and

         (e) a list of the Employees who are members of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) together with sufficient data to enable


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
                  CSC or the relevant member of the CSC Group to ascertain their benefit entitlements under the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s).

4.2.3 The details of the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) which have been given to CSC or a member of the CSC Group referred to in paragraphs (a), (b), (c), (d) and (e) above are sufficient and complete in all material respects to enable CSC or the relevant member of the CSC Group to ascertain benefits provided under the Marconi Pension Schemes and Marconi Welfare Scheme(s) in respect of the Employees and the value of such benefits.

4.3      CONTRIBUTION RATES

         Details of the current contribution rate(s) contributed to the Marconi Pension Scheme(s) and Marconi Welfare Scheme(s) by Marconi or the relevant member of the Marconi Group have been given to CSC or a member of the CSC Group.

4.4      EXERCISE OF DISCRETIONS

         Except as disclosed in the Disclosure Letter, no discretion or power has been exercised under the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) in respect of any Employee to augment benefits, provide a benefit which would not otherwise be provided or pay a contribution which would not otherwise have been paid.

4.5      AMENDMENT AND TERMINATION

         Except as disclosed in the Disclosure Letter, no plan, proposal or intention to amend, discontinue (in whole or in part) or exercise a discretion in relation to the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) with respect to any Employee has been communicated to any Employee who is a member of a Marconi Pension Scheme or the Marconi Welfare Scheme nor has any act or event occurred which could give rise to a full or partial discontinuance of any Marconi Pension Scheme or the Marconi Welfare Scheme with respect to any Employee under applicable law.

4.6      FUNDING

         No contribution due to the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) is/are unpaid (other than those payable in the month in which Completion takes place or the immediately preceding month) which unpaid amounts will be paid by Marconi in accordance with the terms of the Marconi Pension Scheme(s) or the Marconi Welfare Scheme(s) and applicable law.

4.7      APPROVAL

         The [***]is an exempt approved scheme within the meaning of s592 ICTA.

4.8      CONTRACTING-OUT

         The [***]is not a contracted-out scheme within the meaning of the Pension Schemes Act 1993.

4.9      COMPLIANCE

         Each of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) with respect to Employees has been administered and invested in accordance with its terms and with the provisions of its governing documentation. Each of the Marconi Pension Scheme(s) and the Marconi Welfare Scheme(s) and each of the funds established thereunder is in compliance with the law applicable to the jurisdiction of its residence with respect to Employees.

4.10     NO DISPUTES

         There is no pending or threatened litigation, arbitration, proceedings, investigations or other claims, other than routine claims for benefits, relating to the Marconi Pension Scheme(s), the Marconi Welfare Scheme(s) or the State Scheme(s) or any benefits provided under them in relation to any of the Employees.

4.11     US SCHEMES

4.11.1   Each Marconi Pension Scheme intended to be a qualified plan under
         Section 401(a) of the United States Internal Review Code of 1986, as amended ("THE CODE") has received a favourable determination letter from the Internal Revenue Services that it is qualified under Code
         Section 401(a) and that its related trust is exempt from federal income tax under Code Section 501(a) and such determination letter has not been revoked.

4.11.2 Neither Marconi nor any member of the Marconi Group has established, maintained or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multiemployer Plan (as that term is defined in section 3(37)(A) of the United States Employee Retirement Income

         Security Act of 1973, as amended ("ERISA")) within the last six years in respect of the US Transferring Employees.

4.11.3   Except to the extent required under ERISA Section 601 et seq. and Code
         Section 4980B, neither Marconi nor any member of the Marconi Group is obliged to provide health or welfare benefits to any Non-European Transferring Employee employed in the United States prior to the Completion Date or dependant or beneficiary thereof following such employee's retirement or other termination of service.

4.11.4 Marconi and the other relevant members of the Marconi Group have complied with the provisions of ERISA Section 601 et seq. and Code
         Section 4980B and with the provisions of ERISA Section 701 et seq. and Subtitle K of the Code.


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
                                             SCHEDULE 5 - LIMITATIONS ON CLAIMS


                                   SCHEDULE 5

                             LIMITATIONS ON CLAIMS

1.       CSC TO NOTIFY POTENTIAL CLAIMS

         If CSC becomes aware of any fact, matter, event or circumstance by virtue of which in its reasonable judgment at the time Marconi is or may become liable to make any payment under any of the Warranties[***], CSC shall as soon as practicable [***] inform Marconi in writing specifying in reasonable detail the fact, matter, event or circumstance giving rise (or which may give rise) to that liability and giving an estimate of the amount which may be claimed against Marconi in respect of that liability. For the avoidance of doubt, any failure to give notice under this paragraph 1 shall not invalidate any claim which CSC may subsequently make provided that Marconi shall bear no liability for any increased Losses which CSC or any member of the CSC Group may suffer or incur as a result of failing to provide notice in accordance with this paragraph.

2.       TIME LIMIT ON CLAIMS

2.1 No claim shall be brought by CSC under the Warranties unless it shall have given notice in writing of that claim specifying (in reasonably sufficient detail) the matter giving rise to the claim, the nature of the claim and, so far as practicable, the amount claimed to Marconi not later than the expiry of a period of [***]commencing on:

         (a) in the case of any claim or claims for breach of the Warranties in paragraph 1 of Schedule 4 (Warranties), the Completion Date applicable to the IT Equipment in respect of which such claim or claims have arisen;

         (b) in the case of any claim or claims for breach of the Warranties in paragraph 2 of Schedule 4 (Warranties) insofar as the claim relates to an In-Scope Contract, the In-Scope Contract Completion Date applicable to the In-Scope Contract in question; and

         (c) in the case of any claim or claims for breach of the Warranties in paragraphs 3 and 4 of Schedule 4 (Warranties), the Completion Date (as defined in the applicable Transfer Agreement) applicable to the Employees in question.


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
2.2      [***]

3.       SPECIFIC LIMITATIONS

         CSC shall not be entitled to claim against Marconi:

         (a) under the Warranties [***]until the amount (excluding interest and costs) that would be recoverable from Marconi in respect of the claim, when aggregated with:

                  (i) the amount (excluding interest and costs) recoverable in respect of any other claims made against Marconi under the Warranties [***]; and

                  (ii) the aggregate amount (excluding interest and costs) recoverable in respect of any other claims made against any member of the Marconi Group under any Transfer Agreement;

                  exceeds a threshold of [***]pounds ((pound)[***]) in which event, Marconi shall be liable for the full amount of all such claims and not the amount by which that threshold is exceeded only, subject to Paragraph 4;

         (b) under the Warranties or under Clause 9.3 (Third Party Beneficiaries) to the extent that it applies to a breach of the Warranties only:

                  (i) in respect of any matters referred to in this Agreement or fairly disclosed in the Disclosure Letter;

                  (ii) in respect of any matter or thing after the date of this Agreement done or omitted to be done at the written request of or with the written consent of CSC or any other member of the CSC Group;

                  (iii)    [***]

                  (iv)     if and to the extent that:

                           (A) the claim would not have arisen but for any act, omission, transaction or arrangement (or any combination of any of the same), after the date as at which the relevant Warranty is given pursuant to Clause 7.1 (Warranties), of CSC or any member of the CSC Group or their respective directors, employees or agents except to the extent that such act, omission, transaction or arrangement has been undertaken[***];


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
                           (B) the claim arises or is increased as a result of the passing of, or any change in or any change in the interpretation of, any law, rule, regulation or administrative practice of any government, government department, local or state agency, authority regulatory or fiscal body after the date of this Agreement;

                           (C) the claim arises or is increased as a result of CSC not complying with its obligations under this Agreement; or

                           (D) the damage, liability or loss suffered or incurred by CSC has been made good or has been otherwise compensated for without cost to CSC or any member of the CSC Group.

4. LIMITS OF LIABILITY UNDER THE ASSET TRANSFER AGREEMENT AND THE TRANSFER AGREEMENTS

         The aggregate liability of each of the Marconi Group and the CSC Group in respect of:

         (i)      all claims under or in connection with [***]the
                  Warranties[***]; and

         (ii) all claims under or in connection with each and every Transfer Agreement [***] under the Warranties[***],

         shall, save and except in the case of, a breach by Marconi or any of the members of the Marconi Group of any of its statutory or contractual obligations relating to health and safety, not exceed a maximum sum equal to (pound)[***] ([***]pounds) [***]. For the avoidance of doubt, this paragraph does not limit the obligation of any members of the CSC Group to pay the Vendor Equipment Consideration to the Marconi Group in accordance with this Agreement and/or any Transfer Agreement.

5.       NO DOUBLE RECOVERY

         CSC shall not be entitled to recover more than once for the same Loss in respect of any fact, matter, event or circumstance giving rise to a claim under the Warranties [***], the Asset Transfer Agreement or any other contract or document entered into pursuant to those agreements. Where any fact, matter, event or circumstance giving rise to a claim under the Warranties results in an adjustment to the Charges under a True-up Process, the financial adjustment so made shall be excluded from the quantum of any Loss otherwise recoverable for the breach of the Warranties in question.


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
6.       RECOVERY FROM THIRD PARTIES

6.1 If CSC is or may be entitled to recover from some other person (other than an insurer) any loss or damage which gives rise to any claim under the Warranties[***], CSC shall take all appropriate steps to enforce that recovery (keeping Marconi informed on a timely basis of any action so taken) before taking any action (other than notifying Marconi of the claim) against Marconi and any liability of Marconi under this Agreement shall be reduced by the amount (including interest (if any)) recovered from the third party less any costs reasonably incurred by CSC in respect of such recovery.

6.2 If, notwithstanding any other provision of this Schedule, any payment is made by Marconi in or towards the settlement of any claim made under the Warranties [***]and CSC subsequently recovers or procures the recovery from a third party (other than insurers) of an amount which is referable to that claim (and, in the event that CSC becomes entitled subsequent to payment by Marconi to make recovery, CSC undertakes to take all necessary steps to enforce that recovery) CSC shall forthwith repay to Marconi an amount equal to whichever is the lesser of:

         (a) the amount (including interest (if any)) recovered from the third party less any costs reasonably incurred by CSC in respect of such recovery; and

         (b) the amount paid by Marconi in or towards settlement of the claim.

7.       CONDUCT OF CLAIMS

         If CSC becomes aware of any actual or threatened assessment, claim, action or demand by a third party against it (a "third party claim") which causes or may cause Marconi to be liable under the Warranties [***]then:

         (a)      CSC shall at the written request of Marconi:

                  (i) take such action as Marconi may reasonably require to avoid, contest, dispute, resist, appeal, compromise or defend the third party claim (including, but without limitation, making counter claims and exercising all rights of set off against third parties);

                  (ii) if so requested, permit Marconi or procure that Marconi is permitted in the name of and on behalf of CSC to have the sole conduct of all proceedings relating to the third party claim as Marconi may deem appropriate including the appointment of solicitors and other professional advisers and the making of any settlement or compromise of the third party claim; and

                  (iii) render or cause to be rendered to Marconi all assistance as Marconi may reasonably require (including providing access to information and to employees of CSC) for the purpose of avoiding, contesting, disputing, resisting, appealing, compromising or defending the third party claim, provided that:

                           (A) Marconi shall indemnify CSC against all costs reasonably incurred by it in complying with its respective obligations under Paragraphs 7(a) (i), (ii) and (iii) above; and

                           (B) Marconi shall not make any settlement or compromise of the third party claim which is likely to affect the future liabilities of CSC without the prior approval of CSC, that approval not to be unreasonably withheld or delayed;

         (b) CSC will not make or attempt to make any admission of liability, agreement, settlement or compromise in relation to a third party claim without the consent of Marconi such consent not to be unreasonably withheld or delayed;

         (c) CSC shall in any event keep Marconi informed as to the steps which are being taken in connection with the third party claim.

8.       DUTY TO MITIGATE

         CSC shall in relation to any loss or liability which might give rise to a claim under the Warranties [***]against Marconi take all reasonable steps to avoid or mitigate that loss or liability.

                                                                EXECUTION PAGES


                                   SECTION 6

                                     BUDGET



1.       OVERVIEW

         This schedule shows the baseline costs (with supporting schedules) as provided by Marconi along with the associated volume metrics provided by CSC and BT.

         In the following tables, information contained in the column headed "Original" is provided for information purposes only, and will be reviewed between the Parties following Cutover (as defined in the Master Services Agreement) but, for the avoidance of doubt, will not be verified as part of any True-up Process. [***]

EXECUTION:

The Parties have shown their acceptance of the terms of this Agreement by executing it on the date first written above.



SIGNED by CHRISTOPHER EVANS                              )
                                                         ) /s/ CHRISTOPHER EVANS
duly authorised for and on behalf of                     )
MARCONI CORPORATION PLC                                  )


Witness's signature: /s/ ANNA BUTLER

Name (in capitals): ANNA BUTLER

Address: FLAT 2  28 GREAT JAMES ST  LONDON WCIN 3E7

Occupation: TRAINEE SOLICITOR


SIGNED by GUY HAINS                                      )
                                                         ) /s/ GUY HAINS
duly authorised for and on behalf of                     )
CSC INTERNATIONAL SYSTEMS                                )
MANAGEMENT INC.                                          )

Witness's signature: /s/ A M GRIMMETT

Name (in capitals): ANA MARIA GRIMMETT

Address: FLAT 4 10 CAMBART RD PUTNEY LONDON SW15 6GW

Occupation: TRAINEE SOLICITOR